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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Forgent Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

FORGENT NETWORKS, INC.
d/b/a Asure Software
108 Wild Basin Road
Austin, TX 78746

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 2, 2009

Dear Stockholder:

        You are cordially invited to attend the special meeting of stockholders (the "Special Meeting") of Forgent Networks, Inc. d/b/a Asure Software (NASDAQ: ASUR), a Delaware corporation (the "Company"), to be held at 10:00 a.m. local time on Tuesday, June 2, 2009 at the Company's executive offices located at 108 Wild Basin Road, Austin, Texas 78746.

        At the Special Meeting, you will be asked to act on the following matters:

  1.
  To approve a proposal to amend the Company's Restated Certificate of Incorporation to effect a 1-to750 reverse stock split (the "Reverse Stock Split") of the Company's common stock, par value $.01 per share (the "Common Stock"), such that stockholders owning less than 750 shares of Common Stock before the Reverse Stock Split would have such shares cancelled and converted into the right to receive the cash consideration set forth herein;

  2.
  To approve a proposal to amend the Company's Restated Certificate of Incorporation, if the Reverse Stock Split is approved, to effect a 750-to-1 forward stock split (the "Forward Stock Split") of the Company's Common Stock immediately following the Reverse Stock Split such that stockholders owning 750 or more shares of Common Stock before the Reverse Stock Split would own the same number of shares of Common Stock after the Forward Stock Split (together with the Reverse Stock Split, the "Reverse/Forward Stock Split");

    Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect the Forward Stock Split unless the Reverse Stock Split is approved by the stockholders.

  3.
  To approve a proposal to postpone or adjourn the Special Meeting to permit further solicitation of proxies in the event that an insufficient number of shares of Common Stock is present in person or by proxy to approve the Reverse/Forward Stock Split; and

  4.
  To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

        As a result of the Reverse/Forward Stock Split, the Company will cease being classified as a public reporting company and will become privately-held. The Reverse/Forward Stock Split accomplishes this goal by allowing the Company to acquire sufficient stock, at a premium to current market prices, from smaller stockholders so that immediately following the Reverse/Forward Stock Split the Company will have less than 300 stockholders of record. If the Reverse/Forward Stock Split is not completed, the Company will continue to operate its business as presently conducted and to incur significant reporting and compliance costs as a result of its status as a public reporting company. However, the Company's Common Stock may be involuntarily delisted from the Nasdaq Capital Market if the Company fails to meet Nasdaq's minimum bid price per share requirement of $1.00 by November 3, 2009.

        YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE "FOR" THE TWO PROPOSALS TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT TO BE IMMEDIATELY FOLLOWED BY A FORWARD STOCK SPLIT, AND "FOR" THE PROPOSAL TO POSTPONE OR ADJOURN THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THAT AN INSUFFICIENT NUMBER OF SHARES OF COMMON

STOCK IS PRESENT IN PERSON OR BY PROXY TO APPROVE THE REVERSE/FORWARD STOCK SPLIT.

        Only holders of record of Common Stock at the close of business on April 13, 2009 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

        The Board of Directors of the Company is soliciting proxies in connection with the above matters. Stockholders are urged to review carefully the information contained in the Proxy Statement attached hereto, including the Summary Term Sheet on pages 1 through 9 which summarizes the material terms of the Proxy Statement in question and answer format, prior to deciding how to vote their shares at the Special Meeting.

        Your participation in the Special Meeting, in person or by proxy, is important. We hope you will be able to attend the Special Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your Proxy Card. Simply attending the Special Meeting, however, will not revoke your proxy; you must vote at the Special Meeting. If you do not attend the Special Meeting, you may still revoke your proxy at any time prior to the Special Meeting by providing a later-dated proxy card or by providing written notice of your revocation to the Secretary of the Company. Your prompt cooperation would be greatly appreciated.

                                                                                                  Sincerely,

                                                                                                  JAY C. PETERSON
                                                                                                  Secretary

        This Proxy Statement is dated April 20, 2009 and is first being mailed to stockholders on or about April 20, 2009.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE GOING PRIVATE TRANSACTION TO BE EFFECTED BY THE REVERSE/FORWARD STOCK SPLIT; PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FORGENT NETWORKS, INC.
d/b/a Asure Software
108 Wild Basin Road
Austin, TX 78746

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Forgent Networks, Inc. d/b/a Asure Software (NASDAQ: ASUR), a Delaware corporation (the "Company"), for use at the Company's special meeting of stockholders (the "Special Meeting"), to be held at 10:00 a.m. local time on Tuesday, June 2, 2009 at the Company's executive offices located at 108 Wild Basin Road, Austin, Texas 78746, and at any and all adjournments of such Special Meeting.

SUMMARY TERM SHEET

        The material terms from this Proxy Statement, including the Reverse/Forward Stock Split (as defined herein) and the proposed amendments to the Company's Restated Certificate of Incorporation, are summarized below through our responses to the following specific questions. For a more complete discussion of these matters, you are urged to carefully review the more detailed information appearing elsewhere in, or accompanying, this Proxy Statement.

  •
  What matters will be considered at the Special Meeting?

  •
  Why are these matters being considered now?

  •
  What is the Reverse/Forward Stock Split?

  •
  What are the purposes of the Reverse/Forward Stock Split?

  •
  What are the reasons for the Reverse/Forward Stock Split?

  •
  What other considerations support the Reverse/Forward Stock Split?

  •
  What happens to stockholders owning less than 750 shares of Common Stock?

  •
  What happens to stockholders owning 750 or more shares of Common Stock?

  •
  What is the cash consideration to be paid to the Cashed-Out Stockholders?

  •
  How are the Reverse Stock Split, the Forward Stock Split, and the Adjournment Proposal approved?

  •
  Who can vote at the Special Meeting?

  •
  How many votes are required to approve the Reverse/Forward Stock Split proposals?

  •
  How can a stockholder vote by proxy?

  •
  Can a stockholder change his or her vote after returning the Proxy Card?

  •
  What happens if the Special Meeting is postponed or adjourned?

  •
  How will proxies be solicited?

  •
  Does the Board of Directors recommend the Reverse/Forward Stock Split?

  •
  What are the federal income tax consequences of the Reverse/Forward Stock Split?

  •
  Do stockholders have appraisal rights in connection with the Reverse/Forward Stock Split?

  •
  How is the Reverse/Forward Stock Split effected?

  •
  How will the Reverse/Forward Stock Split affect affiliated stockholders?

  •
  How is the Company financing the Reverse/Forward Stock Split?

  •
  What happens if the Reverse/Forward Stock Split is not completed?

 What matters will be considered at the Special Meeting?

        At the Special Meeting, you will be asked to consider and vote upon three proposals.

        First, you will be asked to approve a proposal to amend the Company's Restated Certificate of Incorporation to effect a 1-for-750 reverse stock split (the "Reverse Stock Split") of the Company's common stock, par value $.01 per share (the "Common Stock"). Second, you will be asked to approve a proposal to amend the Company's Restated Certificate of Incorporation, if the Reverse Stock Split is approved, to effect a 750-for-1 forward stock split (the "Forward Stock Split") of the Company's Common Stock immediately following the Reverse Stock Split (together with the Reverse Stock Split, the "Reverse/Forward Stock Split"). If approved, the Reverse/Forward Stock Split will affect the Company's stockholders as follows:

If you are a record stockholder with:	Effect:
750 or more shares:	You will continue to hold the same number of shares.
Fewer than 750 shares:	You will be entitled to $0.36 in cash per share.

        If the proposals to amend the Company's Restated Certificate of Incorporation are approved by the stockholders at the Special Meeting, then the Reverse/Forward Stock Split would take effect on the date (the "Effective Date") that the Company subsequently files certificates of amendment (the "Certificates of Amendment") with the Delaware Secretary of State, or on any later date that the Company may specify in the Certificates of Amendment.

        Third, you will be asked to approve a proposal to postpone or adjourn the Special Meeting (the "Adjournment Proposal") to permit further solicitation of proxies in the event that an insufficient number of shares of Common Stock is present in person or by proxy to approve the Reverse/Forward Stock Split.

Why are these matters being considered now?

        The Company is currently facing the prospect of involuntarily delisting from the Nasdaq Capital Market for failing to meet Nasdaq's minimum bid price per share requirement. If the Company cannot regain compliance with the minimum $1.00 share bid price requirement by November 3, 2009, Nasdaq will provide written notification to the Company that its Common Stock will be delisted from the Nasdaq Capital Market. The Company expects that delisting from the Nasdaq Capital Market would substantially reduce or eliminate the public market for the Common Stock and, as a result, stockholders may experience a significant decrease in the value of their shares of Common Stock. If the Company is involuntarily delisted by Nasdaq, rather than voluntarily in connection with the Reverse/Forward Stock Split, the Company would continue to be subject to the SEC's reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and continue incurring significant reporting and compliance costs. For more detailed discussion of the consequences of not effecting the Reverse/Forward Stock Split, see "ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT—Potential Involuntary Delisting by Nasdaq."

 What is the Reverse/Forward Stock Split?

        The Reverse/Forward Stock Split refers to a two-step transaction designed to reduce the Company's number of stockholders of record to fewer than 300, so the Company can (i) terminate the registration of its Common Stock under Section 12(g) the Exchange Act, (ii) suspend its reporting obligations with the Securities and Exchange Commission (the "SEC"), and (iii) voluntarily delist its Common Stock from the Nasdaq Capital Market. Pursuant to the Reverse/Forward Stock Split, the Company would first effect a 1-to-750 reverse stock split such that stockholders owning less than 750 shares of Common Stock before the Reverse Stock Split (referred to herein as "Cashed-Out Stockholders") would have such shares cancelled and converted into the right to receive the cash consideration set forth herein (referred to herein as "Cashed-Out Shares"). The Company would then immediately effect a 750-to-1 forward stock split such that stockholders owning 750 or more shares of Common Stock before the Reverse Stock Split (referred to herein as "Continuing Stockholders") would have the same number of shares of Common Stock after the Forward Stock Split (referred to herein as "Continuing Shares").

What are the purposes of the Reverse/Forward Stock Split?

        The Reverse/Forward Stock Split has been recommended by the Board of Directors to enable the Company to terminate the registration of its Common Stock under Section 12(g) of the Exchange Act. Deregistration will result in the suspension of the Company's duty to file periodic reports with the SEC and the cessation of the Company's classification as a public reporting company. The benefits of these results are discussed below.

        To facilitate the goal of deregistration, the Reverse/Forward Stock Split has been designed to allow the Company to acquire, for cash, the equity positions of a sufficient number of its smaller stockholders such that, immediately after the Reverse/Forward Stock Split, the Company will have less than 300 stockholders of record. Dropping below the 300 stockholders of record threshold is a prerequisite to deregistration under the Exchange Act. As used in this Proxy Statement, the term "smaller stockholders" refers to stockholders owning less than 750 shares of Common Stock, which shares would be cashed out pursuant to the Reverse/Forward Stock Split. For more detailed discussion of the purposes of the Reverse/Forward Stock Split, see "SPECIAL FACTORS—Purposes of the Reverse/Forward Stock Split."

What are the reasons for the Reverse/Forward Stock Split?

        The principal reasons for the Reverse/Forward Stock Split are the following anticipated benefits to the Company, which the Board of Directors deems to be in the best interests of the Company and its stockholders:

  •
  Annual cost savings of approximately $1,069,000 per year resulting from the suspension of the Company's periodic reporting obligations under the Exchange Act, including the anticipated cost savings resulting from not having to comply with the increased compliance burdens imposed by the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley");

  •
  Time savings resulting from the Company's management no longer being required to prepare the periodic reports required of public companies under the Exchange Act and no longer being required to manage stockholder relations and communications pursuant to the mandates of the Exchange Act;

  •
  Greater operational flexibility that should allow the Company's management to focus more on long-term growth and maximization of stockholder value, with less emphasis on quarter-to-quarter earnings and short-term fluctuations in the market price of the Company's Common Stock; and

  •
  The Board of Directors believes that the Reverse/Forward Stock Split is the most attractive and viable option for converting the Company from a public reporting company to a privately-held, non-reporting company, as compared to other alternatives.

        For more detailed discussion of the reasons for the Reverse/Forward Stock Split, see "SPECIAL FACTORS—Reasons for the Reverse/Forward Stock Split."

What other considerations support the Reverse/Forward Stock Split?

  •
  In making its determination to pursue the Reverse/Forward Stock Split, the Board of Directors focused on the fact that, primarily due to the Common Stock's limited liquidity and low market price, the Company has not realized many of the benefits that typically accrue to public companies. These missed benefits/opportunities include enhanced stockholder value, enhanced corporate image, the ability to use company stock to attract, retain and motivate employees, and the ability to use company stock as currency for acquisitions.

  •
  The Board of Directors also believes that the Company's stockholders have not benefited proportionately from the costs associated with maintaining the Company's status as a public company. Some of the relevant causes include (i) the relatively thin trading market for the Common Stock which may have resulted in depressed market prices for the Common Stock, (ii) the limited number of market makers and analysts that routinely follow the Company's performance, and (iii) a practical limitation of the ability of the Company's stockholders to sell relatively large blocks of Common Stock in the open market without significantly depressing the market price.

  •
  Any stockholder owning shares that would otherwise qualify as Cashed-Out Shares may elect to continue owning Common Stock after the Reverse Stock Split, and thus avoid being cashed-out, by taking certain actions by 5:59 p.m. C.S.T. on the Effective Date. Conversely, any stockholder owning shares that would otherwise qualify as Continuing Shares may elect to be cashed-out after the Reverse Stock Split, and thus no longer own Common Stock, by taking certain actions by 5:59 p.m. C.S.T. on the Effective Date. The Company recommends that such actions be completed by the close of business on the day immediately preceding the Effective Date.

        For more detailed discussion of other considerations in connection with the Reverse/Forward Stock Split, see "SPECIAL FACTORS—Reasons for the Reverse/Forward Stock Split," "SPECIAL FACTORS—Effects of the Reverse/Forward Stock Split, "and "SPECIAL FACTORS—Fairness of the Reverse/Forward Stock Split."

What happens to stockholders owning less than 750 shares of Common Stock?

        Pursuant to the Reverse Stock Split, any stockholder owning less than 750 shares of Common Stock at 5:59 p.m. C.S.T. on the Effective Date will receive cash in exchange for such Cashed-Out Shares, and will no longer be a stockholder of the Company. The Company will pay each of these Cashed-Out Stockholders an amount in cash equal to $0.36 per Cashed-Out Share. To illustrate, a stockholder owning 500 shares of Common Stock at 5:59 p.m. C.S.T. on the Effective Date would receive an amount of cash equal to $180 (i.e., 500 × $0.36) as a result of the Reverse Stock Split.

What happens to stockholders owning 750 or more shares of Common Stock?

        Pursuant to the Reverse Stock Split, any stockholder owning 750 or more shares of Common Stock at 5:59 p.m. C.S.T. on the Effective Date will be deemed to own one seven-hundred-and-fiftieth (1/750th) of a share (referred to herein as "Reverse Split Shares") for each such Continuing Share. These Continuing Stockholders will not receive any cash consideration in connection with the Reverse/Forward Stock Split. To illustrate, a stockholder owning 1,125 shares of Common Stock at 5:59 p.m.

C.S.T. on the Effective Date will be deemed to own 1.5 Reverse Split Shares (i.e., 1,125 × 1/750) as a result the Reverse Stock Split.

        Pursuant to the Forward Stock Split, any stockholder holding Reverse Split Shares will be deemed to own 750 shares of Common Stock for each whole Reverse Split Share held and, with respect to any fractional Reverse Split Shares held, such lesser number of shares as may be applicable based upon a 750-to-1 ratio. To illustrate, a stockholder owning 1.5 Reverse Split Shares would be deemed to own 1,125 shares of Common Stock (i.e., 1.5 × 750) as a result the Forward Stock Split.

What is the cash consideration to be paid to the Cashed-Out Stockholders?

        In connection with the Reverse/Forward Stock Split, the Board of Directors has set the cash consideration to be paid to Cashed-Out Stockholders at $0.36 per share of Common Stock which amount provides a premium to the Common Stock's current and historical market prices for the three months preceding the first public announcement of the Reverse/Forward Stock Split on January 29, 2009 and from the date of the announcement through the date of this Proxy Statement. The Company anticipates that Cashed-Out Stockholders will receive the cash consideration within 30 days after the Effective Date of the Reverse/Forward Stock Split, and no interest will accrue or be paid on such cash consideration during that time. The Board of Directors made its determination of the cash consideration above in good faith, based upon a variety of factors, including the current and recent historical market prices for the Common Stock, the recommendation of a Special Committee (as defined herein) appointed by the Board of Directors, and a fairness opinion, dated January 29, 2009 (the "Fairness Opinion"), prepared by the investment banking firm of Southwest Securities, Inc. ("Southwest Securities"). For more detailed discussion of the cash consideration for the Reverse/Forward Stock Split, see "SPECIAL FACTORS—Fairness of the Reverse/Forward Stock Split" and "SPECIAL FACTORS—Fairness Opinion of Southwest Securities."

How are the Reverse Stock Split, the Forward Stock Split, and the Adjournment Proposal approved?

        The Reverse Stock Split, the Forward Stock Split, and the Adjournment Proposal must be approved by the Company's stockholders. At the Special Meeting, the Company's stockholders will be voting to approve two separate proposals to amend the Company's Restated Certificate of Incorporation, to effect the Reverse Stock Split and the Forward Stock Split, respectively, and to approve the postponement or adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies.

        Assuming the existence of a quorum at the Special Meeting, approval of the amendments to the Company's Restated Certificate of Incorporation will require the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock entitled to vote in favor of such matter. Shares held in street name that are not voted by brokerage firms or other nominees are referred to as "broker non-votes." Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Special Meeting, and will be counted as votes "AGAINST" the approval of the two separate proposals to amend the Company's Restated Certificate of Incorporation.

        Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Abstentions and broker non-votes will not affect the outcome of the vote regarding the Adjournment Proposal.

Who can vote at the Special Meeting?

        Only stockholders of record at the close of business on April 13, 2009 (the "Record Date") will be entitled to vote at the Special Meeting. As of January 28, 2009, the most recent practicable date prior to the first public announcement of the proposed Reverse/Forward Stock Split, the Company had

31,111,276 shares of its Common Stock issued and outstanding. As of April 16, 2009, the most recent practicable date prior to the date of this Proxy Statement, the Company had 31,106,298 shares of its Common Stock outstanding. Each holder of Common Stock is entitled to one vote per share on each matter to be voted upon at the Special Meeting.

How many votes are required to approve the Reverse/Forward Stock Split proposals?

        If a quorum is present, the approval of the two separate proposals to amend the Company's Restated Certificate of Incorporation will require the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock entitled to vote. A quorum for the Special Meeting will exist if a majority of the shares entitled to vote are present in person or by proxy. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Special Meeting. Once a quorum has been established, only votes expressly cast, whether in person or by proxy, will be counted. Under Delaware General Corporation Law (the "DGCL"), once a share is represented for any purpose at a meeting of the stockholders, such share is deemed present for quorum purposes for the remainder of the meeting. Therefore, an abstention vote on a measure will not affect a duly established quorum for the Special Meeting.

        The two separate proposals to amend the Company's Restated Certificate of Incorporation are "non-discretionary" items, meaning that a brokerage firm cannot vote shares in its discretion on behalf of a client if the client has not given the brokerage firm voting instructions. Abstentions and broker non-votes will be counted as votes "AGAINST" the approval of the two separate proposals to amend the Company's Restated Certificate of Incorporation and, in turn, the Reverse Stock Split and the Forward Stock Split.

How can a stockholder vote by proxy?

        If the enclosed Proxy Card is properly executed and returned in time to be voted at the Special Meeting (i.e., by close of business on the day before the Special Meeting), the shares represented will be voted in accordance with the instructions contained therein. Executed Proxy Cards that contain no instructions will be voted in favor of the two separate proposals to amend the Company's Restated Certificate of Incorporation that would effect the Reverse/Forward Stock Split. In their discretion, the designated proxies are also authorized to vote upon such other business as may properly come before the Special Meeting or any and all adjournments thereof.

Can a stockholder change his or her vote after returning the Proxy Card?

        A stockholder who executes a Proxy Card for the Special Meeting may revoke its proxy any time before its proxy is voted, by delivering written notice of revocation to the Secretary of the Company, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person. However, attending the Special Meeting will not, in itself, constitute a revocation of proxy.

What happens if the Special Meeting is postponed or adjourned?

        If the Special Meeting is postponed or adjourned, proxies will remain valid and may be voted at the postponed or adjourned meeting. However, a stockholder may still change or revoke his or her proxy until it has been voted.

How will proxies be solicited?

        This Proxy Statement and the enclosed Proxy Card are being mailed on or about April 20, 2009 to stockholders of record of the Company on the Record Date. Proxies may be solicited by mail, telephone, facsimile, internet, or personal solicitation by the Company's directors and executive officers, for which they receive no additional compensation. The Board of Directors has authorized the

Company's executive officers to engage the services of an independent third party to assist the Company in making solicitations to its stockholders in connection with the proposed going private transaction and Reverse/Forward Stock Split. The Company has engaged BNY Mellon Shareholder Services to provide such services. Proxy materials will also be available in electronic form and may be accessed electronically at www.asuresoftware.com, www.proxyvote.com and www.sec.gov. The proxy materials distributed to stockholders will provide instructions for accessing these websites.

        Meeting and proxy solicitation costs, including the costs of preparing and mailing the Proxy Statement and Proxy Cards, will be borne by the Company. The Company will also request banks, brokers, and others who hold shares of the Company in nominee names to distribute proxy soliciting materials to the relevant beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

Does the Board of Directors recommend the Reverse/Forward Stock Split?

        The Board of Directors unanimously recommends that the Company's stockholders approve the Reverse/Forward Stock Split. This includes the unanimous recommendation of the Company's "Independent Directors" (i.e., those members of the Company's Board of Directors who, in the opinion of the Company's Board of Directors, considering all relevant facts and circumstances, satisfy the definition of "independent directors" under Nasdaq Marketplace Rule 4200(a)(15)).

        The Board of Directors believes that the Reverse/Forward Stock Split is in the best interests of the Company and its stockholders, and is substantively and procedurally fair to all unaffiliated stockholders, whether they will be Cashed-Out Stockholders or Continuing Stockholders as a result of the transaction. Such belief is based on the following:

  •
  A Special Committee appointed by the Board of Directors and comprised solely of Independent Directors has unanimously recommended the Reverse/Forward Split.

  •
  The Board of Directors engaged Southwest Securities to prepare the Fairness Opinion. The full text of the Fairness Opinion is attached hereto as Appendix 4.

  •
  The Board of Directors expressly adopted the recommendation of the Special Committee and the conclusion and analyses of Southwest Securities contained in the Fairness Opinion.

  •
  The cash consideration to be paid to the Cashed-Out Stockholders is based, in part, on the recommendation of the Special Committee and the Fairness Opinion.

  •
  Each officer and director intends to vote his or her shares in favor of the Reverse/Forward Stock Split at the Special Meeting.

  •
  The Board of Directors has unanimously approved the Reverse/Forward Stock Split.

  •
  The Reverse/Forward Stock Split will not affect the Company's stockholders differently based on their affiliated or unaffiliated status, as both groups of stockholders will be treated equally in the Reverse/Forward Stock Split.

        For more detailed discussion of the deliberations of the Board of Directors with respect to the Reverse/Forward Stock Split, see "SPECIAL FACTORS—Deliberations and Recommendation of the Board of Directors."

What are the federal income tax consequences of the Reverse/Forward Stock Split?

        Neither the Company nor the Continuing Stockholders generally will recognize any taxable income, gain, or loss in connection with the Reverse/Forward Stock Split. However, the Cashed-Out Stockholders generally will recognize taxable income, gain, or loss as a result of the Reverse/Forward Stock Split. For more detailed discussion of the federal income tax consequences with respect to the

Reverse/Forward Stock Split, see "ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT—Material Federal Income Tax Consequences."

Do stockholders have appraisal rights in connection with the Reverse/Forward Stock Split?

        Under the DGCL, the Company's Restated Certificate of Incorporation, and the Company's Bylaws, stockholders are not entitled to appraisal rights in connection with the Reverse/Forward Stock Split, even if they vote against the transaction. The Company is not aware of any similar rights available under any applicable law, regulation, custom, or contract to security holders who object to the transaction. For more detailed discussion of stockholders' appraisal rights in connection with the Reverse/Forward Stock Split, see "ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT—Appraisal Rights."

How is the Reverse/Forward Stock Split effected?

        If the two separate proposals to amend the Company's Restated Certificate of Incorporation are approved by the stockholders at the Special Meeting, then the Reverse/Forward Stock Split would take effect on the date that the Company subsequently files the Certificates of Amendment with the Delaware Secretary of State, or on any later date that the Company may specify in the Certificates of Amendment. Pursuant to the Certificates of Amendment, the Company will effect a 1-for-750 reverse stock split at 5:59 p.m. C.S.T. on the Effective Date and then effect a 750-for-1 forward stock split at 6:01 p.m. C.S.T. on the Effective Date. The Board of Directors intends to file the Certificates of Amendment after the Special Meeting and after the Common Stock has been voluntarily delisted from the Nasdaq Capital Market. However, the Board of Directors retains the right to abandon the Reverse/Forward Stock Split, before or after the Special Meeting, and not file the Certificates of Amendment with the Delaware Secretary of State. In addition, the Board of Directors intends to proceed with the filing of the Certificate of Amendment relating to the Reverse Stock Split (if approved by the stockholders) even if the Forward Stock Split has not been approved by the stockholders. For more detailed discussion of the basic procedures for effecting the Reverse/Forward Stock Split, see "SPECIAL FACTORS—Effects of the Reverse/Forward Stock Split," "ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT—Reservation of Rights," "ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT—Voluntary Delisting," and "MEASURES 1 AND 2—APPROVAL OF THE PROPOSALS TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT AND THE FORWARD STOCK SPLIT—Summary and Structure of the Reverse/Forward Stock Split."

How will the Reverse/Forward Stock Split affect affiliated stockholders?

        If the Reverse/Forward Stock Split is effected, the ownership percentage of shares of the Common Stock held by the Company's affiliated stockholders would increase by less than 0.5% as a result of the reduction of the number of shares of Common Stock outstanding as part of the cash-out of fractional shares. For example, on January 28, 2009, the most recent practicable date prior to the first public announcement of the proposed Reverse/Forward Stock Split, the Company's officers and directors beneficially owned approximately 5.42% of the outstanding shares of Common Stock, and will beneficially own approximately 5.65% of the Common Stock following completion of the Reverse/Forward Stock Split. For more detailed discussion of the effect of the Reverse/Forward Stock Split on the ownership interests of affiliated stockholders, see "SPECIAL FACTORS—Fairness of the Reverse/Forward Stock Split—Factors Considered To Be in Support of Substantive Fairness."

 How is the Company financing the Reverse/Forward Stock Split?

        The Company estimates that the total funds required to pay the cash consideration to the Cashed-Out Stockholders and the other costs of the Reverse/Forward Stock Split will be approximately $835,000. This total amount could be larger or smaller depending on, among other things, the number of shares that will be outstanding after the Reverse Stock Split as a result of purchases, sales, and other transfers of shares of the Common Stock by the Company's stockholders, or an increase in the costs and expenses of the Reverse/Forward Stock Split. The Company intends to pay all costs associated with the Reverse/Forward Stock Split from cash on hand. For more detailed discussion of the Company's financing plans for the Reverse/Forward Stock Split, see "ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT—Sources of Funds and Expenses."

What happens if the Reverse/Forward Stock Split is not completed?

        It is possible that the proposed Reverse/Forward Stock Split will not be completed. For example, the Company's stockholders may not approve the proposed amendments to the Company's Restated Certificate of Incorporation by the required vote or, even if stockholder approval is obtained, the Board of Directors may determine that it is not in the best interests of the Company or its stockholders to complete the transaction and may decide to abandon it. The conditions under which the Board of Directors might consider not going through with the Reverse/Forward Stock Split could include, among other things, (i) any change in the nature of the Company's shareholdings prior to the Effective Date of the Reverse/Forward Stock Split which would result in the Company being unable to reduce its number of stockholders of record to below 300 as a result of the Reverse Stock Split, (ii) a change in the number of shares to be exchanged for cash in the Reverse Stock Split that would substantially increase the cost of the Reverse/Forward Stock Split, and (iii) any adverse change in the Company's financial condition that would render the Reverse/Forward Stock Split inadvisable. If the Reverse/Forward Stock Split is not completed, the Company will continue to operate its business as presently conducted. However, as indicated above, the Company may be involuntarily delisted from the Nasdaq Capital Market later this year for failing to meet Nasdaq's minimum bid price per share requirement. For more detailed discussion of the consequences of not effecting the Reverse/Forward Stock Split, see "ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT—Potential Involuntary Delisting by Nasdaq" and "ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT—Reservation of Rights."

Dividends	43
Significant Corporate Events	43
Directors and Executive Officers	43
Interests of Certain Persons in Matters to be Acted Upon	45
Rights Agreement	47
MEASURES 1 AND 2—APPROVAL OF THE PROPOSALS TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT AND THE FORWARD STOCK SPLIT	48
Summary and Structure of the Reverse/Forward Stock Split	48
Certificates of Amendment	49
MEASURE 3—APPROVAL OF THE ADJOURNMENT PROPOSAL	50
OTHER BUSINESS	51
APPENDIX 1—FORM OF REVERSE STOCK SPLIT AMENDMENT	52
APPENDIX 2—FORM OF FORWARD STOCK SPLIT AMENDMENT	53
APPENDIX 3—PROXY CARD	54
APPENDIX 4—FAIRNESS OPINION	56
APPENDIX 5—FINANCIAL INFORMATION	58

SPECIAL FACTORS

Purposes of the Reverse/Forward Stock Split.

        The Reverse/Forward Stock Split is designed to permit the Company to acquire, for cash, the equity interests in the Company of those stockholders who, as of the Effective Date of the Reverse/Forward Stock Split, own less than 750 shares of Common Stock. The purposes of the Reverse/Forward Stock Split are as follows:

  •
  To reduce the Company's number of stockholders of record to less than 300, which will permit the Company to terminate the registration of its Common Stock under Section 12(g) of the Exchange Act and to suspend the Company's duty to file periodic reports with the SEC;

  •
  To allow smaller stockholders to receive cash for their shares of Common Stock without having to pay brokerage commissions (the Company will pay all transaction costs in connection with the Reverse/Forward Stock Split); and

  •
  With respect to the Forward Stock Split, which will immediately follow the Reverse Stock Split, to return the number of shares held by each remaining stockholder to that number of shares which each such stockholder held immediately prior to the Reverse Stock Split. Accordingly, the holders of 750 or more shares who are not being cashed out pursuant to the Reverse/Forward Stock Split will not be required to forward their stock certificates to the Company to receive cash for fractional shares, or to obtain replacement stock certificates for whole shares of Common Stock.

Reasons for the Reverse/Forward Stock Split.

        Annual Cost Savings.     The Company incurs substantial direct and indirect costs in complying with the Exchange Act's filing and reporting requirements for public companies, costs which have increased significantly with the implementation of Sarbanes-Oxley. The direct costs include the premiums for directors and officers insurance policies. The indirect costs include the time expended by the Company's executive officers in preparing and reviewing the Company's public reports filed with the SEC. Finally, most of the requirements of Sarbanes-Oxley apply equally to all public companies, regardless of their relative size. Therefore, given the Company's current size and resources, the Board of Directors believes that the foregoing costs associated with the Company being able to maintain its public company status are no longer justified.

        The Board of Directors believes that, by deregistering the Common Stock and suspending the Company's periodic reporting obligations with the SEC, the Company will experience annual cost savings of approximately $1,069,000, consisting of approximately (i) $636,000 in professional fees and related expenses historically incurred in connection with the preparation and filing of reports required by the Exchange Act, (ii) $107,000 in the cost of premiums for directors and officers insurance, and

(iii) $326,000 in fees due to compliance with Section 404 of Sarbanes-Oxley. These annual cost savings estimates are described in greater detail below:

Fees	Cost Savings ($ per year)
PROFESSIONAL FEES AND RELATED EXPENSES
Legal fees:	$160,000
Printing, mailing, & filing costs:	$35,000
Independent Director compensation:	$52,000
Stock market fees:	$40,000
Transfer Agent fees:	$84,000
Audit fees:	$245,000
Other fees:	$20,000
Subtotal:	$636,000
DIRECTORS AND OFFICERS INSURANCE:	$107,000
SECTION 404 OF SARBANES-OXLEY FEES:
Third party planning, testing & documentation:	$75,000
Audit fees:	$131,000
Internal personnel:	$120,000
Subtotal:	$326,000
GRAND TOTAL:	$1,069,000

        The estimated annual cost savings above reflect, among other things:

  •
  A reduction in auditing and related fees;

  •
  A reduction in legal fees related to securities law compliance;

  •
  The elimination of costs associated with filing periodic reports with the SEC;

  •
  The lower printing and mailing costs attributable to the reduced reporting requirements, and the less complicated and extensive disclosures required as a result of the Company's status as a privately-held company;

  •
  The reduction in management time spent on compliance and disclosure matters attributable to the Company's Exchange Act filings;

  •
  The lower risk of liability that is associated with non-reporting (as distinguished from public reporting) company status and, consequently, reduced premiums for directors and officers liability insurance;

  •
  The elimination of significant costs associated with compliance with Section 404 of Sarbanes-Oxley, including costs related to computer software and hardware and fees to third parties for compliance planning, assessment, documentation, and testing; and

  •
  The reduction in direct miscellaneous clerical and other expenses.

        The annual cost savings figures set forth above are only estimates. The actual savings the Company will realize from going private may be higher or lower than such estimates. Estimates of the annual savings to be realized if the Reverse/Forward Stock Split is consummated are based upon (i) the actual costs to the Company of the services and disbursements in each of the categories listed above and (ii) the allocation to each category of management's estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to the Company's public reporting company status. In some instances, management's cost savings expectations were based on information provided by third parties. For example, the Company has been informed by its auditors, informally, that there will be a reduction in auditing fees if the Company ceases to be a public reporting company. In addition, the costs associated with retaining legal counsel to assist with complying with the Exchange Act's reporting requirements will be eliminated if the Company no longer files reports with the SEC and is otherwise not required to comply with the disclosure requirements that apply to public reporting companies.

        Pursuant to Section 404 of Sarbanes-Oxley, the Company's management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. The Company's Chief Executive Officer and Chief Financial Officer are further required to annually test and evaluate the effectiveness of the Company's disclosure controls and procedures and identify any changes to such controls and procedures that have materially affected, or are reasonably likely to affect, the Company's internal control over financial reporting. The Company estimates that it incurred $190,000 in complying with Section 404 of Sarbanes-Oxley in fiscal year 2008, the first year in which the Company was subject to such internal control requirements.

        Additionally, the Company's compliance requirements under Section 404 of Sarbanes-Oxley will soon increase. Beginning in fiscal year 2010, the Company will be required to obtain an attestation report from its registered public accounting firm regarding the Company's internal control over financial reporting and include such attestation report in its future annual reports filed with the SEC on Form 10-K. This new Section 404 requirement will result in increased accounting fees for the Company. Beginning in fiscal year 2010, management's assessment of the effectiveness of the Company's internal control over financial reporting will also be considered "filed" under the Exchange Act rather than "furnished," meaning that such assessment will subject management to potential personal liability for false or misleading statements under Section 18 of the Exchange Act.

        Finally, the Company expects the actual cost savings of becoming a privately-held, non-reporting company to be much greater than simply eliminating the estimated historical out-of-pocket costs above. As a result of the recent downturn in the U.S. economy and the legislative and litigation environment that may result from the current economic environment, the costs of maintaining public company status are expected to continue to increase in the near future. These developments could have the effect of increasing the compliance burdens and potential liabilities of being a public reporting company, increasing audit fees and other costs of compliance such as securities counsel fees, increasing outside director fees, and increasing potential liability faced by the Company's officers and directors.

        Operational Flexibility.     The Board of Directors believes that effecting the Reverse/Forward Stock Split and ceasing to be a public reporting company will enable management to further concentrate its efforts on the long-term growth of the Company's businesses. Due to the public market's emphasis on quarterly results and the short-term impact of such results on the market price of the Company's Common Stock, the Company often is required to focus on short-term goals such as quarterly financial results. This short-term focus can at times come at the expense of management's attention to the Company's longer-term objectives. The Board of Directors believes that a reduced emphasis on short-term performance, as result of going private, may benefit the Company's long-term growth. The Board of Directors also believes that, as a result of going private, the Company will be able to more quickly react and respond to corporate opportunities.

        Inability to Realize Benefits Associated with Public Company Status.     The Company has been unable to fully realize many of the benefits that typically accrue to public companies, including:

  •
  The limited ability to use Company securities, as opposed to cash or other consideration, to effect acquisitions;

  •
  The ability to obtain financing by issuing Company securities in a public offering;

  •
  The ability to use Company securities to attract, retain, and motivate employees; and

  •
  The ability to enhance Company image by virtue of public company status.

        The Company has generally been unable to realize the foregoing benefits due to one or a combination of the following: (i) the limited liquidity and low market price of its Common Stock, and/or (ii) the relatively small size of the Company. In addition, the Company has not recently been an attractive investment for institutional investors due to its current lack of profitability and earnings history.

        Structure.     The Board of Directors has determined that the Reverse/Forward Stock Split is the most expeditious and economical way of liquidating the holdings of smaller stockholders and of changing the Company's status from that of a public reporting company to that of a privately-held, non-reporting company. The Board of Directors has further determined that the reverse stock split ratio should be 1-for-750 and that the forward stock split ratio should be 750-for-1.

        The Forward Stock Split, which is scheduled to occur immediately after the Reverse Stock Split, is intended to benefit the Company by preventing its Common Stock from having unusually high values per share, which would tend to decrease the liquidity of shares in the event the Common Stock ends up trading in the Pink Sheets®. Effecting the Forward Stock Split immediately after the Reverse Stock Split would have the added benefit of not requiring the Company to adjust the exercise price of any stock options previously issued by the Company. Additionally, by effecting the Forward Stock Split, the Company would avoid incurring administrative costs to reissue stock certificates. The two step structure of the Reverse/Forward Stock Split will also prevent disruption to holders of 750 or more shares of the Company's Common Stock, who are not being cashed out in the Reverse/Forward Stock Split, by not requiring these stockholders to forward their stock certificates to the Company for replacement. However, the Board of Directors intends to proceed with the Reverse Stock Split (if approved by the stockholders) even if the Forward Stock Split is not approved because the Forward Stock Split is not necessary to reduce the number of the Company's stockholders of record to less than 300.

        Timing.     The Board of Directors has decided to pursue a going private transaction as this time for several reasons. Such reasons include (i) the potential involuntary delisting of the Common Stock from the Nasdaq Capital Market if the Company does not achieve compliance with Nasdaq's $1.00 per share minimum share price requirement by November 3, 2009, (ii) the Board of Directors' determination that the potential annual costs savings described above have reached a point where they could have a significant positive impact on the Company's future operations, (iii) the expected increase in the Company's Sarbanes-Oxley compliance costs over the next year, including the cost to obtain an attestation report from the Company's registered public accounting firm beginning in fiscal year 2010, and (iv) the recent downturn in the U.S. economy and the legislative and litigation environment that may result from the current global economic environment. If the Common Stock is involuntarily delisted by Nasdaq, rather than voluntarily pursuant to the Reverse/Forward Stock Split, the Company will continue to be subject to the Exchange Act's reporting requirements and will continue to incur reporting and compliance costs associated therewith. As a result, the Board of Directors considers the benefits of being a privately-held non-reporting company to now outweigh the benefits of being a public company, and does not foresee any change in this relationship in the near future.

Effects of the Reverse/Forward Stock Split.

        As soon as practicable after the completion of the Reverse/Forward Stock Split (assuming it is consummated and assuming it results in the Company having less than 300 stockholders of record), the Company intends to voluntarily delist its Common Stock from the Nasdaq Capital Market and apply for termination of the registration of its Common Stock under the Exchange Act. Upon termination of the Company's reporting obligations under the Exchange Act, the Common Stock may be eligible for listing and trading in the Pink Sheets®. However, trading opportunities in the Pink Sheets® will be dependent upon whether any broker-dealers commit to make a market for the Common Stock. The Company cannot guarantee or anticipate whether its Common Stock will be quoted in the Pink Sheets®.

         Effects on Stockholders with Less than 750 Shares of Common Stock.     As a result of the Reverse/Forward Stock Split (assuming it is implemented), each stockholder, whether affiliated or unaffiliated, that owns less than 750 shares of Common Stock immediately before the Reverse/Forward Stock Split (referred to in this Proxy Statement as a "Cashed-Out Stockholder"):

  •
  Will receive cash equal to $0.36 per share for each share of Common Stock held by such Cashed-Out Stockholder at 5:59 p.m. C.S.T. on the Effective Date of the Reverse/Forward Stock Split, in accordance with the procedures described in this Proxy Statement;

  •
  Will not have to pay any service charges or brokerage commissions in connection with the Reverse/Forward Stock Split;

  •
  Will not receive any shares, whole or fractional, of Common Stock; and

  •
  Will have no further ownership interest in the Company and will no longer be entitled to vote as a stockholder of the Company.

        If you are a stockholder who would otherwise become a Cashed-Out Stockholder as a result of the Reverse/Forward Stock Split, you may elect to continue holding Common Stock after the Reverse/Forward Stock Split and not be cashed out by the Reverse/Forward Stock Split by taking one of the actions specified below. To ensure that your holdings of Common Stock are appropriately adjusted prior to the Reverse/Forward Stock Split, the Company recommends that you take such action so that it has been completed by the close of business on the day immediately preceding the Effective Date. Also be aware that, given the limited trading market for the Common Stock, you may not be able to purchase, at an acceptable price, enough shares to remain a stockholder after the Reverse/Forward Stock Split.

  A.
  Purchase a sufficient number of additional shares of Common Stock on the open market and have such additional shares registered in your name and consolidated with your current record account (if you are a record holder), or have such additional shares entered in your account with a nominee (if you are a beneficial owner holding shares in street name), so that you will hold at least 750 shares of Common Stock in your record account or relevant nominee account by 5:59 p.m. C.S.T. on the Effective Date of the Reverse Stock Split; or

  B.
  If applicable, consolidate your record accounts or relevant nominee accounts so that, together, you hold at least 750 shares of Common Stock in one record account or nominee account by 5:59 p.m. C.S.T. on the Effective Date of the Reverse Stock Split.

        The Company intends to treat stockholders holding less than 750 shares of Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Prior to the Effective Date, the Company will conduct an inquiry of all brokers, banks, and other nominees that hold shares of Common Stock in street name, ask such nominees to provide the Company with information on how many of their shares held by beneficial holders will be cashed out, and request that such nominees effect the Reverse/Forward Stock Split for those beneficial holders. However, nominees may have different procedures. Therefore, to the extent a stockholder holds shares in street name through a nominee, the stockholder should contact his or her nominee to determine the effect of the Reverse/Forward Stock Split on the stockholder. For example, upon receiving this Proxy Statement, a nominee may notify its beneficial owners of the Reverse/Forward Stock Split and instruct such beneficial owners to complete option A or B above prior to the Effective Date (if they desire to remain a stockholder of the Company after the Reverse/Forward Stock Split) and that otherwise they will be cashed out. The relevant shares calculation (i.e., whether a beneficial owner has 750 or more shares of Common Stock in a single account) will then take place at the street account level rather than the record account level. The nominee would then be responsible for informing the Company of the proper treatment of such nominee's beneficial owners.

         Effects on Stockholders with 750 or More Shares of Common Stock.     As a result of the Reverse/Forward Stock Split (assuming it is implemented), each stockholder of record, whether affiliated or unaffiliated, holding 750 or more shares of Common Stock at 5:59 p.m. C.S.T. on the Effective Date of the Reverse/Forward Stock Split (referred to in this Proxy Statement as a "Continuing Stockholder"):

  •
  Will not receive cash for any portion of such Continuing Stockholder's shares;

  •
  Will not be affected in terms of the number of shares of Common Stock held by such Continuing Stockholder before and after the Reverse/Forward Stock Split;

  •
  Will continue to be entitled to vote as a stockholder of the Company; and

  •
  Will experience a significant reduction in liquidity with respect to the Common Stock.

        If you are a stockholder who would otherwise become a Continuing Stockholder as a result of the Reverse/Forward Stock Split, you may elect to cash out your holdings of Common Stock after the Reverse/Forward Stock Split and not continue holding Common Stock after the Reverse/Forward Stock Split by taking one of the actions specified below. To ensure that your holdings of Common Stock are appropriately adjusted prior to the Reverse/Forward Stock Split, the Company recommends that you take such action so that it has been completed by the close of business on the day immediately preceding the Effective Date.

  A.
  Sell a sufficient number of shares of Common Stock on the open market, so that you will hold less than 750 shares of Common Stock in your record account or your relevant nominee account by 5:59 p.m. C.S.T. on the Effective Date of the Reverse Stock Split; or

  B.
  Divide your record accounts or nominee accounts so that you do not hold 750 or more shares of Common Stock in any one record account or nominee account by 5:59 p.m. C.S.T. on the Effective Date of the Reverse Stock Split.

        The Company intends to treat stockholders holding 750 or more shares of Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. However, nominees may have different procedures and stockholders holding Common Stock in street name should contact their nominees. For example, upon receiving this Proxy Statement, a nominee may notify its beneficial owners of the Reverse/Forward Stock Split and instruct such beneficial owners to complete option A or B above prior to the Effective Date (if they desire to be cashed out as a result of the Reverse/Forward Stock Split) and that otherwise they will remain as stockholders of the Company. The relevant shares calculation (i.e., whether a beneficial owner has less than 750 shares of Common Stock in a single account) will then take place at the street account level rather than the record account level. The nominee would then be responsible for informing the Company of the proper treatment of such nominee's beneficial owners.

        Effects on the Company.     The Company intends to apply for termination of the registration of its Common Stock under Section 12(g) of the Exchange Act as soon as practicable after the Reverse/Forward Stock Split has been approved, the Common Stock has been voluntarily delisted from the Nasdaq Capital Market, and the Reverse/Forward Stock Split has been consummated. The delisting of the Common Stock, together with the reduction in public information concerning the Company as a result of the Company no longer being required to file reports under the Exchange Act, may reduce the liquidity of the Common Stock. As a result, Continuing Stockholders should expect the public market for their shares of Common Stock to be eliminated or, at a minimum, substantially reduced. Trading opportunities in the Pink Sheets® will be dependent upon whether any broker-dealers commit to make a market for the Common Stock. Accordingly, the Company cannot guarantee or anticipate whether its Common Stock will be quoted in the Pink Sheets®.

        The Company has no current plans to issue additional Common Stock after the Reverse/Forward Stock Split. However, the Company reserves the right to do so at any time, and from time to time, at such prices and on such terms as the Board of Directors determines to be in the best interests of the

Company. Continuing Stockholders will not have any preemptive or other preferential rights to purchase any capital stock that the Company may issue in the future, unless such rights are otherwise specifically granted to the Continuing Stockholders.

        The Company also has no current plans to repurchase shares of Common Stock pursuant to an odd-lot repurchase program, private negotiated sale, or other transaction. However, the Company reserves the right to do so at any time, and from time to time. Whether or not the Company seeks to purchase shares in the future will depend on a number of factors, including the Company's financial condition, operating results, and available capital at the time.

        Finally, the Reverse/Forward Stock Split will have no effect on outstanding options to purchase shares of the Company's Common Stock.

Alternatives Considered by the Board of Directors.

        In making the determination to proceed with the Reverse/Forward Stock Split, the Board of Directors considered the potential feasibility of certain other strategic alternatives for the Company going forward. These alternatives were outlined by Southwest Securities in its presentation to the Board of Directors on December 10, 2008 (the "Presentation"). The first alternative (maintaining the status quo as a public company) was not considered to be an attractive option given the Company's financial performance and declining stock price over the past fiscal year, particularly when combined with the potential involuntary delisting of its Common Stock from the Nasdaq Capital Market. The second alternative (strategic acquisitions) was not considered viable given the Company's limited ability to use its Common Stock to effect acquisitions and to obtain financing by issuing additional securities in a public offering. The third alternative (a sale or merger with a strategic partner) received little consideration given that the Board of Directors and management are not presently interested in selling the Company as well as the fact that the Company has not received indications of interest from any prospective buyers. The fourth alternative (a merger of the Company with a newly formed company owned by a control group) also received limited consideration as the Company's size and recent track record would make it difficult to locate an interested equity partner and management has no expressed interest in trying to assume a controlling equity position in the Company. The fifth alternative (a self-tender or significant shares repurchase by the Company) was considered as a possible means for effecting a going private transaction, but this option was deemed to be less attractive than the Reverse/Forward Stock Split in terms of time, cost and likelihood of success. As indicated, these alternatives were determined to be either unattractive or not viable, particularly in the context of the multiple benefits potentially afforded by the Reverse/Forward Stock Split. These benefits include the observation by Southwest Securities that the cash demands on the Company to accomplish the Reverse/Forward Stock Split are moderate and predictable. For more detailed discussion of the anticipated benefits of the Reverse/Forward Stock Split, see "SPECIAL FACTORS—Reasons for the Reverse/Forward Stock Split."

Fairness of the Reverse/Forward Stock Split.

        In General.     For the reasons discussed below, the Board of Directors reasonably believes the Reverse/Forward Stock Split to be fair to the Company's unaffiliated stockholders, both in terms of its form and the cash consideration being offered. Furthermore, the Board of Directors has unanimously concluded that the Reverse/Forward Stock Split is in the best interests of the Company and is substantively and procedurally fair to the Company's unaffiliated stockholders, regardless of whether such stockholders are classified as Cashed-Out Stockholders or Continuing Stockholders. Such conclusion was based on the fact that the sole determining factor as to whether a stockholder will become a Cashed-Out Stockholder or a Continuing Stockholder as a result of the Reverse/Forward Stock Split is the number of shares of Common Stock held by such stockholder immediately before the Reverse/Forward Stock Split.

        Special Committee.     On November 19, 2008, the Board of Directors appointed three of the Company's Independent Directors (i.e., James H. Wells, Lou Mazzucchelli, and Ray R. Miles) as a Special Committee to consider whether the proposed Reverse/Forward Stock Split would be in the best interests of the Company and would be substantively and procedurally fair to all of the Company's stockholders and, in particular, to evaluate the fairness of the Reverse/Forward Stock Split to the Company's unaffiliated stockholders who would be cashed out as a result of the Reverse/Forward Stock Split. In addition, the Special Committee was responsible for evaluating and making recommendations to the Board of Directors regarding the split ratio to be used and the cash consideration to be paid to the Cashed-Out Stockholders in connection with the Reverse/Forward Stock Split. In the opinion of the Board of Directors, considering all relevant facts and circumstances, each member of the Special Committee satisfies the definition of "independent directors" provided in Nasdaq Marketplace Rule 4200(a)(15). For a more detailed discussion of the deliberations of the Special Committee, see "SPECIAL FACTORS—Fairness of the Reverse/Forward Stock Split—Deliberations and Recommendation of the Board of Directors."

        Factors Considered To Be in Support of Substantive Fairness.     The Special Committee and the Board of Directors reasonably believe that the factors mentioned below, when viewed together, support a conclusion that the Reverse/Forward Stock Split is substantively fair to all unaffiliated stockholders, whether they will be Cashed-Out Stockholders or Continuing Stockholders. The Special Committee and the Board of Directors did not assign specific weight to any factors they considered, nor did they apply them in a formulistic fashion, although they particularly noted the opportunity for Cashed-Out Stockholders to sell their shares at a premium, as well as the significant cost and time savings for the Company resulting from the Reverse/Forward Stock Split, which will benefit Continuing Stockholders.

        Affiliated and unaffiliated stockholders will be treated equally in the Reverse/Forward Stock Split.     The Reverse/Forward Stock Split will not affect the Company's stockholders differently on the basis of their affiliated or unaffiliated status, as both groups will be treated equally in the Reverse/Forward Stock Split. The sole determining factor as to whether a stockholder will become a Cashed-Out Stockholder or a Continuing Stockholder as a result of the Reverse/Forward Stock Split is the number of shares of Common Stock held by such stockholder immediately prior to the Reverse/Forward Stock Split.

        Unaffiliated stockholders owning less than 750 shares of Common Stock may sell their shares at a premium.     In connection with the Reverse/Forward Stock Split, the Company retained Southwest Securities to act as financial advisor to the Special Committee and the Board of Directors and to issue an opinion as to the fairness to the Company's stockholders of the financial terms of the proposed Reverse/Forward Stock Split. The Board of Directors determined that the consideration to be paid to unaffiliated stockholders receiving cash in lieu of fractional shares should include a premium over the current market price of the Common Stock. At the time the proposed Reverse/Forward Stock Split was first publicly announced on January 29, 2009, the $0.36 cash consideration represented a 89% premium over the closing price for the Common Stock on January 28, 2009 (the most recent practicable date prior to such public announcement), which was $0.19 per share. The Board of Directors set the cash consideration at $0.36 because, in the business judgment of the Board of Directors, such price represented fair consideration at a premium to the current market price set forth above, as well as a premium to the historical market prices of the Common Stock over the last three months.

        The cash consideration is fair to the unaffiliated Cashed-Out Stockholders.     The Board of Directors believes the cash consideration above to be fair to the unaffiliated Cashed-Out Stockholders. There are no indications that, without effecting the proposed Reverse/Forward Stock Split, the market price for the Common Stock would meet or exceed such consideration at any time in the foreseeable future. The Board of Directors determined the consideration to be paid in connection with the Reverse/Forward Stock Split to be fair to unaffiliated Cashed-Out Stockholders because such consideration provides a premium above the current market price, and allows unaffiliated Cashed-Out Stockholders to immediately receive the cash value of their investment in the Company (at a premium above the current market price) without having to incur transaction costs. Since the Company will be paying all transaction costs associated with the Reverse/Forward Stock Split, the Reverse/Forward Stock Split presents a cost-effective way for the unaffiliated Cashed-Out Stockholders to liquidate their holdings of Common Stock.

        The Company will accrue significant cost and time savings.     By reducing the Company's number of stockholders of record to less than 300 and deregistering the Common Stock under the Exchange Act, the Company expects to save approximately (i) $636,000 per year in professional fees and expenses historically incurred in connection with the preparation and filing of reports required by the Exchange Act, (ii) $107,000 in premiums for directors and officers insurance, and (iii) $326,000 per year in expenses incurred in connection with compliance with the internal control and audit requirements of Section 404 of Sarbanes-Oxley. The termination of the Company's public reporting obligations will also alleviate a significant amount of time and effort previously required of the Company's management in preparing and reviewing these ongoing reports and filings required of public companies under the Exchange Act.

        All stockholders have the ability to control their decision to remain a stockholder or to liquidate their holdings of Common Stock.     The Board of Directors considers the structure of the Reverse/Forward Stock Split to be fair to unaffiliated stockholders because it gives them the option, exercised in their sole discretion, to either remain a stockholder of the Company after the Reverse/Forward Stock Split (i.e., a Continuing Stockholder) or to receive the cash consideration offered in connection with the Reverse/Forward Stock Split (i.e., a Cashed-Out Stockholder). Current stockholders owning less than 750 shares of Common Stock may elect to remain stockholders of the Company following the Reverse/Forward Stock Split by acquiring additional shares of Common Stock so that they own at least 750 shares of Common Stock immediately before the Reverse/Forward Stock Split. Conversely, stockholders owning 750 or more shares of Common Stock who desire to liquidate their shares in connection with the Reverse/Forward Stock Split at the premium price offered may reduce their holdings to less than 750 shares by selling shares prior to the Reverse/Forward Stock Split. Furthermore, the Reverse/Forward Stock Split will not affect the Company's stockholders differently on the basis of their affiliated or unaffiliated status, as both groups will be treated equally in the Reverse/Forward Stock Split.

        Generally speaking, there is limited liquidity for the Common Stock. However, there is sufficient liquidity to allow current stockholders owning less than 750 shares of Common Stock to acquire additional shares of Common Stock so that they own at least 750 shares of Common Stock immediately before the Reverse/Forward Stock Split. To illustrate, the largest number of shares such a stockholder would have to buy would be 749 shares (assuming the stockholder currently owns only one share). As of January 28, 2009, the most recent practicable date prior to the first public announcement of the Reverse/Forward Stock Split, the average daily trading volume for the Common Stock over the preceding three months was 55,839 shares. Given this average daily trading volume, there would be more than enough liquidity for a stockholder to acquire 749 shares of Common Stock.

        There should be no material change in percentage ownership of affiliated stockholders.     All of the Company's affiliated stockholders (i.e., Richard N. Snyder, Nancy L. Harris, James H. Wells, Jay C. Peterson, Kathleen A. Cote, Ray R. Miles, Lou Mazzucchelli, and Richard J. Agnich), which includes all of the Company's Independent Directors (i.e., James H. Wells, Kathleen A. Cote, Lou Mazzucchelli, Ray R. Miles, and Richard J. Agnich), own 750 or more shares of the Common Stock (see "INFORMATION ABOUT THE COMPANY—Interests of Certain Persons in Matters to be Acted Upon") and, therefore, are expected to be Continuing Shareholders. Additionally, there should be no material change in the shareholdings of the Company's affiliated stockholders following completion of the Reverse/Forward Stock Split. To illustrate, on January 28, 2009, the most recent practicable date prior to the first public announcement of the proposed Reverse/Forward Stock Split, the Company's officers and directors beneficially owned approximately 5.42% of the outstanding shares of Common Stock, and will beneficially own approximately 5.65% of the Common Stock following completion of the Reverse/Forward Stock Split.

        There should be no material change in percentage ownership of Continuing Stockholders.     An estimated 1,346,740 out of the 31,111,276 shares of the Common Stock issued and outstanding on January 28, 2009, the most recent practicable date prior to the first public announcement of the proposed Reverse/Forward Stock Split, will be eliminated by the Reverse/Forward Stock Split. As a result, the percentage ownership of a Continuing Stockholder, whether affiliated or unaffiliated, after the Reverse/Forward Stock Split should be approximately the same as it was prior to the Reverse/Forward Stock Split. The Company believes that structuring the Reverse/Forward Stock Split in a manner that preserves the approximate percentage ownership of the Continuing Stockholders, as well as the affiliated stockholders, supports the fairness of the Reverse/Forward Stock Split to the unaffiliated stockholders.

        Long-term plan for corporate governance and Company operations.     The Board of Directors has endorsed a long-term plan for corporate governance and Company operations once the Company ceases to be a public reporting company, assuming that the Reverse/Forward Stock Split is approved by the Company's stockholders. Such long-term plan includes the following items: (i) the Company's Independent Directors will continue to constitute a majority of the Board of Directors, 100% of the Company's Audit Committee (which hires, oversees, and determines the compensation of the independent auditors), and 100% of the Company's Compensation Committee (which recommends the annual compensation package for the Company's executive officers to the Board of Directors); (ii) the Board of Directors plans no material change in the current method of calculation of aggregate annual compensation of the Company's executive officers; (iii) the Company plans to continue to engage a highly reputable independent accounting firm to perform annual audits of the Company's financial statements; (iv) the Company plans to continue to distribute to the Company's stockholders an annual report containing such audited financials statements; and (v) the Company plans to continue operations in the same lines of business, with the same levels of overhead, and with the same operational methods, which have proved successful and profitable in the past. The Board of Directors believes that the above actions are consistent with the Company's history of maintaining positive stockholder relations, and are important elements of the Board of Directors' long-term plan for Company operations and its long-term plan to maximize stockholder value.

        The Reverse/Forward Stock Split may avoid potential involuntary delisting from Nasdaq .     On February 4, 2008, the Company received a Nasdaq deficiency letter indicating that, for 30 consecutive business days, the bid price per share of the Company's Common Stock closed below the minimum $1.00 per share requirement. Therefore, the Company's Common Stock was subject to potential delisting from the Nasdaq Global Market Exchange pursuant to Nasdaq Marketplace Rule 4450(a)(5). The Company was provided 180 calendar days, or until August 4, 2008, to regain compliance by maintaining a share bid price in excess of $1.00 for ten consecutive business days. The Company worked to regain compliance through improving its operating results, but it was unable to regain compliance with the minimum bid requirement. Consequently, the Company applied for a transfer listing on the Nasdaq Capital Market. Nasdaq approved the application and transferred the Company's securities to the Nasdaq Capital Market, effective September 19, 2008. As a result of this transfer, the Company was provided an additional 180 calendar days, beginning from the original August 4, 2008 deadline, or until February 2, 2009, to regain compliance with the minimum $1.00 share bid price requirement.

        Due to unprecedented market conditions, Nasdaq has suspended the enforcement of its rules requiring that all Nasdaq-listed companies maintain a minimum bid price and market value of their public float until July 20, 2009. Consequently, the Company's compliance deadline has been extended to November 3, 2009. Therefore, if the Company cannot achieve compliance with the minimum share price requirement by such date, Nasdaq will provide written notification that the Company's securities will be delisted from the Nasdaq Capital Market. The Company expects that delisting from the Nasdaq Capital Market would substantially reduce or eliminate the public market for the Common Stock and, as a result, stockholders may experience a significant decrease in the value of their Common Stock. If the Company is involuntarily delisted by Nasdaq, rather than by voluntarily delisting in connection with the Reverse/Forward Stock Split, the Company would continue to be subject to the reporting requirements of the SEC. By effecting the Reverse/Forward Stock Split, the Company could terminate its registration, suspend its reporting obligations, and reduce or eliminate its reporting and compliance costs.

        The Board of Directors expressly adopted the recommendations of the Special Committee and the conclusion and analyses of Southwest Securities.     The Special Committee and the Board of Directors considered the Fairness Opinion and the Presentation of Southwest Securities and expressly adopted the analyses of Southwest Securities regarding the following factors: (i) historical market prices for the Company's Common Stock; (ii) multiples of certain operating and financial metrics of publicly traded companies comparable to the Company; (iii) premiums paid in reverse split/deregistration transactions relative to the closing price of the underlying common stock prior to the announcement of the transaction; (iv) precedent merger and acquisition transactions in the Enterprise Application Software and SaaS industries; (v) the going concern value of the Company based on discounted cash flows; and (vi) the liquidation value of the Company. While Southwest Securities reviewed the net book value of shares of the Company's Common Stock, none of Southwest Securities, the Special Committee or the Board of Directors viewed net book value as being significant in their determinations regarding substantive fairness of the Reverse/Forward Stock Split as net book value is based on the historical cost of assets which do not accurately reflect current value. The factors above are described in more detail below under "SPECIAL FACTORS—Fairness Opinion of Southwest Securities."

  Factors Considered Not To Be in Support of Substantive Fairness.

        There should be a substantial reduction or complete elimination of public sale opportunities for the Common Stock.     Following the consummation of the Reverse/Forward Stock Split, the deregistration of the Common Stock under the Exchange Act, and the voluntary delisting of the Common Stock from the Nasdaq Capital Market, the Company anticipates that the public market for the Common Stock will be substantially reduced or eliminated altogether, meaning that the Company's stockholders will likely no longer have an opportunity to sell their shares of Common Stock in a public market. While such shares may be listed in the Pink Sheets®, in all likelihood any current public market for the Common Stock will be highly illiquid after the suspension of the Company's periodic reporting obligations. These factors may have the effect of making it more difficult for unaffiliated stockholders to sell their shares of Common Stock and may also have the result of reducing the price that a potential buyer would pay for such shares.

        There will be a reduction of publicly available information.     Upon terminating the registration of the Common Stock under the Exchange Act, the Company's duty to file periodic reports with the SEC will be suspended, meaning that new information regarding the Company's operations and financial results (which is currently available to investors and the general public) will no longer be publicly available. Thereafter, investors seeking information about the Company will have to contact the Company directly to receive such information. In such event, the Company may or may not provide investors with such requested information, subject to the requirements of the DGCL. In addition, certain provisions of the Exchange Act, including proxy statement disclosures in connection with stockholder meetings and related requirements of annual reports to stockholders, will no longer apply to the Company. The Board of Directors acknowledges that there are circumstances in which such termination of publicly available information may be disadvantageous to the Company's stockholders. However, the Board of Directors believes that the overall benefits to the Company of no longer being a public reporting company substantially outweigh such disadvantages to the Company's stockholders.

        Unaffiliated stockholders will still be entitled to information regarding the Company in accordance with the DGCL. Specifically, the DGCL authorizes stockholders, upon giving the Company written notice, to inspect and copy certain corporate documents at the Company's principal office during usual business hours, such as organizational documents, stock ledgers, minutes of stockholder meetings, written communications to the stockholders, and other books and records.

        There may be a significant decline in the value of the Common Stock.     Given the factors described under the two immediately preceding paragraphs, Continuing Stockholders may experience a significant decrease in the value of their shares of Common Stock.

        Cashed-Out Stockholders will be unable to participate in any future increases in value of the Common Stock.     After the Reverse/Forward Stock Split, Cashed-Out Stockholders will have no further financial interest in the Company with respect to their Cashed-Out Shares, and thus will not have the opportunity to participate in the potential appreciation in the value of such shares. However, the Board of Directors has determined that this factor does not make the Reverse/Forward Stock Split unfair to unaffiliated stockholders given their options to remain as stockholders of the Company after the Reverse/Forward Stock Split.

        Continuing Stockholders will lose some protections afforded by the Company's SEC filing requirements.     After the Company terminates the registration of its Common Stock with the SEC, the restrictions on short-swing transactions by executive officers and directors under Section 16 of the Exchange Act will no longer apply to the Company. In addition, the executive officers and directors will no longer be subject to potential liability for false or misleading statements under Section 18 of the Exchange Act. Furthermore, the Company will no longer be subject to certain provisions of Sarbanes-Oxley, including the requirement that the chief executive officer and chief financial officer certify the accuracy of the Company's financial statements.

        Going private may affect the Company's current and prospective customers and business partners.     The Company could have a lower public profile as a result of taking the Company private, which may be a negative factor for some of the Company's current and prospective customers. Additionally, future business partners may require additional information about the Company before entering into a business relationship due to the lack of new publicly available information about the Company.

        The Company's SEC filing requirements could be reinstituted.     The filing of a Form 15 with the SEC following consummation of the Reverse/Forward Stock Split will result in the suspension but not the termination of the Company's filing obligations under the Exchange Act. This suspension remains in effect so long as the Company has fewer than 300 stockholders of record on the first day of each subsequent fiscal year. If, on the first day of any fiscal year subsequent to the time the Form 15 becomes effective, the Company has 300 or more stockholders of record, then the Company must resume reporting pursuant to Section 15(d) of the Exchange Act by filing an Annual Report on Form 10-K for the preceding fiscal year within 120 days after the end of such fiscal year.

        Procedural Fairness.     The Board of Directors believes that the Reverse/Forward Stock Split is procedurally fair to unaffiliated stockholders, whether they are Cashed-Out Stockholders or Continuing Stockholders, due to the following:

  •
  The Reverse/Forward Stock Split is being effected in accordance with all applicable requirements of the Company's organizational documents and Delaware law.

  •
  The Reverse/Forward Stock Split has been unanimously approved by the members of the Special Committee and the Board of Directors.

  •
  The Reverse/Forward Stock Split is being submitted to a vote of, and is subject to the approval of, the Company's stockholders.

  •
  Other than the expressed intent of the Company's directors and executive officers to vote their shares of Common Stock for the Reverse/Forward Stock Split, the Company has not obtained any prior assurances from any of its stockholders regarding the vote on the Reverse/Forward Stock Split.

  •
  Between the date of this Proxy Statement and the Effective Date of the Reverse/Forward Stock Split, all of the Company's stockholders will have an opportunity to adjust the number of shares of Common Stock they will own as of such Effective Date. Accordingly, stockholders who would otherwise become Cashed-Out Stockholders can become Continuing Stockholders, and stockholders who would otherwise become Continuing Stockholders can become Cashed-Out Stockholders prior to the Effective Date.

  •
  All stockholders are treated equally in the Reverse/Forward Stock Split, regardless of their affiliated or unaffiliated status.

        Approval of Unaffiliated Stockholders.     The Reverse/Forward Stock Split has not been structured so as to require the separate approval of a majority of the Company's unaffiliated stockholders. Furthermore, the DGCL does not require such approval in order to effect amendments to a Delaware corporation's certificate of incorporation (see "VOTING RIGHTS AND VOTE REQUIRED"). However, the Company's affiliated stockholders own less than 3% of the outstanding shares of Common Stock and the Reverse/Forward Stock Split requires the approval of a majority of all the shares of Common Stock outstanding. Additionally, if the Reverse/Forward Stock Split is not approved as provided in the section of this Proxy Statement entitled "VOTING RIGHTS AND VOTE REQUIRED," then, as a matter of Delaware corporate law, the going private transaction will not go forward.

        Unaffiliated Representative.     The Company has not retained an unaffiliated representative to act solely on behalf of the Company's unaffiliated stockholders for the purpose of negotiating the terms of the Reverse/Forward Stock Split or preparing a report covering the fairness of the Reverse/Forward Stock Split, nor have special provisions been made to grant unaffiliated stockholders access to the corporate files or to obtain counsel or appraisal services. The Board of Directors established the Special Committee and retained Southwest Securities to consider possible alternatives to the Reverse/Forward Stock Split, the related advantages and disadvantages to the Company and its stockholders of each of those alternatives, the fairness of the price to be paid to Cashed-Out Stockholders, and to make a recommendation to the Board of Directors concerning the advisability of the alternatives considered. The Board of Directors believes that its appointment of the Special Committee, whose members are each independent within the meaning of Nasdaq Marketplace Rule 4200(a)(15), and its retention of Southwest Securities sufficiently protect the interests of unaffiliated stockholders. In addition, the Special Committee and the Board of Directors took note of the fact that the interests of unaffiliated stockholders inherently varied depending upon whether any particular unaffiliated stockholder held more or less than 750 shares of Common Stock. The Board of Directors believes that separate representatives and advisors for each of these classes would have provided no measurable additional protection to unaffiliated stockholders.

        Cash Consideration.     The Board of Directors believes that it has a fiduciary responsibility to all Company stockholders, both Cashed-Out Stockholders and Continuing Stockholders, and whether affiliated or unaffiliated. It further believes that paying excessive consideration to the Cashed-Out Stockholders in connection with the Reverse/Forward Stock Split would not be fair to the Continuing

Stockholders and, conversely, that paying inadequate consideration would not be fair to the Cashed-Out Stockholders. In upholding its fiduciary responsibility to all Company stockholders, the Board of Directors reviewed and considered the terms, alternatives, and effects of the Reverse/Forward Stock Split as to each of the Cashed-Out Stockholders, the Continuing Stockholders, and the Company.

        In determining the cash consideration to be paid to Cashed-Out Stockholders in connection with the Reverse/Forward Stock Split, the Board of Directors factored in the Common Stock's current and recent historical market prices. The Board of Directors also considered market premiums paid by other issuers in going private transactions (particularly during the post—Sarbanes-Oxley period), as contained in compilations of publicly available information. Finally, it considered the recommendations of the Special Committee and the analyses and opinions of Southwest Securities set forth in the Presentation and Fairness Opinion. See "SPECIAL FACTORS—Fairness Opinion of Southwest Securities" and "SPECIAL FACTORS—Fairness of the Reverse/Forward Stock Split—Deliberations and Recommendation of the Board of Directors."

        No Firm Offers.     The Special Committee and the Board of Directors are not aware of any firm offers during the past two years by any unaffiliated person for the merger or consolidation of the Company, the sale or other transfer or all or any substantial part of the assets of the Company, or a purchase of our shares of common stock or other securities that would enable the holder to exercise control of the Company.

Fairness Opinion of Southwest Securities.

        Summary of Fairness Opinion and Presentation.     The Board of Directors retained Southwest Securities to act as exclusive financial advisor to the Special Committee and the Board of Directors and requested that Southwest Securities evaluate the fairness, from a financial point of view, of the Reverse/Forward Stock Split. On December 10, 2008, at a meeting of the Board of Directors, Southwest Securities delivered a report and oral opinion, along with the Presentation, to the effect that, as of the date of the Presentation and based upon and subject to the matters stated in the Presentation, the Reverse/Forward Stock Split with fractional share consideration of between $0.35 and $0.40 per share would be fair, from a financial point of view, to the holders of the Company's Common Stock. The oral opinion was confirmed by delivery of the Fairness Opinion on January 29, 2009. The cash consideration to be paid to the Cashed-Out Stockholders was determined by the Board of Directors and is based, in part, on the Fairness Opinion. The Board of Directors did not expressly provide any instructions to, or place any limitations on, Southwest Securities beyond those instructions and limitations reflected in the Fairness Opinion and Presentation.

        The Fairness Opinion and the Presentation will be made available for inspection and copying during ordinary business hours at the Company's executive offices located at 108 Wild Basin Road, Austin, Texas 78746 by any interested stockholder of the Company or any representative designated by the stockholder in writing. Upon written request, the Company will furnish a copy of the Fairness Opinion and the Presentation to any interested stockholder of the Company, or any representative designated by the stockholder in writing, at the expense of the requesting stockholder. Southwest Securities consented to the filing of the Presentation with the Company's Transaction Statement and the filing of the Fairness Opinion with this Proxy Statement. The Fairness Opinion is attached as Appendix 4 to this Proxy Statement, and the Presentation is attached as Exhibit (c)(1) to Amendment 3 to the Company's Transaction Statement on Schedule 13E-3 filed with the SEC on the same day as this Proxy Statement.

        The preparation of Southwest Securities Fairness Opinion and Presentation was a complex process and is not necessarily susceptible to partial analysis or summary description. Nevertheless, the following is a brief summary of the Fairness Opinion and the Presentation, and subject to the assumptions, qualifications, and limitations set forth therein, that the cash consideration to be paid in the proposed going private transaction and Reverse/Forward Stock Split is fair, from a financial point of view, to the Company's stockholders, including the Cashed-Out Stockholders who will receive cash consideration for their shares, as well as the Continuing Stockholders who will remain stockholders after the proposed Reverse/Forward Stock Split and who will not receive cash consideration for their shares.

        Company stockholders are urged to, and should, read the Fairness Opinion and Presentation carefully in their entirety for a complete statement of the considerations and procedures followed, factors considered, findings, assumptions and qualifications made, the bases for and methods of arriving at such findings, limitations on the review undertaken in connection with the Fairness Opinion and Presentation, and judgments made or conclusions undertaken by Southwest Securities in reaching its opinion therein.

        The Fairness Opinion and Presentation were furnished for the use and benefit of the Special Committee and the Board of Directors in connection with their consideration of the proposed going private transaction and Reverse/Forward Stock Split. The opinion of Southwest Securities was not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed going private transaction. Southwest Securities believes, and so advised the Special Committee and the Board of Directors, that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

        The opinion of Southwest Securities addresses only the fairness, from a financial point of view, of the cash consideration to be paid in the Reverse/Forward Stock Split to the Company's stockholders, including stockholders who will receive such consideration in the transaction, as well as those who will remain stockholders after the proposed Reverse/Forward Stock Split. Southwest Securities was not requested to opine as to, and its opinion does not address:

  •
  the underlying business decision of the Board of Directors, the Special Committee, the Company or its stockholders, or any other party to proceed with or effect the going private transaction;

  •
  the fairness of any portion or aspect of the going private transaction not expressly addressed in its opinion;

  •
  the fairness of any portion or aspect of the going private transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in its opinion;

  •
  the relative merits of the going private transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage;

  •
  the tax or legal consequences of the proposed going private transaction to either the Company, its stockholders, or any other party;

  •
  the fairness of any portion or aspect of the going private transaction to any one class or group of the Company's or any other party's stockholders vis-à-vis any other class or group of the Company's or such other party's stockholders;

  •
  how any stockholder should act or vote, as the case may be, with respect to the going private transaction; or

  •
  the solvency, creditworthiness, or fair value of the Company or any other participant in the going private transaction under any applicable laws relating to bankruptcy, insolvency, or similar matters.

        Furthermore, no opinion, counsel, or interpretation was intended with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice.

        In connection with its opinion, Southwest Securities made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Southwest Securities has:

  (1)
  Reviewed a draft of this Proxy Statement;

  (2)
  Reviewed and analyzed certain publicly available financial and other data, including the Company's Annual Reports on Forms 10-K for the five fiscal years ended July 31, 2004 through July 31, 2008 and the Company's Quarterly Reports on Form 10-Q for the three months ended October 31, 2008, and certain other relevant historical operating data relating to the Company made available to Southwest Securities from published sources and from the internal records of the Company;

  (3)
  Conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook the Company;

  (4)
  Visited certain facilities and the business offices of the Company;

  (5)
  Reviewed current and historical market prices and trading activity of the Common Stock;

  (6)
  Compared certain financial information for the Company with similar information for certain other companies, the securities of which are publicly traded;

  (7)
  Reviewed the financial terms, to the extent publicly available, of selected precedent transactions which Southwest Securities deemed generally comparable to the Company and the Reverse/Forward Stock Split; and

  (8)
  Conducted such other financial studies, analyses, and investigations and considered such other information as they deemed appropriate.

        In rendering its opinion, Southwest Securities relied upon and assumed, without independent verification, the accuracy and completeness of all data, material, and financial, legal, tax, operating and other information (including, without limitation, the financial statements and related notes thereto of the Company) furnished or otherwise made available to them, discussed with them or reviewed by them, and did not assume responsibility for such information. Southwest Securities did not assume any responsibility to perform, and did not perform, an independent evaluation, physical inspection, or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and was not furnished with any such valuations or appraisals. Additionally, Southwest Securities did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims, or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation or any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. Southwest Securities also assumed that the going private transaction will be consummated in a timely manner and in accordance with applicable corporate law and the terms described in the draft Proxy Statement reviewed by it, without any regulatory restrictions, conditions, amendments, or modifications. Southwest Securities also assumed in its opinion that the Proxy Statement will be identical in all material respects to the latest available draft reviewed by Southwest Securities; that the going private transaction will be consummated in a timely manner and in accordance with the terms set forth in the Proxy Statement without waiver, modification, or amendment of any material term, condition, or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the going private transaction will be obtained without any material adverse effect on the Company or on the contemplated benefits of the going private transaction.

        With respect to the data and discussions relating to the business prospects and financial outlook of the Company, Southwest Securities assumed that the financial analyses and forecasts provided to it were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and that the Company will perform substantially in accordance with such financial analyses and forecasts. Southwest Securities further relied on the assurances of members of senior management of the Company that they are unaware of any facts that would make such business prospects and financial outlooks incomplete or misleading.

        Southwest Securities' opinion was necessarily based on financial, economic, market, and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Southwest Securities did not undertake, and is under no obligation, to update, revise, reaffirm, or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

        Summary of Financial Analyses Performed by Southwest Securities.     Southwest Securities performed the valuation analysis contained in its opinion without regard to the actual transaction price, but knowing that the price would ultimately be based within some reasonable range of its current trading price. Ultimately, the Board of Directors determined the method for determining the transaction price, which transaction price is within the range of values concluded by Southwest Securities.

        In arriving at its opinion, in addition to reviewing the matters listed above, Southwest Securities used the following approaches to evaluate the fairness, from a financial point of view, of the consideration to be paid in the Reverse/Forward Stock Split:

  •
  A historical trading price approach;

  •
  A selected comparable public companies approach;

  •
  A precedent transaction approach including both an analysis of going private transactions and selected merger and acquisition transactions;

  •
  A discounted cash flow approach; and

  •
  A liquidation analysis approach.

        Southwest Securities calculated the Company's implied equity market value by multiplying the recent Common Stock price of $0.21 per share as of December 5, 2008, by the common shares outstanding of 31,108,839 and determined the implied equity market value to be $6.5 million. Then Southwest Securities calculated the implied enterprise value of the Company, which is defined as equity market value plus book value of debt plus preferred stock minus cash and equivalents, to be approximately negative $7.3 million.

        Historical Trading Price Approach.     Because the Company's Common Stock is publicly traded, Southwest Securities considered the per share value ascribed to it by public markets. Accordingly, Southwest Securities analyzed the Company's historical Common Stock prices, trading volume, level of institutional ownership and analyst coverage relative to other companies in similar industries. On December 5, 2008, the Company's Common Stock closed at a price of $0.21 per share. Almost half of the trading volume in the last 12 months has been below $0.50 per share. The public market share price has closed below the Company's cash and cash equivalents per share value in six of the previous ten quarters. Additionally, the Company is not actively followed by security analysts and has less than 13% of its outstanding shares held by institutional investors. In performing its fundamental valuation, Southwest Securities considered the Company's publicly traded price per share as one indication of value among several others analyzed and described in this Proxy Statement.

         Comparable Public Companies Approach.     This analysis provides an indication of value expressed as a multiple of operating and financial metrics (such as revenues or earnings before interest, taxes, depreciation and amortization, or EBITDA) of comparable publicly traded companies. Neither Southwest Securities nor management were able to identify any public companies that provide the limited suite of software products and services that the Company provides. Most of the Company's direct competitors are smaller, private companies. Thus, the comparable companies were selected by Southwest Securities from the broader universe of publicly traded companies in the Enterprise Application Software and Software-as-a-Service (SaaS) industries. The Company provides software products and services categorized in these industry sectors, and no publicly traded companies within these industry sectors were specifically excluded from consideration. Southwest Securities determined that none of the Enterprise Application and SaaS industry companies identified for this analysis was sufficiently similar to the Company in size, capital structure and/or overall business model to draw useful conclusions as to the implied value of the Company. Using publicly available information and information provided by the Company, Southwest Securities analyzed, among other things, the market multiples of the Company and the corresponding market multiples of selected publicly traded companies, as identified below, that Southwest Securities considered to be reasonably comparable to the Company based upon similar fields of business.

Market Multiples(1)
Latest 12 Months for Each Company

		Business Enterprise Value				P/E Multiples
					Market Capitalization Pretax Income			Market Capitalization/ Tan. Book Value
Symbol	Company	Revenues	EBITDA	EBIT		LTM EPS	2009E
CNQR	Concur Technologies, Inc.	nm	24.6x	nm	nm	nm	41.9x	4.3x
PROJ	Deltek, Inc.	1.2x	6.1x	7.3x	5.3x	8.4x	5.9x	nm
EPIC	Epicor Software Corp.	1.0x	8.4x	23.2x	26.7x	11.1x	5.6x	nm
SFSF	SuccessFactors, Inc.	2.5x	nm	nm	nm	nm	nm	nm
TLEO	Taleo Corp.	0.7x	7.6x	25.1x	30.3x	25.7x	8.2x	2.0x
UCNN	UCN Inc.	0.4x	nm	nm	nm	nm	nm	8.1x
ULTI	Ultimate Software Group Inc.	2.1x	20.8x	nm	nm	20.9x	27.6x	7.8x
VCSY	Vertical Computer Systems	3.3x	nm	28.8x	nm	nm	na	nm
	High	3.3x	24.6x	28.8x	30.3x	25.7x	41.9x	8.1x
	Low	0.4x	6.1x	7.3x	5.3x	8.4x	5.6x	2.0x
	Mean	1.6x	13.5x	21.1x	20.8x	16.5x	17.9x	5.5x
	Median	1.2x	8.4x	24.2x	26.7x	16.0x	8.2x	6.1x
ASUR	Forgent Networks, Inc.	nm	nm	nm	nm	nm	nm	0.6x

(1)
Multiples based on latest 12 months results except for 2009E P/E that is based on First Call consensus estimates, if available. Excludes all multiples less than zero and the following multiples: Revenues > 5.0x, EBITDA > 25.0x, EBIT > 30.0x, Pretax Income > 50.0x, Earnings > 75.0x and Tangible Book Value > 10.0x.

        Southwest Securities noted the Company's financial condition and historical financial results generally show continued operating losses, negative cash flow from operations, and significant operating lease liabilities.

        In its analysis, Southwest Securities derived and compared multiples for the Company (based on trading prices of the Company's Common Stock prior to December 5, 2008) and a range of multiples for the selected companies and noted that the Company has a negative enterprise value based on the public market price per share. Southwest Securities analyzed the enterprise value/revenues and market capitalization/tangible book value multiples calculated for the selected comparable companies and based on these results and an assessment of various qualitative and quantitative operating and financial characteristics of the comparable companies, Southwest Securities estimated multiple ranges.

        The resulting implied values, implied equity values, and implied equity values per share are calculated based on the mean and median enterprise values/sales and market capitalization/tangible book value of the comparable group as follows (amounts in thousands, except per share amounts):

	Latest 12 Months Amount	Comparable Company Median Multiple		Implied Values	Net Debt	Implied Equity Value	Implied Equity Value Per Share
Revenues	$10,182	1.2	x	$12,718	$(13,844)	$26,561	$0.85
Tangible Book Value	10,191	6.1	x			62,165	1.98

        This approach did not yield highly relevant comparable data because, due to the Company's significant operating losses, the only multiple comparisons that could be generated were based on revenues and tangible book value, which do not reflect the associated profitability of the comparable companies or recognize the significant losses incurred by the Company.

        Precedent Reverse Split Going Private Transactions Approach.     Southwest Securities reviewed recent going private transactions effected by means of a reverse stock split and analyzed the premiums paid in these transactions relative to the closing price of the underlying common stock prior to the announcement of the transaction. The median premiums observed for the one, 30, 60, 90, and 120-day periods were as follows:

Average Price Per Share	Recent Prices	Median Premium	Implied Price
Price at 12/5/08	$0.21	25.0%	$0.26
30-Day Average	$0.20	22.8%	$0.25
60-Day Average	$0.23	20.9%	$0.28
90-Day Average	$0.27	19.4%	$0.32
120-Day Average	$0.30	24.4%	$0.37

        Southwest Securities observed that the range of implied equity prices per share based on the median premiums paid in the precedent reverse split transactions ranged from a high of $0.37 to a low of $0.25 with a mean and median of $0.30 and $0.28, respectively.

        Specifically, Southwest Securities reviewed reverse stock split going private transactions involving the following companies:

Gouverneur Bancorp Inc.
Levcor International Inc.
Peoples-Sidney Financial Corp.
Enterprise Informatics Inc.
First Bancorp of Indiana Inc.
Oregon Pacific Bancorp
Clarkston Financial Corp
Peoples Bancorp
Jaclyn Inc.
CB Financial Corporation
Magstar Technologies Inc.
Medaire, Inc.
Orion Healthcorp Inc.
NBO Systems Inc.
Citizens Financial Corp
Harolds Stores, Inc.
Northway Financial Inc.
Essential Group, Inc.
EUPA International Corporation
Bactolac Pharmaceutical Inc.
Home City Financial
    Corporation
ITEC Attractions, Inc.
County Bank Corp.
Marlton Technologies, Inc.
FC Banc Corporation
McRae Industries, Inc.
News Communications, Inc.
Liberate Technologies
Refocus Group, Inc.
Community Investors
    Bancorp, Inc.
Home Loan Financial
    Corporation
Synbiotics Corporation
Mercury Air Group, Inc.
Lincoln Logs, Ltd.
ASB Financial Corporation
Davel Communications, Inc.
Decatur First Bank Group, Inc.
Trek Resources, Inc.
Benchmark Bancshares
KS Bancorp, Inc.
Horizon Telecom, Inc.
Mai Systems Corporation
Gateway Bancshares, Inc.
Sterling Sugars, Inc.
Bestway, Inc.
Spectrum Laboratories, Inc.
Giant Group, Ltd.
Bishop Capital Corporation

AVOCA, Incorporated
Crown Energy Corporation
TouchTunes Music Corporation
Webco Industries, Inc.
Crown Andersen, Inc.
ASA International Ltd.
Ambassador Food Services
    Corporation
MPSI Systems, Inc.
Semele Group, Inc.
Star Multi Care Services, Inc.
Safeguard Health Enterprises, Inc.
IBW Financial Corporation
The Seibels Bruce Group, Inc.
4-D Neuroimaging
Winter Sports, Inc.
Pacific Aerospace & Elect.
Siena Holdings
The Deltona Corporation
Tumbleweed, Inc.
PML, Inc.
IFX Corporation
South Banking Company
Avery Communications
Telespectrum Worldwide Inc.
Kimmins Corporation
Performance Industries, Inc.
Seven J Stock Farm, Inc.
Teltone Corporation
Control Chief Holdings, Inc.
Teraglobal Communications
    Corp.
Silver Diner, Inc.
The Coeur d'Alenes Company
Zeon Corporation
Metro Global Media, Inc.

        Precedent Merger and Acquisition Transactions Approach.     Southwest Securities reviewed merger and acquisition transactions in the Enterprise Application Software and SaaS industries that it deemed somewhat comparable to the Company. Southwest Securities noted that none of the target companies used in this analysis (with the partial exception of iEmployee which was acquired by the Company) were identical to the Company and while these companies were generally in the industry categories of the Company most were not comparable in size, capital structure and/or overall business model. It selected these transactions by searching SEC filings, analyst reports and industry databases. These comparable merger and acquisition transactions are set forth below (amounts in millions):

Acquirer	Target	Revenues	Tangible Book Value
NextGen Healthcare Information Systems, Inc.	Practice Management Partners, Inc.	$16.0	N/A
Taleo Corp.	Vurv Technology Inc.	51.2	$(79.5)
Concur Technologies, Inc.	H-G Holdings	61.9	25.8
Asure Software, Inc.	iEmployee	5.0	3.0
Hellman & Friedman Capital Partners	Kronos, Inc.	599.0	390.7
Infor Global Solutions, Inc.	Workbrain Corporation	96.9	55.2
Taleo Corp.	JobFlash, Inc.	1.5	(7.0)
BPO Management Services, Inc.	Human Resource MicroSystems, Inc.	1.2	(0.4)
Concur Technologies, Inc.	Outtask, Inc.	14.4	3.0

        Southwest Securities noted that this group of precedent transactions included situations where the target companies were performing at financial levels superior those of the Company (amounts in thousands, except per share amounts).

	Latest 12 Months Amount	Comparable Company Median Multiple	Implied Values	Net Debt	Implied Equity Value	Implied Equity Value Per Share
Revenues	$10,182	2.1x	$21,421	$(13,844)	$35,264	$1.13
Tangible Book Value	10,191	4.2x			42,802	1.38

        This approach did not yield highly relevant comparable data because, due to the Company's significant operating losses, the only multiple comparisons that could be generated were based on revenues and tangible book value, which do not reflect the associated profitability of the comparable transactions or recognize the significant losses incurred by the Company.

        Discounted Cash Flow Approach.     Southwest Securities performed a discounted cash flow analysis for the Company in which it calculated the present value of the projected future cash flows using the Company management's projections for the fiscal years 2009 through 2013. Management's projections for the fiscal years 2009 through 2013, as used by Southwest Securities in performing its discounted cash flow analysis, are as follows (amounts in thousands, except per share amounts):

	Year ended July 31,
		Projected
	Historical 2008(1)
		2009	2010	2011	2012	2013
Revenues	$10,182	$11,621	$13,286	$15,196	$17,385	$19,893
Gross profit	7,944	9,380	11,027	11,853	13,560	15,516
EBITDA	(4,299)	(4,328)	(1,383)	(1,243)	(451)	521
EBIT	(5,936)	(5,605)	(2,660)	(2,520)	(1,728)	(756)
Net income	(5,317)	(4,983)	(2,360)	(2,220)	(1,428)	(456)
Diluted EPS	(0.18)	(0.17)	(0.08)	(0.07)	(0.05)	(0.02)

(1)
Excludes $7.4 million asset impairment charge.

        Southwest Securities estimated a range of enterprise values for the Company based on the net present value of the Company's implied annual unlevered cash flows and a terminal value in 2013 calculated based upon a multiple of EBITDA. Southwest Securities applied a range of discount rates of 18.0% to 21.0% and a range of terminal value multiples of 10.0x to 13.0x of projected 2013 EBITDA. Projected unlevered cash flow numbers for the Company for the fiscal years 2009 to 2013 are negative $8.4 million, negative $2.1 million, negative $1.5 million, negative $0.8 million and $99,000, respectively. Based on the ranges of discount rates and terminal EBITDA multiples set forth above, the implied equity values for the Company were in a range of $0.26 per share and $0.29 per share. Southwest Securities did not independently verify the completeness or accuracy of the financial forecasts and other information provided by the Company's management and assumed such forecasts and information were reasonably prepared by the Company's management and reflect the best currently available estimates as to the future financial performance of the Company. The implied equity values were divided by the common shares outstanding of 31,109,000 in this analysis.

        Southwest Securities noted that the appropriate discount rate should be the rate of return available on alternative investment opportunities with comparable risk. This should be the rate that investors expect their investments to earn on equity to induce them to make the investment. Based on its analyses, Southwest Securities calculated the weighted average costs of capital of the comparable companies' stock which resulted in a mean discount rate of 19.1% and a median discount rate of 20.5%. The 10.0x-13.0x range of EBITDA multiples used in the discounted cash flow approach reflected the range of multiples that Southwest Securities observed for the comparable companies. Although discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including growth rates, terminal multiples, and discount rates. The valuation derived from the discounted cash flow analysis is not necessarily indicative of the Company's present or future value or results.

        Liquidation Analysis Approach.     Southwest Securities derived an implied equity reference range for the Company by performing a liquidation analysis based on internal estimates of the management of the Company. The analysis was based on an assessment of the liquidation value of balance sheet assets net of liabilities of the Company. The analysis assumed no federal tax impact. Based on certain ranges within this analysis, the implied high and low equity values for the Company were in a range of negative $7.9 million to positive $7.4 million. When the implied equity values were divided by the common shares outstanding of 31,109,000 this analysis resulted in the following implied per share equity range for the Company:

  Implied Equity Values
  Per Share
  $0.24—$(0.25)

         Miscellaneous Considerations.     No single company or transaction used in the above analyses, as a comparison, is identical to the Company or the proposed Reverse/Forward Stock Split, and an evaluation of the results of the foregoing analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading, or other values of the companies, businesses, or transactions analyzed. The analyses were prepared solely for purposes of Southwest Securities providing an opinion as to the fairness, from a financial point of view, of the cash consideration to be paid in the Reverse/Forward Stock Split and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.

        The preparation of a fairness opinion is a complex process that involves the application of subjective business judgments in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Several analytical approaches were used by Southwest Securities and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular approaches. The overall conclusions of Southwest Securities were based on all the analyses and factors described above taken as a whole and also based on Southwest Securities' experience and judgment. These conclusions may involve significant elements of subjective judgment and qualitative analysis. Southwest Securities therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

        In connection with its analyses, Southwest Securities made, and was provided by the Company's management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters many of which are beyond the Company's control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company, neither the Company nor Southwest Securities nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions. In addition, Southwest Securities has not been engaged to consider, and has expressed no opinion as to the effect of any possible changes in the assumptions or subsequent transactions as of the date of this Proxy Statement from those described to Southwest Securities in connection with the delivery of its Fairness Opinion.

        Special Consideration on Fairness to Continuing Stockholders.     Southwest Securities noted that implementation of the Reverse/Forward Stock Split will require the Company to use a portion of its cash reserves to pay for the Cashed Out Shares and to pay estimated transaction costs. Based on expected annual cost savings of $1,069,000 resulting from the proposed transaction, Southwest Securities believed this to be an appropriate use of the Company's cash and a beneficial long-term result for the Continuing Stockholders.

        Conclusion.     Based on its experience as an investment bank and subject to the various assumptions and limitations set forth in its Fairness Opinion, Southwest Securities concluded in its Fairness Opinion that, as of the date of the Fairness Opinion, the cash consideration to be paid to Cashed-Out Stockholders in lieu of fractional shares in the Reverse/Forward Stock Split is fair, from a financial point of view, to both the stockholders that will receive such consideration and the stockholders that will not receive such consideration.

        Engagement of Southwest Securities.     The Board of Directors selected Southwest Securities to render its Fairness Opinion based on the experience of Southwest Securities in mergers, acquisitions, going private transactions, and in securities valuation generally. Southwest Securities is a nationally recognized investment banking firm that is continuously engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, and business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructuring, and private placements of debt and equity securities.

        Southwest Securities has received $100,000 in connection with delivering its Fairness Opinion. Southwest Securities has not received any other fees for financial advisory or investment banking services from the Company or its affiliates in the last two years. Southwest Securities has provided financial advisory services to the Company in the past for which it received customary industry standard fees. Southwest Securities may provide other services to the Company in the future, for which it may receive a fee. No portion of the fee paid to Southwest Securities is contingent on the completion of the proposed going private transaction or the conclusions set forth in its Fairness Opinion. In addition, and regardless of whether the proposed going private transaction is completed, Southwest Securities is entitled to reimbursement from the Company of its reasonable out-of-pocket expenses incurred in connection with its services, including its reasonable attorneys' fees and related expenses, as well as indemnification against certain liabilities and expenses related to or arising in connection with the rendering of its services, including liabilities under the federal securities laws.

Deliberations and Recommendation of the Board of Directors.

        The Board of Directors reached its conclusions regarding the advisability of the Reverse/Forward Stock Split after an evaluation process chronologically summarized below:

        Given the various factors described in this Proxy Statement, such as the Company's current stock price, the potential involuntary delisting of the Company's Common Stock from the Nasdaq Capital Market, and the escalating reporting and compliance costs associated with the Company's status as a public reporting company, the Company's management decided to bring the possibility of a going private transaction to the attention of the Board of Directors in the fall of 2008.

        On October 16, 2008, the Board of Directors held a special meeting, by telephone, attended by five of the Company's six directors: Richard N. Snyder, Chairman of the Board of Directors, James H. Wells, Ray R. Miles, Kathleen A. Cote, and Lou Mazzucchelli (Richard J. Agnich was not in attendance). Also in attendance were Jay Peterson and Nancy Harris of the Company and Mark G. Johnson of the law firm of Winstead PC, the Company's general corporate legal counsel. Several agenda items were discussed at the meeting, including a discussion by Chairman Snyder of the Company's various options on a going forward basis, one option being the possibility of pursuing a going private transaction. Chairman Snyder generally advised the Board of Directors regarding the difficulties in pursuing such a transaction without additional information regarding the underlying considerations and procedures. Accordingly, the Board of Directors instructed management to further explore this possibility and to consider engaging an investment bank to assist in such process. Shortly thereafter, the Company's management recommended Southwest Securities to the Board of Directors.

        On November 19, 2008, the Board of Directors held a special meeting, by telephone, attended by all six of the Company's directors: Richard N. Snyder, Chairman of the Board of Directors, James H. Wells, Ray R. Miles, Kathleen A. Cote, Richard J. Agnich, and Lou Mazzucchelli. Also in attendance were Jay Peterson and Nancy Harris of the Company, Mark G. Johnson of Winstead PC, and Richard L. Davis of Southwest Securities. Several agenda items were discussed at the meeting, including a detailed presentation by Mr. Davis regarding going private transactions. The presentation highlighted (i) the various circumstances that typically give rise to going private transactions, (ii) the general advantages and disadvantages of going private, (iii) the basic methodology for effecting a reverse stock split, (iv) the evaluation approaches typically used for a fairness opinion, (v) the various procedural and regulatory requirements for going private, and (vi) the likely time schedule and cost for going private. Following the presentation, the Board of Directors asked Mr. Davis a series of questions pertaining to his presentation and engaged in a thorough discussion of the topic. As part of its ongoing discussion of the desirability and advisability of effecting a going private transaction, the Board of Directors next discussed the need and propriety of appointing an independent committee to handle the initial investigation and analysis of a possible going private transaction. Both Southwest Securities and the Company's general corporate legal counsel commented that, while the various considerations that traditionally dictate the appointment of a special committee (such as management independence or significant affiliated stockholdings) were not present in this case, it would be advisable for the Board of Directors to appoint an independent special committee. Following the adjournment of the meeting, and at the direction of the entire Board of Directors, Chairman Snyder contacted three independent directors (Lou Mazzucchelli, James H. Wells and Ray R. Miles) and secured their agreement to serve as the Special Committee. The Board of Directors then instructed management to continue to explore with Southwest Securities the possibility of going private, with the objective of presenting the Board of Directors with an update and, possibly, a proposal for going private at the next meeting of the Board of Directors.

        Following their appointment on November 19, 2008, the members of the Special Committee, individually and as a group, informally conferred among themselves, with Southwest Securities, and with Company counsel, regarding their duties and responsibilities. Based on those discussions, the Special Committee (i) decided that it did not need to retain independent legal counsel, and (ii) met with Southwest Securities to get Southwest Securities' insights and advice on going private. The Special Committee subsequently contacted Richard N. Snyder, the Chairman of the Board of Directors, and proposed that Southwest Securities make a presentation to the full Board of Directors at its next scheduled board meeting.

        On December 10, 2008, the Board of Directors held a special meeting, in person, attended by five of the Company's six directors: Richard N. Snyder, Chairman of the Board of Directors, James H. Wells, Ray R. Miles, Richard J. Agnich, and Lou Mazzucchelli (Kathleen A. Cote was not in attendance). Also in attendance were Jay Peterson and Nancy Harris of the Company, Mark G. Johnson of Winstead PC, and representatives of Southwest Securities. Although other matters were discussed, the primary intent of the meeting was to discuss a possible going private transaction in the context of the Company's future direction. First, Chairman Snyder noted that the Board of Directors had previously retained Southwest Securities and appointed the members of the Special Committee. Second, Southwest Securities gave a detailed presentation on the advantages and disadvantages of going private, on the economics of going private at it relates particularly to the Company, and on the logistics and timing for going private. As part of this report, Southwest Securities delivered an oral opinion to the effect that, as of the date of the report and based upon and subject to the matters stated in the report, the Reverse/Forward Stock Split with fractional share consideration of between $0.35 and $0.40 per share would be fair, from a financial point of view, to the holders of the Company's Common Stock. The presentation by Southwest Securities was followed by a full discussion between the Board of Directors and representatives of Southwest Securities, who were subsequently excused from the meeting. Third, the Board of Directors, including the members of the Special Committee, internally discussed the going private transaction in further detail. Among other discussion points, the Board of Directors noted that the Company does not currently enjoy any meaningful benefit from being a public reporting company. Fourth, the Special Committee formally recommended that the Board of Directors (i) authorize and direct the Company's management to proceed with a going private transaction, (ii) formally engage Southwest Securities to assist in the transaction, and (iii) direct Southwest Securities and the Company's general corporate legal counsel to immediately begin formulating a plan and a time schedule for implementing the going private transaction. Finally, after a full discussion of the recommendation, the Board of Directors voted unanimously to proceed with further analysis of such proposed going private transaction.

        Following the December 10, 2008 board meeting, Southwest Securities and the Company's legal counsel met to discuss the substance and timing of the going private transaction. They then presented to the Special Committee a transaction outline and timetable. Based on those discussions, Company's legal counsel proceeded to prepare initial drafts of the preliminary proxy statement and Schedule 13E-3 for the going private transaction, and then distributed those drafts to the Company's management team for review. The management team in turn distributed the draft documents to the Special Committee for review.

        On January 14, 2008, the Special Committee convened a meeting, which, by invitation of the Special Committee, was also attended by Richard N. Snyder, Chairman of the Board of Directors, Jay Peterson of the Company, Southwest Securities and the Company's general corporate legal counsel. At the meeting, the Special Committee (i) reviewed and commented on the drafts of the preliminary proxy statement and Schedule 13E-3, (ii) unanimously agreed to recommend fractional share consideration of $0.36 per share to the Board of Directors for its approval, and (iii) unanimously agreed to recommend a reverse split ratio of 1-for-750 to the Board of Directors for its approval.

        On January 21, 2009, all three members of the Special Committee met and unanimously approved the revised form of the preliminary proxy statement and Schedule 13E-3.

        On January 28, 2009, the Board of Directors held a special meeting, by telephone, attended by all six of the Company's directors: Richard N. Snyder, Chairman of the Board of Directors, James H. Wells, Ray R. Miles, Kathleen A. Cote, Richard J. Agnich, and Lou Mazzucchelli. Also in attendance were Jay Peterson of the Company, Mark G. Johnson and Justin A. Hoover of Winstead PC, and Richard L. Davis of Southwest Securities. First, the Special Committee presented its final recommendations to the Board of Directors for the Reverse/Forward Stock Split, namely fractional share consideration of $0.36 per share and a reverse split ratio of 1-for-750. Among other things, the Board of Directors noted the significant premium represented by such fractional share consideration over the current market price for the Common Stock and the likelihood of reducing the Company's number of stockholders of record to less than 300 as a result of such reverse split ratio. Second, the Board of Directors discussed the form of a preliminary Proxy Statement and Schedule 13E-3 previously circulated by the Company's executive officers. Third, the Board of Directors unanimously (i) approved the Reverse/Forward Stock Split at a fractional share consideration of $0.36 per share, (ii) approved the issuance of a press release with respect to the Reverse/Forward Stock Split and the filing of a Form 8-K (attaching the press release as an exhibit), (iii) approved the form of a preliminary Proxy Statement and a Schedule 13E-3, and (iv) resolved that, with the assistance of counsel, such preliminary Proxy Statement and Schedule 13E-3 be finalized and filed with the SEC by the executive officers of the Company.

        On April 9, 2009, the Board of Directors held a special meeting, by telephone, attended by five of the Company's six directors: Richard N. Snyder, Chairman of the Board of Directors, James H. Wells, Ray R. Miles, Richard J. Agnich, and Lou Mazzucchelli (Kathleen A. Cote was not in attendance). Also in attendance were Jay Peterson, Nancy Harris, and Paul D. Tesluk of the Company and Mark G. Johnson and Justin A. Hoover of Winstead PC. Among other agenda items, the Board of Directors discussed the procedures for obtaining stockholder approval of the Reverse/Forward Stock Split and unanimously set April 13, 2009 as the Record Date and June 2, 2009 as the date of the Special Meeting.

        Based upon its review of the Fairness Opinion and the Presentation, its discussions with Southwest Securities and independent legal counsel, the recommendation of the Special Committee, and its own evaluation of those and other factors, the Board of Directors unanimously determined that the Reverse/Forward Stock Split is in the best interests of the Company and is fair, substantively and procedurally, to the Company's unaffiliated stockholders, regardless of whether such stockholders are classified as Cashed-Out Stockholders or Continuing Stockholders.

ADDITIONAL INFORMATION REGARDING THE REVERSE/FORWARD STOCK SPLIT

Material Federal Income Tax Consequences.

        The following discussion is a summary of material anticipated United States federal income tax consequences relating to the Reverse/Forward Stock Split. It does not purport to be a complete discussion or analysis of all potential tax consequences which may apply to the Company and its stockholders, and it is not intended as tax advice to any person or entity. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE PROPOSED REVERSE/FORWARD STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

        In reviewing this discussion of federal income tax consequences, please be advised of the following:

  •
  This disclosure only addresses the United States federal income tax consequences to stockholders (both Cashed-Out Stockholders and Continuing Stockholders) who hold their shares of Common Stock as a capital asset.

  •
  This disclosure does not address all of the federal income tax consequences that may be relevant to particular stockholders based upon their individual circumstances or to stockholders who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign holders, or holders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation.

  •
  This disclosure is based upon the United States Internal Revenue Code of 1986, as amended (the "Code"), and the laws, regulations, rulings, and decisions in effect as of the date of this information statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. There can be no assurance that future legislation, regulations, administrative rulings or court decisions would not alter the consequences set forth below.

  •
  This disclosure does not address the tax consequences to the Company's stockholders under state, local, and foreign laws.

  •
  The Company has not requested or received a tax opinion from legal counsel with respect to any of the matters discussed herein.

  •
  No rulings have been or will be requested from the Internal Revenue Service with respect to any of the matters discussed herein, and there can be no assurances that the Internal Revenue Service will not take a position contrary to that described herein.

        Federal Income Tax Consequences to the Company.     The Board of Directors believes that the Reverse/Forward Stock Split will be treated as a tax-free "recapitalization" for federal income tax purposes. Accordingly, the Company will not recognize taxable income, gain or loss in connection with the Reverse/Forward Stock Split.

        Federal Income Tax Consequences to the Continuing Stockholders.     Continuing Stockholders will not recognize gain or loss, or dividend income, as a result of the Reverse/Forward Stock Split and the aggregate basis and holding period of such Continuing Stockholders in shares of Common Stock held immediately prior to the Reverse/Forward Stock Split will carry over as the aggregate basis and holding period of such Continuing Stockholders' shares of Common Stock held immediately after the Reverse/Forward Stock Split.

        Federal Income Tax Consequences to the Cashed-Out Stockholders.     The Cashed-Out Stockholders' receipt of cash pursuant to the Reverse/Forward Stock Split will be treated as a redemption of stock and will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on the Cashed-Out Stockholder's specific circumstances, will be taxed as either: (i) a sale or exchange of the redeemed shares, in which case the Cashed-Out Stockholder will recognize gain or loss equal to the difference between the cash payment and the Cashed-Out Stockholder's adjusted tax basis for the redeemed shares; or (ii) a cash distribution which is deemed to have the effect of a dividend, in which case it is treated: (A) first, as a taxable dividend to the extent of the Cashed-Out Stockholder's allocable share of the Company's accumulated earnings and profits; (B) then, as a tax-free return of capital to the extent of the stockholder's adjusted tax basis in the redeemed shares; and (C) finally, as gain from the sale or exchange of the redeemed shares.

        Under the principles of Section 302 of the Code, the Cashed-Out Stockholders will recognize capital gain or loss (rather than have the effect of the distribution of a dividend) with respect to the cash received if the redemption (1) is "not essentially equivalent to a dividend", (2) constitutes a "substantially disproportionate redemption of stock", or (3) is a "complete redemption" of the Cashed-Out Stockholder's interest in the Company, as described below.

        In applying the principles of Section 302 of the Code, the constructive ownership rules of Section 318 of the Code apply in determining a Cashed-Out Stockholder's ownership interest in the Company. For example, in determining whether a Cashed-Out Stockholder is considered to continue to hold an interest in the Company for federal income tax purposes immediately following the Reverse/Forward Stock Split, the Cashed-Out Stockholder will be treated as owning shares actually or constructively owned by certain family members and certain entities in which the Cashed-Out Stockholder has an interest.

        Not Essentially Equivalent to a Dividend.     The receipt of cash is "not essentially equivalent to a dividend" if the reduction in the Cashed-Out Stockholder's proportionate interest in the Company resulting from the Reverse/Forward Stock Split (taking into account for this purpose shares of stock which such Cashed-Out Stockholder is considered to constructively own under the attribution rules described above) is considered a "meaningful reduction" given such Cashed-Out Stockholder's particular facts and circumstances. In other cases, the Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test.

        Substantially Disproportionate Redemption of Stock.     The receipt of cash in the Reverse/Forward Stock Split will be a "substantially disproportionate redemption of stock" for the Cashed-Out Stockholder if the percentage of the outstanding shares of Company stock owned by such Cashed-Out Stockholder (and those other stockholders whose shares of stock are considered to be constructively owned by the Cashed-Out Stockholder under the attribution rules described above) immediately after the Reverse/Forward Stock Split is (a) less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) less than 80% of the percentage of all shares of the Company's voting stock actually and constructively owned by the Cashed-Out Stockholder immediately before the Reverse/Forward Stock Split.

        Complete Redemption.     A Cashed-Out Stockholder's interest in the Company is completely redeemed if all of the shares of the Company actually and constructively owned by the Cashed-Out Stockholder are redeemed, unless the Cashed-Out Stockholder makes a waiver of family attribution election and files it with the Internal Revenue Service pursuant to Section 302(c) of the Code, in which case the stock constructively owned by such stockholder does not have to be redeemed.

        If the Cashed-Out Stockholders' receipt of cash pursuant to the Reverse/Forward Stock Split is not treated as capital gain or loss under any of these tests, it will be treated: (A) first, as a taxable dividend to the extent of the Cashed-Out Stockholder's allocable share of the Company's accumulated earnings and profits; (B) then, as a tax-free return of capital to the extent of the Cashed-Out Stockholder's adjusted tax basis in the redeemed shares; and (C) finally, as a capital gain from the sale or exchange of the redeemed shares.

        Capital Gain and Loss.     For individuals, net capital gain (defined generally as total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. However, net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Also, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

        Special Rate for Certain Dividends.     In general, dividends are taxed at ordinary income rates. However, "qualified dividend income" received by individual or non-corporate stockholders will be taxed at the rate that applies to net capital gain. As previously discussed, the maximum capital gain rate is 15%. To be eligible for the capital gain rate for "qualified dividend income," a stockholder must have held the shares of Common Stock for more than 60 days during the 120-day period beginning 60 days before the ex-dividend period as measured under Section 246(c) of the Code and such stockholder must not be under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. "Qualified dividend income" does not include any amount which a stockholder takes into account as investment income under Section 163(d)(4)(B) of the Code for purposes of determining such stockholder's allowed investment interest deduction. YOU ARE URGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING YOUR APPLICABILITY FOR, AND THE APPROPRIATE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX TREATMENT OF, ANY SUCH DIVIDEND INCOME.

        Backup Withholding.     Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Reverse/Forward Stock Split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each stockholder to deliver such information when the Common Stock certificates are surrendered following the effective date of the Reverse/Forward Stock Split. Failure to provide such information may result in backup withholding.

        As explained above, the amounts paid to Cashed-Out Stockholders as a result of the Reverse/Forward Stock Split may result in dividend income, capital gain income or some combination thereof depending on your individual circumstances. The foregoing discussion of the Material Federal Income Tax Consequences of the Reverse/Forward Stock Split represents general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to the stockholders. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT YOUR OWN INDEPENDENT TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE PROPOSED REVERSE/FORWARD STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND ANY PROPOSED CHANGES IN APPLICABLE LAW.

Persons Retained to Make Solicitations.

        The Board of Directors has authorized the Company's executive officers to engage the services of an independent third party to assist the Company in making solicitations to its stockholders in connection with the proposed going private transaction and Reverse/Forward Stock Split. The Company has engaged BNY Mellon Shareholder Services (the "Proxy Solicitor") to provide such services and will pay the Proxy Solicitor a minimum fee of $7,500, plus reasonable expenses, for these services. As part of such engagement, BNY Mellon Shareholder Services is authorized to accept stockholder votes over the telephone in accordance with the company's customary procedures. In addition, the Company has agreed to indemnify the Proxy Solicitor against certain liabilities arising out of the engagement.

Financial Information.

        Attached as Appendix 5 to this Proxy Statement are audited financial statements for the two fiscal years ended July 31, 2007 and July 31, 2008 and unaudited balance sheets, comparative year-to-date income statements and related earnings per share data, statements of cash flows and comprehensive income for the fiscal quarter ended January 31, 2009. This financial information has been previously disclosed in the Company's Annual Report on Form 10-K/A for the year ended July 31, 2008 and in the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2009, filed with the SEC on January 27, 2009 and March 13, 2009, respectively.

	Three Months Ended January 31,		Fiscal Years Ended July 31,
	2009	2008	2008	2007
	(in thousands except per share data)
Ratio of earnings to fixed charges	0.4%	0.3%	0.2%	0.1%
Book value per share	$0.38	$0.82	$0.48	$0.88

Stock Certificates.

        Cashed-Out Stockholders with stock certificates representing their Cashed-Out Shares will receive a letter of transmittal from the Company as soon as practicable after the Effective Date of the Reverse/Forward Stock Split. The letter of transmittal will contain instructions on how to surrender existing certificates to the Transfer Agent for cash payment. Cashed-Out Stockholders will not receive cash payment until they surrender their outstanding certificates to the Transfer Agent, together with a completed and executed copy of the letter of transmittal. PLEASE DO NOT SEND YOUR CERTIFICATES UNTIL YOU HAVE RECEIVED YOUR LETTER OF TRANSMITTAL. Continuing Stockholders with stock certificates representing their Continuing Shares will continue to evidence ownership of the same number of shares as is set forth on the face of the certificates.

        The Company has appointed the Transfer Agent to act as exchange agent to carry out the exchange of certificates for cash. On the Effective Date of the Reverse/Forward Stock Split, all stock certificates evidencing ownership of Common Stock held by Cashed-Out Stockholders shall be deemed canceled without further action by such Cashed-Out Stockholders. Such certificates will no longer represent an ownership interest in the Company but will represent only the right to receive cash equal to $0.36 per share in exchange for such shares. Certificates representing shares of Common Stock held by Cashed-Out Stockholders subsequently presented for transfer will not be transferred on the Company's books and records.

        The Transfer Agent will furnish Cashed-Out Stockholders with the necessary materials and instructions to effect such surrender promptly following the Effective Date of the Reverse/Forward Stock Split. The letter of transmittal will direct how certificates are to be surrendered for cash. Stockholders must complete and sign the letter of transmittal and return it with their stock certificates to the Transfer Agent in accordance with the instructions set forth on the letter of transmittal before they can receive cash payment for those shares. Cashed-Out Stockholders should not send their stock certificates to the Company or the Transfer Agent until they have received a transmittal letter and followed the instructions therein.

        No service charges will be payable by Cashed-Out Stockholders in connection with the exchange of stock certificates or the payment of cash in lieu of issuing fractional shares. All expenses of the Reverse/Forward Stock Split will be borne by the Company.

 Appraisal Rights.

        Stockholders are not entitled to appraisal rights under the DGCL, the Company's Restated Certificate of Incorporation, or the Company's Bylaws in connection with the Reverse/Forward Stock Split, even if they vote against either of the two proposed amendments to the Company's Restated Certificate of Incorporation that would effect the Reverse/Forward Stock Split. The Company is not aware of any similar rights available under any applicable law, regulation, custom or contract to stockholders who object to the going private transaction.

Reservation of Rights.

        Although the Company is requesting stockholder approval of the Reverse/Forward Stock Split, the Board of Directors reserves the right to decide, in its sole discretion, to withdraw the proposed amendments to the Company's Restated Certificate of Incorporation for effecting such transaction from the agenda of the Special Meeting prior to any stockholder vote thereon or to abandon the Reverse/Forward Stock Split after such votes and before the Effective Date of the Reverse/Forward Stock Split, even if the proposals are approved. In addition, the Board of Directors intends to proceed with the filing of the Certificate of Amendment relating to the Reverse Stock Split (if approved by the stockholders) even if the Forward Stock Split has not been approved by the stockholders. Although the Board of Directors presently believes that the Reverse/Forward Stock Split is in the best interests of the Company and its stockholders, and thus has recommended a vote for the approval of the proposals to amend the Company's Restated Certificate of Incorporation, the Board of Directors nonetheless believes that it is prudent to recognize that, between the date of this Proxy Statement and the Effective Date of the Reverse/Forward Stock Split, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time. Such reasons include, without limitation, (i) any change in the nature of the Company's shareholdings prior to the Effective Date of the Reverse Stock Split which would result in the Company being unable to reduce its number of stockholders of record to below 300 as a result of the Reverse Stock Split, (ii) a change in the number of shares to be exchanged for cash in the Reverse/Forward Stock Split that would substantially increase the cost of the Reverse/Forward Stock Split, and (iii) any adverse change in the Company's financial condition that would render the Reverse/Forward Stock Split inadvisable. If the Board of Directors decides to withdraw the proposed amendments to the Company's Restated Certificate of Incorporation from the agenda of the Special Meeting, the Board of Directors will notify the stockholders of such decision promptly by mail and by announcement at the Special Meeting. If the Board of Directors decides to abandon the Reverse/Forward Stock Split after the Special Meeting and before the Effective Date of the Reverse/Forward Stock Split, the Board of Directors will notify the stockholders of such decision promptly by mail or by press release and any other appropriate public disclosure.

Voluntary Delisting.

        In order to avoid the added expense of applicable fees potentially levied by the Nasdaq Capital Market in connection with the Reverse/Forward Stock Split, the Company intends to voluntarily delist its Common Stock from trading on the Nasdaq Capital Market following approval of the Reverse/Forward Stock Split by the Company's stockholders and prior to the filing of the Certificates of Amendment with the Delaware Secretary of State. In accordance with Nasdaq Marketplace Rules, the Company will notify Nasdaq at least ten calendar days prior to the Special Meeting that if the Company's stockholders approve the Reverse/Forward Stock Split at the Special Meeting, then the Company plans to file a Form 25 with the SEC to voluntarily delist its Common Stock from trading on the Nasdaq Capital Market. If the stockholders approve the Reverse Stock Split, the Company will immediately file the Form 25 with the SEC, and Nasdaq will suspend trading of the Company's Common Stock promptly thereafter. The Company's Common Stock would cease to be listed on the

Nasdaq Capital Market on the tenth calendar day after the Company has filed the Form 25 with the SEC. The Company would then file the Certificates of Amendment with the Delaware Secretary of State to consummate the Reverse/Forward Stock Split. In the event the Company's stockholders do not approve the Reverse/Forward Stock Split, the Company will not file the Form 25 with the SEC and will promptly notify Nasdaq that the Company no longer intends to voluntarily delist its Common Stock from trading on the Nasdaq Capital Market.

Potential Involuntary Delisting by Nasdaq

        If the Reverse/Forward Stock Split is not completed, the Common Stock may be involuntarily delisted from the Nasdaq Capital Market due to the Company's failure to comply with Nasdaq's continued listing standards. On February 4, 2008, the Company received a Nasdaq deficiency letter indicating that, for 30 consecutive business days, the bid price per share of the Company's Common Stock closed below the minimum $1.00 per share requirement. Therefore, the Company's Common Stock was subject to potential delisting from the Nasdaq Global Market Exchange pursuant to Nasdaq Marketplace Rule 4450(a)(5). The Company was provided 180 calendar days, or until August 4, 2008, to regain compliance by maintaining a share bid price in excess of $1.00 for ten consecutive business days. The Company worked to regain compliance through improving its operating results, but it was unable to regain compliance with the minimum bid requirement. Consequently, the Company applied for a transfer listing on the Nasdaq Capital Market. Nasdaq approved the application and transferred the Company's securities to the Nasdaq Capital Market, effective September 19, 2008. As a result of this transfer, the Company was provided an additional 180 calendar days, beginning from the original August 4, 2008 deadline, or until February 2, 2009, to regain compliance with the minimum $1.00 bid price requirement.

        Due to current unprecedented market conditions, Nasdaq has suspended the enforcement of its rules requiring a minimum $1.00 closing bid price for all Nasdaq-listed companies through July 20, 2009. Consequently, the Company's compliance deadline has been extended to November 3, 2009. Therefore, if the Company cannot achieve compliance with the minimum share price requirement by such date, Nasdaq will provide the Company with written notification that its Common Stock will be delisted from the Nasdaq Capital Market.

        The Company expects that delisting from the Nasdaq Capital Market would substantially reduce or eliminate the public market for the Common Stock and, as a result, stockholders may experience a significant decrease in the value of their Common Stock. Furthermore, if the Company is involuntarily delisted by Nasdaq, rather than by voluntarily delisting in connection with the Reverse/Forward Stock Split, the Company would continue to be subject to the reporting requirements of the SEC and continue incurring significant reporting and compliance costs.

        Sources of Funds and Expenses.    Based on estimates of record ownership of the Common Stock, the number of shares of Common Stock outstanding, and other information as of January 28, 2009, the most recent practicable date prior to the first public announcement of the proposed Reverse/Forward Stock Split, and assuming that 1,346,740 fractional shares will be cashed out pursuant to the Reverse/Forward Stock Split, the Company estimates that the total funds required to consummate the Reverse/Forward Stock Split will be approximately $835,000, of which $485,000 will be used to pay the cash consideration to Cashed-Out Stockholders and $350,000 will be used to pay the following transactional costs:

Legal fees:	$125,000
Financial advisory services & Fairness Opinion:	$100,000
Printing and related proxy costs:	$65,000
Accounting fees:	$50,000
Transfer Agent fees:	$10,000

Total:	$350,000

        The Company intends to fund the costs of the Reverse/Forward Stock Split with cash on hand.

INFORMATION ABOUT THE COMPANY

Price Range of Common Stock.

        The Common Stock is traded on the Nasdaq Capital Market under the symbol "ASUR." On January 28, 2009, the most recent practicable date prior to the first public announcement of the proposed Reverse/Forward Stock Split, the closing price for the Common Stock was $0.19 per share, and there were 31,111,276 shares of Common Stock outstanding. On April 16, 2009, the most recent practicable date prior to the date of this Proxy Statement, the closing price for the Common Stock was $0.14 per share, and there were 31,106,298 shares of Common Stock outstanding. The high and low bid prices for the Common Stock for each quarter during the past two years are set forth in the table below. These quotations represent prices among dealers of the Common Stock and do not include retail mark-ups, mark-downs, or commissions, and do not necessarily represent actual transactions.

Quarter Ended	High Bid Price	Low Bid Price
April 30, 2007	$1.67	$0.82
July 31, 2007	$1.38	$0.80
October 31, 2007	$1.49	$0.65
January 31, 2008	$1.39	$0.65
April 30, 2008	$0.90	$0.29
July 31, 2008	$0.57	$0.28
October 31, 2008	$0.45	$0.15
January 31, 2009	$0.33	$0.11

Prior Stock Purchases by the Company.

        The Company has not purchased any shares of its Common Stock during the past two years.

Dividends.

        The Company has not paid dividends on its Common Stock during fiscal years 2008 and 2007, and has no plans to pay dividends on the Common Stock in the foreseeable future, preferring to continue its policy of retaining earnings for reinvestment in its business, rather than paying cash dividends.

Significant Corporate Events

        On October 5, 2007, Forgent acquired all of the outstanding capital stock of iSarla Inc., a Delaware corporation and application service provider. In consideration for the acquisition, Forgent paid approximately $12,661,000, including $6,602,000 in cash, 5,095 shares of its Common Stock, and transaction costs of approximately $1,072,000. A copy of the underlying Agreement and Plan of Merger, dated as of September 11, 2007, by and among Forgent Networks, Inc., Cheetah Acquisition Company, Inc., iSarla, Inc. and the Principal Stockholders signatory thereto was attached as Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2007, filed with the SEC on December 17, 2007.

Directors and Executive Officers.

        The following sets forth certain information concerning the Company's directors and executive officers, including their names, principal occupations and other employment during the past five years, and their directorships in certain companies, as reported by the respective executive officers and directors. The address of each executive officer and director of the Company is c/o Forgent Networks, Inc., 108 Wild Basin Road, Austin, Texas 78746. This information is also set forth in "Item 1. BUSINESS" and "Item 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT" of the Company's Annual Report on Form 10-K/A, filed with the SEC on January 27, 2009

   Directors

        Richard N. Snyder has served as a director of the Company since December 1997 and was elected Chairman of the Board in March 2000. In June 2001, Mr. Snyder was elected President and Chief Executive Officer of the Company. From September 1997 until assuming the positions of President and Chief Executive Officer of our company, Mr. Snyder served as Founder and Chief Executive Officer of Corum Cove Consulting, LLC, a consulting firm specializing in providing strategic guidance to high technology businesses. From 1996 until 1997, Mr. Snyder was the Senior Vice President of World Wide Sales, Marketing, Service and Support of Compaq Computer Corp., a worldwide computer company. From 1995 until 1996, Mr. Snyder was the Senior Vice President and General Manager of Dell Americas, a computer manufacturer and marketer. Prior to 1995, Mr. Snyder served as group general manager of the Deskjet Products Group of Hewlett Packard. He also serves as a director of Symmetricom, Inc., based in San Jose, California.

        Richard J. Agnich has served as a director of the Company since March 2003. He is currently an advisor to technology start-ups, a trustee of Austin College and Chairman of the Entrepreneurs Foundation of North Texas. Mr. Agnich is also currently serving as a director of ST Assembly Test Services, Ltd. (STTS, NASDAQ), a leading semiconductor test and assembly service provider headquartered in Singapore. Prior to his retirement in 2000, Mr. Agnich served as Senior Vice President, General Counsel and Secretary and various other positions at Texas Instruments Incorporated since 1973.

        Kathleen A. Cote has served as a director of the Company since December 1999. From May 2001 through June 2003, she was Chief Executive Officer of Worldport Communications, Inc., a provider of internet managed services to the European market. In January 1998, Ms. Cote founded Seagrass Partners, a provider of expertise in business planning and strategic development, and served as President until May 2001. From November 1996 to January 1998, Ms. Cote served as Chief Executive Officer of Computervision Corporation, an international provider of software for data management and product development software and services. From November 1986 to November 1996, she held various senior management positions with Computervision Corporation. In January 1998, Computervision Corporation was acquired by Parametric Technology Corporation. Ms. Cote is also a director of Western Digital Corporation and VeriSign, Inc.

        Lou Mazzucchelli has served as a director of the Company since February 2002. He is currently a venture partner at Ridgewood Capital, a venture capital firm focusing its investments in the information technology industry. Prior to joining Ridgewood Capital in 2001, Mr. Mazzucchelli was an investment banker at Gerard Klauer Mattison in New York, which he joined in 1996 as their PC and digital media technology analyst. Previously, Mr. Mazzucchelli spent 13 years leading Cadre Technologies, a pioneering computer-aided software engineering tools company that he founded in 1982 and grew to become one of the top 50 U.S. independent software vendors before its sale in 1986.

        Ray R. Miles has served as a director of the Company since March 2003. He is currently working with Rajko Associates, a company that provides consulting services on corporate strategy. From 2001 to 2002, Mr. Miles served as the President of Communications Services, a service line of the Operations Solutions business of EDS, Inc. Prior to joining Communications Services, Mr. Miles was a business manager and manager of software strategy at Texas Instruments from 1999 to 2001. From 1996 to 1999, Mr. Miles served as a branch manager and then Chief Operating Officer of Deutsche Telekom Alliance, a strategic alliance between Texas Instruments Incorporated and Deutsche Telekom.

        James H. Wells has served as a director of the Company since December 1999. He currently consults with early stage internet start-up companies. Mr. Wells was the Senior Vice President of Marketing and Business Development of Dazel, a Hewlett Packard enterprise software company, from January 1999 through February 2000. From April 1995 to March 1998, Mr. Wells served as Vice President of Sales and was a founding officer in the internet streaming company, RealNetworks, Inc.

   Executive Officers

        Richard N. Snyder, Chairman of the Board and Chief Executive Officer, joined the Company's Board of Directors in December 1997 and became Chairman of the Board in March 2000. In June 2001, Mr. Snyder was named President and Chief Executive Officer. Mr. Snyder has over 32 years of senior management experience, including Founder and Chief Executive Officer at Corum Cove Consulting, LLC, Senior Vice President of Worldwide Sales, Marketing, Service and Support at Compaq Computer Corporation, Senior Vice President and General Manager at Dell Americas and Group General Manager of the Deskjet Products Group at Hewlett-Packard. Mr. Snyder received a Masters in Business Administration degree from Saint Mary's College and a Bachelor of Science degree from Southern Illinois University.

        Nancy L. Harris, Senior Vice President of Operations and Chief Operating Officer, joined the Company in October 2001 as Vice-President of Marketing. She currently serves as the Company's Chief Operating Officer and Senior Vice-President of Operations and is responsible for the daily operations of the Company's software segment. Ms. Harris has 23 years experience in the software industry, serving in both marketing and development capacities. Prior to joining the Company, Ms. Harris was the Director of Marketing and Product Management at Clear Commerce, an Internet transaction-processing software company (2000 to 2001). Prior to that, Ms. Harris spent eight years with BMC Software in various positions including Director of Field Marketing, Director of Product Marketing and Development Manager. Ms. Harris also spent several years with Andersen Consulting in various capacities. Ms. Harris holds a Masters of Science in Marketing degree and a Bachelor of Science in Journalism degree from Northwestern University.

        Jay C. Peterson, Vice President and Chief Financial Officer, joined the Company in September 1995 as Manager of Corporate Planning and has served as the Company's Chief Financial Officer and Vice President of Finance since May 2000. Prior to joining the Company, Mr. Peterson performed as Assistant Controller with the Dell Direct Channel that generated $1 billion in annual sales at Dell Computer Corporation and held various financial positions during 11 years with IBM Corporation. Mr. Peterson holds a Masters in Business Administration degree and a Bachelor of Arts in Economics degree from the University of Wisconsin.

Interests of Certain Persons in Matters to be Acted Upon.

        Certain directors and officers of the Company have an interest in the equity securities of the Company, as set forth below. The Reverse/Forward Stock Split shall affect the stockholders of the Company only in accordance with the numbers of Common Stock held by them and will not be affected by the insider status of any stockholders. The directors and executive officers receive no extra or special benefit not shared on a pro rata basis by all other holders of the Common Stock, except that, by deregistering the Common Stock under the Exchange Act subsequent to the consummation of the Reverse/Forward Stock Split, the Company will no longer be prohibited, pursuant to Section 402 of Sarbanes-Oxley, from making personal loans to the Company's directors or executive officers. However, the Company does not have a present intention of making personal loans to its directors and officers, and the ability to make such loans was not a reason considered by the Company or the Board of Directors in evaluating the benefits of the Reverse/Forward Stock Split. If the Reverse/Forward Stock Split is implemented, neither the directors and officers of the Company nor the Continuing Stockholders will benefit by any material increase in their percentage ownership of the Common Stock or in the net book value of their holdings.

        As of January 28, 2009, the most recent practicable date prior to the first public announcement of the proposed Reverse/Forward Stock Split, the directors (including the Independent Directors) and officers of the Company, who collectively own approximately 2.3% of the voting power of the Common

Stock outstanding and entitled to vote at the Special Meeting, have indicated that they will vote in favor of the Reverse/Forward Stock Split at the Special Meeting.

        The following table sets forth the beneficial ownership of each of the Company's executive officers and directors as a group of the Common Stock as of July 31, 2008, the last day of the Company's prior fiscal year.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
Richard N. Snyder	983,655	(3)	3.12%
Kathleen A. Cote	68,772	(4)	*
James H. Wells	95,672	(5)	*
Lou Mazzucchelli	57,772	(6)	*
Richard J. Agnich	97,772	(7)	*
Ray R. Miles	51,772	(8)	*
Jay C. Peterson	275,392	(9)	*
Nancy Harris	265,680	(10)	*
All Officers and Directors as a group (8 persons)	1,884,391	(11)	6.04%

*
Indicates ownership of less than 1% of our common stock

(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Amounts shown include shares of our common stock issuable upon exercise of certain outstanding options within 60 days after July 31, 2008.

(2)
Except for the percentages of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 30,696,727 shares of our common stock issued and outstanding on July 31, 2008. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

(3)
Consists of 442,933 shares held by Mr. Snyder directly and 540,722 shares which Mr. Snyder may acquire upon the exercise of options within 60 days after July 31, 2008.

(4)
Consists of 23,772 shares held by Ms. Cote directly and 45,000 shares which Ms. Cote may acquire upon the exercise of options within 60 days after July 31, 2008.

(5)
Consists of 50,672 shares held by Mr. Wells directly and 45,000 shares which Mr. Wells may acquire upon the exercise of options within 60 days after July 31, 2008.

(6)
Consists of 12,772 shares held directly by Mr. Mazzucchelli and 45,000 shares which Mr. Mazzucchelli may acquire upon the exercise of options within 60 days after July 31, 2008.

(7)
Consists of 62,772 shares held directly by Mr. Agnich and 35,000 shares which Mr. Agnich may acquire upon the exercise of options within 60 days after July 31, 2008.

(8)
Consists of 16,772 shares held by Mr. Miles directly and 35,000 shares which Mr. Miles may acquire upon the exercise of options within 60 days after July 31, 2008.

(9)
Consists of 51,017 shares held by Mr. Peterson directly and 224,375 shares which Mr. Peterson may acquire upon the exercise of options within 60 days after July 31, 2008.

(10)
Consists of 115,512 shares held by Ms. Harris directly and 150,168 shares which Ms. Harris may acquire upon the exercise of options within 60 days after July 31, 2008.

(11)
All options held by our chief executive officer and the named executive officers were granted under the 1989 Stock Option Plan or the 1996 Stock Option Plan. Pursuant to these stock option plans, all options granted thereunder are immediately exercisable, however, shares issued upon exercise are subject to repurchase by our company, at the exercise price, to the extent of the number of shares that have not vested in the event that the optionees' employment terminates prior to all such optionees' options becoming vested.

Rights Agreement.

        If the Reverse/Forward Stock Split is approved by the stockholders, the Board of Directors intends to amend the Company's existing Rights Agreement, dated December 19, 2005 (the "Rights Agreement"), so that the Rights Agreement will terminate immediately prior to the Effective Date of the Reverse/Forward Stock Split. The Rights Agreement was originally adopted by the Board of Directors as a defensive measure in the event of an unsolicited acquisition of 15% or more of the Company's Common Stock by certain persons unaffiliated with the Company (e.g., in the context of a hostile takeover bid). Pursuant to the Rights Agreement, each holder of a share of Common Stock is also granted a right to purchase one one-thousandth of a share of the Company's Series A Preferred Stock upon the occurrence of certain triggering events. Neither the Reverse/Forward Stock Split nor the proposed going private transaction constitute one of those triggering events. Accordingly, the Board of Directors intends to effectively terminate the Rights Agreement, pursuant to its amendatory authority under the Rights Agreement and the DGCL, in the event the Reverse/Forward Stock Split is approved by the stockholders. To date, no shares of the Company's Series A Preferred Stock have been issued or are outstanding currently.

MEASURES 1 AND 2—APPROVAL OF THE PROPOSALS TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT AND THE FORWARD STOCK SPLIT

Summary and Structure of the Reverse/Forward Stock Split.

        The Board of Directors has authorized, and unanimously recommends for stockholder approval, two separate proposals to amend the Company's Restated Certificate of Incorporation to effect a going private transaction via a reverse/forward stock split (referred to in this Proxy Statement as the "Reverse/Forward Stock Split"). The Reverse/Forward Stock Split consists of a 1-for-750 reverse stock split (referred to in this Proxy Statement as the "Reverse Stock Split") such that stockholders owning less than 750 shares of Common Stock would have such shares canceled and converted into the right to receive the cash consideration set forth herein. After the Reverse Stock Split is completed, it will be followed immediately by a 750-for-1 forward stock split (referred to in this Proxy Statement as the "Forward Stock Split") such that stockholders owning 750 or more shares of Common Stock before the Reverse Stock Split would own the same number of shares of Common Stock after the Forward Stock Split. The Reverse/Forward Stock Split is intended to take effect on the date the Company files the Certificates of Amendment with the Delaware Secretary of State, or on any later date that the Company may specify in the Certificates of Amendment (as previously defined, the "Effective Date"). At 5:59 p.m. C.S.T. on the Effective Date, the Company will effect a 1-for-750 reverse stock split of the Common Stock. Any stockholder owning less than 750 shares of the Common Stock at 5:59 p.m. C.S.T. (referred to in this Proxy Statement as a "Cashed-Out Stockholder") will have the right to receive cash in exchange for each share of Common Stock held by such stockholder immediately before the Reverse Stock Split, and will no longer be a stockholder of the Company. Any stockholder owning 750 or more shares of the Common Stock immediately before the Reverse Stock Split (referred to in this Proxy Statement as a "Continuing Stockholder") will receive one seven-hundred-and-fiftieth (1/750th) of a share of Common Stock for each such share. At 6:01 p.m. C.S.T. on the Effective Date (and after the completion of the Reverse Stock Split), the Company will effect a 750-for-1 forward stock split of the Common Stock, pursuant to which a holder of one or more shares of Common Stock immediately before the Forward Stock Split (and immediately after the Reverse Stock Split) will hold 750 shares of Common Stock immediately after the Forward Stock Split and, with respect to any fractional shares, will hold such lesser number of shares as may be applicable based upon a 750-to-1 ratio. (For more detail, see "SPECIAL FACTORS—Effects of the Reverse/Forward Stock Split.")

        The Board of Directors has set the cash consideration to be paid to Cashed-out Stockholders at $0.36 per share of Common Stock. The Board of Directors made this determination in good faith, based, in part, upon the Fairness Opinion and the Presentation prepared by Southwest Securities, the recommendation of the Special Committee, and other factors the Board of Directors deemed relevant. The Company currently estimates that Cashed-Out Stockholders would receive cash consideration for their cancelled shares within approximately 30 days after the Effective Date, and no interest will accrue or be paid on such cash consideration during that time. (For more detail, see "SPECIAL FACTORS—Fairness of the Reverse/Forward Stock Split.")

        In order to complete the Reverse/Forward Stock Split, the affirmative vote of at least a majority of the outstanding shares of the Common Stock entitled to vote, voting together as a single class, is required to approve each of the proposals to amend the Company's Restated Certificate of Incorporation to effect the Reverse/Forward Stock Split. As of January 28, 2009, the most recent practicable date prior to the first public announcement of the proposed Reverse/Forward Stock Split, the directors (including the Independent Directors) and officers of the Company, who collectively own approximately 2.3% of the voting power of the Common Stock outstanding and entitled to vote at the Special Meeting, have indicated that they will vote in favor of the Reverse/Forward Stock Split at the Special Meeting. The Board of Directors has retained for itself the absolute authority to reject (and not implement) the Reverse/Forward Stock Split (even after approval thereof by the stockholders) if the

Board of Directors subsequently determines, for any reason, that the Reverse/Forward Stock Split is not then in the best interests of the Company. Such reasons may include a change in the nature of the Company's shareholdings prior to the Effective Date such that the Company would be unable to reduce the number of its stockholders of record to less than 300 as a result of the Reverse/Forward Stock Split. In addition, the Board of Directors intends to proceed with the filing of the Certificate of Amendment relating to the Reverse Stock Split (if approved by the stockholders) even if the Forward Stock Split has not been approved by the stockholders.

        The Reverse/Forward Stock Split would be considered a "going private" transaction as defined in Rule 13e-3 promulgated under the Exchange Act because the Reverse/Forward Stock Split is intended to and, if completed, will likely terminate the registration of the Common Stock under Section 12(g) of the Exchange Act and suspend the Company's duty to file periodic reports with the SEC. In connection with the Reverse/Forward Stock Split, the Company has filed a Schedule 13E-3 with the SEC. (For more detail, see "SPECIAL FACTORS—Purposes of the Reverse/Forward Stock Split.")

Certificates of Amendment to Effect the Reverse/Forward Stock Split.

        The proposed amendments to the Company's Restated Certificate of Incorporation underlying Measures 1 and 2 are attached to this Proxy Statement as Appendices 1 and 2, respectively, and are incorporated herein by reference.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF MEASURES 1 AND 2—AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT AND THE FORWARD STOCK SPLIT

 MEASURE 3—APPROVAL OF THE ADJOURNMENT PROPOSAL

        The Company may ask stockholders to vote upon a proposal to postpone or adjourn the Special Meeting (the "Adjournment Proposal") to permit further solicitation of proxies in the event that an insufficient number of shares of Common Stock is present in person or by proxy to approve the Reverse/Forward Stock Split. If this motion is made, a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting, will be required to approve the motion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF MEASURE 3—THE ADJOURNMENT PROPOSAL

OTHER BUSINESS

        Management of the Company knows of no other business which may come before the Special Meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed Proxy Card, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

Appendix 1

FORM OF
REVERSE STOCK SPLIT
AMENDMENT

The Fourth Article of the Restated Certificate of Incorporation of Forgent Networks, Inc. is hereby amended and replaced in its entirety as follows:

        FOURTH: The Corporation shall have the authority to issue two (2) classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." All of said shares shall be One Cent ($.01) par value each. The total number of shares of capital stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000), which shall consist of Forty Million (40,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Preferred Stock.

        Without regard to any other provision of this Restated Certificate of Incorporation, effective at 5:59 p.m. C.S.T. on                                    , 2009, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into one seven-hundred-and-fiftieth (1/750th) of a fully-paid and non-assessable share of Common Stock, without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued to any stockholder owning less than 750 shares of Common Stock immediately prior to the time this amendment becomes effective, and that instead of issuing fractional shares to such stockholders, the Corporation shall pay an amount in cash equal to $0.36 per share of Common Stock held by such stockholders immediately before this amendment becomes effective.

Appendix 2

FORM OF
FORWARD STOCK SPLIT
AMENDMENT

The Fourth Article of the Restated Certificate of Incorporation of Forgent Networks, Inc. is hereby amended and replaced in its entirety as follows:

        FOURTH: The Corporation shall have the authority to issue two (2) classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." All of said shares shall be One Cent ($.01) par value each. The total number of shares of capital stock which the Corporation shall have the authority to issue is Fifty Million (50,000,000), which shall consist of Forty Million (40,000,000) shares of Common Stock and Ten Million (10,000,000) shares of Preferred Stock.

        Without regard to any other provision of this Restated Certificate of Incorporation, effective at 6:01 p.m. C.S.T. on                                    , 2009, each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation or its agent pending disposition on behalf of those entitled thereto), immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into seven hundred and fifty (750) fully-paid and non-assessable shares of Common Stock (or, with respect to such fractional shares and interests, such lesser number of shares and fractional shares or interests as may be applicable based upon such 750-to-1 ratio), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares shall be issued.

Appendix 3

FRONT OF CARD

PROXY	PROXY

FORGENT NETWORKS, INC.
d/b/a Asure Software
SPECIAL MEETING OF STOCKHOLDERS—JUNE 2, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jay C. Peterson and Richard N. Snyder severally as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the votes to which the shares of common stock, par value $.01 per share (the "Common Stock"), of Forgent Networks, Inc. d/b/a Asure Software held of record by the undersigned are entitled at the Special Meeting of stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Special Meeting and Proxy Statement, dated April 20, 2009, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect the Forward Stock Split unless the Reverse Stock Split is approved by the stockholders.

  1.
  To approve an amendment to the Company's Restated Certificate of Incorporation to effect a 1-for-750 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock whereby stockholders owning less than 750 shares of Common Stock would have such shares cancelled and converted into the right to receive the cash consideration of $0.36 per share on a pre-split basis.

            ☐                FOR                         ☐                AGAINST                         ☐                ABSTAIN

  2.
  To approve an amendment to the Company's Restated Certificate of Incorporation, if the Reverse Stock Split is approved, to effect a 750-for-1 forward stock split (the "Forward Stock Split") of the Company's Common Stock immediately following the Reverse Stock Split whereby stockholders owning 750 or more shares of Common Stock before the Reverse Stock Split would own the same number of shares of Common Stock after the Forward Stock Split.

            ☐                FOR                         ☐                AGAINST                         ☐                ABSTAIN

  3.
  To approve the postponement or adjournment of the Special Meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the Reverse/Forward Stock Split.

            ☐                FOR                         ☐                AGAINST                         ☐                ABSTAIN

  4.
  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

BACK OF CARD

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. If no indication is made, this proxy will be voted for Measures 1 and 2.

Please sign exactly as your name appears hereon. When the shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
Signature
Signature, if held jointly
Dated:	, 2009

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

Appendix 4

                    January 29, 2009

Special Committee of the Board of Directors
Forgent Networks, Inc.
108 Wild Basin Road
Austin, Texas 78746

Dear Members of the Special Committee:

        Forgent Networks, Inc. (the "Company") proposes to effect a reverse stock split of its common stock in which the holders of less than one share following the reverse stock split will receive cash in lieu of their fractional shares (the "Reverse Stock Split"). We were engaged by a special committee of the board of directors of the Company (the "Special Committee") to provide advisory services in connection with the proposed Reverse Stock Split. The Special Committee has requested our opinion as to the fairness from a financial point of view to common stockholders of the Company of the $0.36 per pre-Reverse Stock Split share to be paid in lieu of their fractional shares (the "Consideration").

        In the course of performing our review and analysis for rendering this opinion, we have, among other things: (i) reviewed a draft of the proxy statement of the Company pertaining to the Reverse Stock Split (the "Proxy Statement"); (ii) reviewed and analyzed certain publicly available financial and other data with respect to the Company and certain other relevant historical operating data relating to the Company made available to us from published sources and from the internal records of the Company; (iii) conducted discussions with members of the senior management of the Company with respect to the business prospects and financial outlook the Company; (iv) visited certain facilities and the business offices of the Company; (v) reviewed current and historical market prices and trading activity of the common stock of the Company; (vi) compared certain financial information for the Company with similar information for certain other companies, the securities of which are publicly traded; (vii) reviewed the financial terms, to the extent publicly available, of selected precedent transactions which we deemed generally comparable to the Company and the Reverse Stock Split; and (viii) conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate.

        In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all data material, and other information furnished or otherwise made available to us, discussed with us or reviewed by us, or that was publicly available, and we do not assume responsibility for or with respect to such data, material, or other information. We have not performed an independent evaluation, physical inspection or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, and we have not been furnished with any such valuations or appraisals. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject. In relying on the financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have further relied on the assurances of management of the Company that they are unaware of any facts that would make such business prospects and financial outlook incomplete or misleading. We have also assumed that the Proxy Statement will be identical in all material respects to the latest available drafts reviewed by us; that the Reverse Stock Split will be consummated in a timely manner and in accordance with the terms set forth in the Proxy Statement without waiver, modification, or amendment of any material term, condition or agreement; and that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Reverse Stock Split will be obtained without any material adverse effect on the Company or on the contemplated benefits of the Reverse Stock Split.

Southwest Securities, Inc.    •    1201 Elm Street, Suite 350    •    Dallas, Texas 75270-2180    •    214.859.1800    •    www.swst.com
MEMBER: NEW YORK STOCK EXCHANGE

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and information available to us, as of the date hereof. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

        Our opinion addresses solely the fairness of the financial terms of the Reverse Stock Split and does not address any other terms or agreement relating to the Reverse Stock Split or any other matters pertaining to the Company. We were not authorized to solicit, and did not solicit, other potential parties with respect to a transaction with the Company. We have not considered, nor are we expressing any opinion with respect to, the price at which shares of the Company's common stock may trade following announcement or consummation of the Reverse Stock Split.

        We are acting as financial advisor to a Special Committee in connection with the Reverse Stock Split and will receive a fee for our services. A portion of our fee was paid at the commencement of our engagement, and the remainder is payable upon delivery of our opinion. No portion of our fee is contingent upon consummation of the Reverse Stock Split. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, we may, for our own account and the accounts of our customers, actively trade the securities of the Company and, accordingly, may hold a long or short position in such securities.

        This opinion is furnished solely for the use and benefit of the Special Committee in connection with their consideration of the Reverse Stock Split and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This opinion should not be construed as creating any fiduciary duty on our part to any party. This opinion is not to be used, circulated, quoted or otherwise referred to (either in its entirety or through excerpts or summaries) for any other purposes, unless it is to be filed with or referred to in any registration statement, proxy statement or any other document filed with the Securities and Exchange Commission in connection with the Reverse Stock Split and it is included in full (and we have had an opportunity, if we deem it appropriate, in our sole discretion, to update the opinion to the date of the document in which it is included) and you have received our prior approval with respect to all of the references to it included in any such registration statement, proxy statement or any other document filed with the Securities and Exchange Commission.

        This opinion does not constitute legal, regulatory, accounting, insurance, tax or other similar professional advice, and does not address: (i) the underlying business decision of the board of directors of the Company, the Special Committee, the Company, or its security holders to proceed with or effect the Reverse Stock Split; (ii) the fairness of any portion or aspect of the Reverse Stock Split not expressly addressed in this opinion; (iii) the fairness of any portion or aspect of the Reverse Stock Split to the creditors or other constituencies of the Company other than those set forth in the opinions; (iv) the relative merits of the Reverse Stock Split as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage; (v) the tax or legal consequences of the Reverse Stock Split to either the Company or its security holders; (vi) how any security holder should act or vote, as the case may be, with respect to the Reverse Stock Split; or (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Reverse Stock Split under any applicable laws relating to bankruptcy, insolvency or similar matters.

        Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid in lieu of fractional shares in the Reverse Stock Split is fair, from a financial point of view, to both the shareholders that will receive such Consideration and the shareholders that will not receive such Consideration.

Very truly yours,

SOUTHWEST SECURITIES, INC.

By:	/s/ RICHARD L. DAVIS Richard L. Davis Managing Director and Senior Vice President

Appendix 5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Forgent Networks, Inc.

        We have audited the accompanying consolidated balance sheets of Forgent Networks, Inc. as of July 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Forgent Networks, Inc. at July 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

                      /s/ Ernst & Young LLP

Austin, Texas
October 28, 2008

FORGENT NETWORKS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	JULY 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$12,062	$33,524
Short-term investments	2,627	1,538
Accounts receivable, net of allowance for doubtful accounts of $41 and $21 at July 31, 2008 and 2007, respectively	1,718	1,040
Inventory	74	—
Prepaid expenses and other current assets	191	211

Total current assets	16,672	36,313
Property and equipment, net	907	767
Intangible assets, net	4,729	—
Other assets	—	212

	$22,308	$37,292

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,778	$10,970
Accrued compensation and benefits	203	557
Lease impairment and advance	373	401
Other accrued liabilities	384	454
Deferred revenue	1,844	1,076

Total current liabilities	6,582	13,458
Long-term liabilities:
Deferred revenue	25	28
Lease impairment and advance	564	925
Other long-term obligations	217	261

Total long-term liabilities	806	1,214
Stockholders' equity:
Preferred stock, $.01 par value; 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 40,000 shares authorized; 32,892 and 27,388 shares issued, 31,102 and 25,598 shares outstanding at July 31, 2008 and 2007, respectively	329	274
Treasury stock at cost, 1,790 shares at July 31, 2008 and 2007, respectively	(4,815)	(4,815)
Additional paid-in capital	270,657	265,647
Accumulated deficit	(251,214)	(238,506)
Accumulated other comprehensive income	(37)	20

Total stockholders' equity	14,920	22,620

	$22,308	$37,292

The accompanying notes are an integral part of these consolidated financial statements.

FORGENT NETWORKS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	FOR THE YEAR ENDED JULY 31,
	2008	2007
REVENUES:
Software and services	$10,182	$4,245
Intellectual property licensing	—	36,162

Total revenues	10,182	40,407
COST OF SALES:
Software and services	2,238	962
Intellectual property licensing	—	18,270

Total cost of sales	2,238	19,232
GROSS MARGIN	7,944	21,175
OPERATING EXPENSES:
Selling, general and administrative	11,237	12,008
Research and development	2,153	611
Impairment of assets	7,391	—
Amortization of intangible assets	490	4

Total operating expenses	21,271	12,623
(LOSS) INCOME FROM OPERATIONS	(13,327)	8,552
OTHER INCOME (EXPENSES):
Interest income	715	981
Gain on sale of assets	—	2,899
Foreign currency translation	14	(24)
Interest expense and other	(89)	(66)

Total other income	640	3,790
(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES	(12,687)	12,342
Provision for income taxes	(21)	(94)

NET (LOSS) INCOME	$(12,708)	$12,248

BASIC AND DILUTED (LOSS) INCOME PER SHARE:
Basic	$(0.42)	$0.48
Diluted	$(0.42)	$0.47
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	30,026	25,515
Diluted	30,026	26,049

The accompanying notes are an integral part of these consolidated financial statements.

FORGENT NETWORKS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(Amounts in thousands)

	COMMON STOCK
	NUMBER OF SHARES OUTSTANDING	AMOUNT	TREASURY STOCK	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	OTHER COMPREHENSIVE INCOME (LOSS)	TOTAL STOCKHOLDERS' EQUITY
BALANCE AT JULY 31, 2006	25,373	$271	$(4,815)	$265,406	$(250,754)	$12	$10,120
Proceeds from stock issued under employee plans	225	3		89			92
Stock compensation for employees and consultants				148			148
Other				4			4
Net income					12,248
Comprehensive income						8	12,256

BALANCE AT JULY 31, 2007	25,598	274	(4,815)	265,647	(238,506)	20	22,620
Proceeds from stock issued under employee plans	38	4		19			23
Issuance of restricted stock to employees and consultants	371			86			86
Issuance of stock for acquisition	5,095	51		4,884			4,935
Stock compensation for employees and consultants				21			21
Net loss					(12,708)
Comprehensive loss						(57)	(12,765)

BALANCE AT JULY 31, 2008	31,102	$329	$(4,815)	$270,657	$(251,214)	$(37)	$14,920

The accompanying notes are an integral part of these consolidated financial statements.

FORGENT NETWORKS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	FOR THE YEAR ENDED JULY 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income from operations	$(12,708)	$12,248
Adjustments to reconcile net (loss) income from operations to net cash (used in) provided by operating activities:
Depreciation and amortization	1,147	515
Amortization of leasehold advance and lease impairment	(401)	(422)
Impairment of assets	7,391	—
Provision for doubtful accounts	21	18
Share-based compensation	107	152
Foreign currency translation (gain) loss	(22)	23
Changes in operating assets and liabilities:
Accounts receivable	(57)	(329)
Inventory	(74)	—
Prepaid expenses and other current assets	61	195
Accounts payable	(8,205)	7,169
Accrued expenses and other long term obligations	(650)	(84)
Deferred revenue	77	398

Net cash (used in) provided by operating activities	(13,313)	19,883
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(7,056)	(1,538)
Sales and maturities of short-term investments	6,460	—
Purchases of property and equipment	(311)	(490)
Change in other assets	164	(67)
Acquisition of iSarla, Inc., net of cash acquired	(7,377)	—

Net cash used in investing activities	(8,120)	(2,095)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of stock	23	88
Payments on notes payable and capital leases	(15)	(543)

Net cash provided by (used in) financing activities	8	(455)
Effect of translation exchange rates on cash	(37)	(15)

Net (decrease) increase in cash and cash equivalents	(21,462)	17,318
Cash and cash equivalents at beginning of period	33,524	16,206

Cash and cash equivalents at end of period	$12,062	$33,524

SUPPLEMENTAL CASH FLOW INFORMATION:
Issuance of stock for acquisition of iSarla, Inc.	$4,987	$—
Interest paid	62	60
Income taxes paid	107	75
Stock compensation for employees and consultants	21	148

The accompanying notes are an integral part of these consolidated financial statements.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except per share data or otherwise noted)

1. THE COMPANY

        Forgent Networks, Inc. ("Forgent" or the "Company"),a Delaware corporationd/b/a Asure Software and incorporated in 1985, is a provider of web-based workforce management solutions that enable organizations to manage their office environment as well as their human resource and payroll processes effectively and efficiently and a licensor of intellectual property.

        In September 2007, the Company announced its name change to "Asure Software" to reflect the Company's focus on its software and services segment for its future growth. In October 2007, Forgent purchased iSarla Inc., a Delaware corporation and application service provider that offers on-demand software solutions that help simplify the human resource process and improve employee productivity by managing and communicating human resources, employee benefits and payroll information. Under the trade name "iEmployee," these web-based solutions include Time & Attendance, Timesheets, Human Resource Benefits, Expenses and others. Forgent's software business also includes software products and services from its NetSimplicity product line, which provides simple and affordable solutions to common office administration problems. NetSimplicity's flagship product, Meeting Room Manager, automates the entire facility scheduling process: reserving rooms, requesting equipment, ordering food, sending invitations, reporting on the meeting environment and more. The Company also markets Visual Asset Manager, a web based management tool that enables companies to efficiently inventory, track and manage their fixed, mobile and IT assets across the entire organization.

        Forgent's intellectual property licensing business is derived from the Company's Patent Licensing Program, which generated licensing revenues related to the Company's U.S. Patent No. 4,698,672 (the "'672 patent") and its foreign counterparts, as well as its U.S. Patent No. 6,285,746 (the "'746 patent"). During fiscal year 2007, the Company settled with the remaining defendants in the litigations related to the '672 patent and the '746 patent and considered these litigations to be concluded. During fiscal year 2008, the Company did not actively pursue additional license agreements from the '672 patent, the '746 patent or any other patent. Management believes any additional revenues to be generated from the Company's remaining patent portfolio may be less than those generated historically. The focus of the Company's future and growth is on its software and services segment.

2. SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

        The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectibility is probable. The Company recognizes software license revenue in accordance with Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended by SOP 98-4, "Deferral of the Effective Date of a Provision of SOP 97-2," and SOP 98-9, "Modification of SOP 97-2 With Respect to Certain Transactions," Securities and Exchange Commission Staff Accounting Bulletin 104, "Revenue Recognition," and Emerging Issues Task Force Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." The Company recognizes software subscription revenue in accordance with EITF Issue No. 00-3, "Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity's Hardware" and EITF Issue No. 00-21.

        Revenue consists of software license, software subscription and service fees. Revenue from the software element is earned through the licensing or right to use the Company's software and from the

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

sale of specific software products. Service fee income is earned through the sale of maintenance and technical support, training and installation. Revenue from the sale of hardware devices is recognized upon shipment of the hardware. Forgent sells multiple elements within a single sale. For software license arrangements, the Company allocates the total fee to the various elements based on the relative fair values of the elements specific to the Company. For software subscription arrangements, the Company recognizes the total contract value ratably over the contract term.

        The Company determines the fair value of each element in the arrangement based on vendor-specific objective evidence ("VSOE") of fair value. VSOE of fair value for the software, maintenance, and training and installation services are based on the prices charged for the software, maintenance and services when sold separately. Revenue allocated to maintenance and technical support is recognized ratably over the maintenance term (typically one year). Revenue allocated to installation and training is recognized upon completion of these services. The Company's training and installation services are not essential to the functionality of its products as such services can be provided by a third party or the customers themselves.

        For instances in which VSOE cannot be determined for undelivered elements, and these undelivered elements do not provide significant customization or modification of its software product, Forgent recognizes the entire contract amount ratably over the period during which the services are expected to be performed.

        The Company does not recognize revenue for agreements with rights of return, refundable fees, cancellation rights or acceptance clauses until such rights of return, refund or cancellation have expired or acceptance has occurred. The Company's arrangements with resellers do not allow for any rights of return.

        Deferred revenue includes amounts received from customers in excess of revenue recognized, and is comprised of deferred maintenance, service and other revenue. Deferred revenues are recognized in the Consolidated Statements of Operations when the service is completed and over the terms of the arrangements, primarily ranging from one to three years.

        Intellectual property licensing revenue is derived from the Company's Patent Licensing Program, which has generated licensing revenues relating to the Company's technologies embodied in the '672 patent and the '746 patent. Intellectual property licensing does not include elements such as technical support, upgrade protection, bug fixes or other services and, accordingly, gross intellectual property licensing revenue is recognized at the time a license agreement has been executed and collection has been deemed probable. Related costs are recorded as cost of sales. The cost of sales on the intellectual property licensing business relates to contingent legal fees incurred on successfully achieving signed agreements, as well as legal fees incurred based upon legal counsel's time. For settlement arrangements that involved litigation, the Company considered such arrangements to have both an intellectual property licensing element and a litigation element. For these multiple element arrangements, the Company allocated a portion of the total settlement amount to the intellectual property licensing element based upon the estimated fair value of the intellectual property licensing element using its historical sold-separately experience. Using the residual method, the Company then allocated the remaining unallocated total settlement amount of the arrangement to litigation element which is

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

recorded as Other Income. Through July 31, 2008, no significant amounts have been allocated to the litigation element.

BASIS OF PRESENTATION

        Forgent'sconsolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles and include the accounts of the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

        Preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are subjective in nature and involve judgments that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at fiscal year end and the reported amounts of revenues and expenses during the fiscal year. The more significant estimates made by management include the valuation allowance for the gross deferred tax assets, contingency legal reserves, lease impairment, useful lives of fixed assets, the determination of the fair value of its long-lived assets, and the fair value of assets acquired and liabilities assumed during the recent acquisition. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the given circumstances. These estimates could be materially different under different conditions and assumptions. Additionally, the actual amounts could differ from the estimates made. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation.

CASH AND CASH EQUIVALENTS

        Cash and cash equivalents include cash and investments in highly liquid investments with an original maturity of three months or less when purchased. All other investments not considered to be cash equivalents, including highly liquid investments with maturities greater than three months, are separately classified as short-term investments.

SHORT-TERM INVESTMENTS

        Short-term investments are carried at market value. Short-term investments consist of funds invested in U.S. government agency securities and mature within one year of July 31, 2008 and 2007.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

The carrying amounts of the Company's short-term investments at July 31, 2008 and 2007 are as follows:

	2008		2007
	COST	MARKET VALUE	COST	MARKET VALUE
U.S. Government Agency Securities	$2,632	$2,627	$1,526	$1,538

	$2,632	$2,627	$1,526	$1,538

        The Company accounts for investment securities under Statement of Financial Accounting Standard ("SFAS") Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Statement No. 115 requires investment securities to be classified as held-to-maturity, trading or available-for-sale based on the characteristics of the securities and the activity in the investment portfolio. At July 31, 2008 and 2007, all investment securities were classified as available-for-sale. The Company specifically identifies its short-term investments and uses the cost of the investments as the basis for recording unrealized gains and losses as part of other comprehensive income on the Consolidated Balance Sheet and for recording realized gains and losses as part of other income and expenses on the Consolidated Statement of Operations. As of July 31, 2008 and 2007, the Company had $2 and $11 in unrealized losses or gains on available-for-sale securities, respectively. The Company did not realize any related losses or gains during the years ended July 31, 2008 and 2007, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

        The Company's financial instruments consist primarily of cash and cash equivalents, short-term investments, trade accounts receivable and accounts payable. The current carrying amounts of these financial instruments approximate their fair market values because of the short-term nature of these instruments.

CREDIT POLICY

        The Company reviews potential customers' credit ratings to evaluate customers' ability to pay an obligation within the payment term, which is usually net thirty days. When payment is reasonably assured and no known barriers exist to legally enforce the payment, the Company extends credit to customers, which usually does not exceed 10% of their net worth. An account is placed on "Credit Hold" if a placed order exceeds the credit limit and may be placed on "Credit Hold" sooner if circumstances warrant. The Company follows its credit policy consistently and constantly monitors all of its delinquent accounts for indications of uncollectibility.

CONCENTRATION OF CREDIT RISK

        The Company grants credit to customers in the ordinary course of business. Concentrations of credit risk related to the Company's trade accounts receivable are limited due to the large number of customers, including third-party resellers, and their dispersion across several industries and geographic areas. The Company performs ongoing credit evaluations of its customers and maintains reserves for

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

potential credit losses. The Company requires advanced payments or secured transactions when deemed necessary.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

        The Company maintains an allowance for doubtful accounts at an amount estimated to be sufficient to provide adequate protection against losses resulting from extending credit to the Company's customers. This allowance is based in the aggregate, on historical collection experience, age of receivables, and general economic conditions. The allowance for doubtful accounts also considers the need for specific customer reserves based on the customer's payment experience, credit-worthiness and age of receivable balances. Forgent's bad debts have not been material and have been within management expectations. The allowances for doubtful accounts as of July 31, 2008 and 2007 are as follows:

	BALANCE AT BEGINNING OF YEAR	PROVISION FOR DOUBTFUL ACCOUNTS RECEIVABLE	WRITE-OFF OF UNCOLLECTIBLE ACCOUNTS RECEIVABLE	BALANCE AT END OF YEAR
Year ended July 31, 2008	$21	21	(1)	$41
Year ended July 31, 2007	13	18	(10)	21

INVENTORY

        Inventory is recorded at cost and includes purchased LCD panels and barcode scanners that are sold as part of the Company's workforce management solutions to complement the NetSimplicity MRM and VAM software products. Due to the minimal level of inventory maintained and the quick turnover in inventory, reserves for excess and obsolescence is not considered necessary.

PROPERTY AND EQUIPMENT

        Property and equipment, including software, furniture and equipment, are recorded at cost less accumulated depreciation. Internal support equipment is video teleconferencing equipment used internally for purposes such as sales and marketing demonstrations, Company meetings, testing, troubleshooting customer problems and engineering, and is recorded at manufactured cost, if the Company manufactured the asset or is recorded at cost, if purchased. Depreciation is recorded using the straight-line method over the estimated economic useful lives of the assets, which range from two to five years. Property and equipment also includes leasehold improvements and capital leases, which are recorded at cost less accumulated amortization. Amortization of leasehold improvements and capital leases is recorded using the straight-line method over the shorter of the lease term or over the life of the respective assets, as applicable. Gains or losses related to retirements or disposition of fixed assets are recognized in the period incurred. Repair and maintenance costs are expensed as incurred. The Company periodically reviews the estimated economic useful lives of its property and equipment and makes adjustments, if necessary, according to the latest information available.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

IMPAIRMENT OF GOODWILL, INTANGIBLE ASSETS AND LONG-LIVED ASSETS

        Goodwill and other intangible assetswith indefinite livesare not required to be amortized under SFAS Statement No. 142, "Goodwill and Other Intangible Assets, " and accordingly, the Company reviews its goodwill for possible impairment on an annual basis, or whenever specific events warrant. Events that may create an impairment review include, but are not limited to: significant and sustained decline in the Company's stock price or market capitalization, significant underperformance of operating units and significant changes in market conditions and trends. Forgent uses a two-step process and a discounted cash flow model to evaluate its assets for impairment. If the carrying amount of the goodwill or asset exceeds its implied fair value, an impairment loss is recognized in an amount equal to the excess during that fiscal period. Intangible assets that are not deemed to have indefinite lives are amortized over their useful lives and are tested for impairment in accordance with SFAS Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

        In accordance with Statement No. 144, Forgent reviews and evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, including those noted above, the Company compares the assets' carrying amounts against the estimated undiscounted cash flows to be generated by those assets over their estimated useful lives. If the carrying amounts are greater than the undiscounted cash flows, the fair values of those assets are estimated by discounting the projected cash flows. Any excess of the carrying amounts over the fair values are recorded as impairments in that fiscal period.

ADVERTISING COSTS

        The Company expenses advertising costs as they are incurred. Advertising expenses were $35 and $16 for the years ended July 31, 2008 and 2007, respectively, and are recorded as part of sales and marketing expenses on the Consolidated Statements of Operations.

LEASE OBLIGATIONS

        Forgent recognizes its lease obligations with scheduled rent increases over the term of the lease on a straight-line basis. Accordingly, the total amount of base rentals over the term of the Company's leases is charged to expense on a straight-line method, with the amount of rental expense in excess of lease payments recorded as a deferred rent liability. As of July 31, 2008 and 2007, the Company had deferred rent liabilities of $70 and $58, respectively, all of which are classified as long-term liabilities. The Company also recognizes capital lease obligations and records the underlying assets and liabilities on its Consolidated Balance Sheets. As of July 31, 2008 and 2007, Forgent had $48 and $1 in capital lease obligations, respectively.

FOREIGN CURRENCY TRANSLATION

        The financial statements of the Company's foreign subsidiaries are measured using the local currency as the functional currency. Accordingly, the assets and liabilities of these foreign subsidiaries are translated at current exchange rates at each balance sheet date. Translation adjustments arising from the translation of net assets located outside of the United States into United States dollars are

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

recorded in accumulated other comprehensive income (loss) as a separate component of stockholders' equity. Income and expenses from the foreign subsidiaries are translated using monthly average exchange rates. Net gains and losses resulting from foreign exchange transactions are included in other income and expenses and were not significant in fiscal years 2008 and 2007.

INCOME TAXES

        The Company accounts for income taxesusing the liability methodunder SFAS Statement No. 109, "Accounting for Income Taxes," which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under the liability method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some component or all of the deferred tax assets will not be realized.

        In June 2006, theFinancial Accounting Standard Board ("FASB")issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with Statement No. 109, "Accounting for Income Taxes." This interpretation defines the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. Forgent adopted FIN48, effective August 1, 2007. The adoption did not have a material effect on the Company's consolidated financial statements.

SHARE BASED COMPENSATION

        In December 2004, the FASB issued Statement No. 123 (Revised 2004), "Share-Based Payment" ("No. 123R"). This revised standard addresses the accounting for stock-based payment transactions in which a company receives employee services in exchange for either equity instruments of the company or liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. Under this standard, companies may not account for stock-based compensation transactions using the intrinsic-value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." Instead, companies are required to account for such transactions using a fair-value method and recognize the related expense in the Consolidated Statement of Operations.

        The Company adopted Statement No. 123R, effective August 1, 2005, using the modified prospective application transition method. The modified prospective application method requires that companies recognize compensation expense on stock-based payment awards that are modified, repurchased or cancelled after the effective date. The fair value of each award granted from Forgent's stock option plans are estimated at the date of grant using the Black-Scholes option pricing model. No options were granted during the year ended July 31, 2007 and 2008.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

        As of July 31, 2008, $20 of unrecognized compensation costs related to non-vested option grants is expected to be recognized over the course of the following 1.5 years.

        On August 1, 2006, the Company's Board of Directors approved the repricing of all employee stock options with an exercise price greater than $0.385 (the average of the high and low for August 1, 2006). The new exercise price was $0.385. The Board of Directors determined that the repricing was the most cost effective way to motivate employees with options that had exercise prices greater than the current fair market value. The repricing resulted in a charge of $88 based on the incremental fair value of the new options versus the fair value of the old options for the year ended July 31, 2007.

        The Company issued 38 shares 224 shares of common stock related to exercises of stock options granted from its Stock Option and Stock Purchase Plans for the years ended July 31, 2008 and 2007, respectively. The Company issued 372 shares of restricted common stock from its Restricted Stock Plan for the year ended July 31, 2008 and did not issue any shares of restricted common stock from its Restricted Stock Plan for the year ended July 31, 2007.

COMPREHENSIVE (LOSS) INCOME

        In accordance with the disclosure requirements of SFAS Statement No. 130, "Reporting Comprehensive Income," the Company's comprehensive (loss) income is comprised of net (loss) income, foreign currency translation adjustments and unrealized gains and losses on short-term investments held as available-for-sale securities. Comprehensive loss for the year ended July 31, 2008 is $12,765. Comprehensive income for the year ended July 31, 2007 is $12,256.

RECENT ACCOUNTING PRONOUNCEMENTS

        In December 2007, the Financial Accounting Standard Board ("FASB") issued Statement No. 141(R), "Business Combinations." Statement No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired in the business combination. The statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Statement No. 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Company will adopt these provisions for any business combination after August 1, 2009. The adoption of Statement No. 141(R) may have an impact on Forgent's accounting for future business combinations once adopted.

        In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." Statement No. 159 provides companies with an option to report selected financial assets and liabilities at fair value. The standard's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. The standard requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company's choice to use fair value on its earnings. It also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. This statement does not eliminate disclosure requirements included in other accounting

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

standards, including requirements for disclosures about fair value measurements included in Statement No. 157, "Fair Value Measurements," and Statement No. 107, "Disclosures about Fair Value of Financial Instruments." Statement No. 159 is effective as of the beginning of fiscal years beginning after November 15, 2007. Forgent adopted Statement No. 159, effective August 1, 2008, and does not anticipate a material impact to its financial position and results of operations.

        In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements." Statement No. 157 defines fair value, establishes a framework for measuring fair value in U.S. generally accepted accounting principles and expands disclosures about fair value measurements. Statement No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Forgent adopted Statement No. 157, effective August 1, 2008, and does not anticipate a material impact to its financial position and results of operations.

NOTE 3—ACQUISITION

        On October 5, 2007, Forgent acquired all of the outstanding capital stock of iSarla Inc., a Delaware corporation and application service provider that offers on-demand software solutions that help simplify the human resource process and improve employee productivity by managing and communicating human resources, employee benefits and payroll information. iSarla Inc. conducted its business under the trade name "iEmployee" and provided hosted application services, including Time & Attendance, Timesheets, Human Resource Benefits, Expenses and other solutions. iEmployee was a profitable business with a high percentage of recurring revenues and delivers its software as a service under the "SaaS" model. The acquisition expanded Forgent's current target markets, significantly augmented the Company's product and service offerings to customers, and increased revenues from its operations considerably. Due to these factors, the Company purchased the iEmployee business at a premium (i.e. goodwill) over the fair value of the net assets acquired.

        In consideration for the acquisition, Forgent paid approximately $12,661, including $6,602 in cash, 5,095 shares of its Common Stock, valued at approximately $4,987 and transaction cost of approximately $1,072. The shares of Common Stock issued were valued based upon the price of $0.98 when the number of shares to be issued became fixed. Upon closing, $990 in cash and 764 shares totaling $748 of the purchase price were held in escrow for representations and warranties. The purchase agreement did not include provisions for any other contingent payments, options or commitments. As a result of the acquisition, iEmployee's results of operations since October 5, 2007 have been included in the Company's Consolidated Statement of Operations for the year ended July 31, 2008.

        The business combination was accounted for under SFAS Statement No. 141, "Business Combinations." The application of purchase accounting under Statement No. 141 requires the total purchase price to be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding fair value being recorded as goodwill. The

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

NOTE 3—ACQUISITION (Continued)

following table summarizes the estimated preliminary and adjusted fair values of the iEmployee assets acquired and liabilities assumed:

	Initial Allocation	Adjustments	Updated Allocation
Assets Acquired
Cash	$460		$460
Short-term investments	526		526
Accounts receivable, net	577	(125)	452
Prepaid assets	96	(6)	90
Fixed assets	416	(76)	340
Goodwill	6,993	(6,993)	0
Intangible assets	5,209	159	5,368
Other assets	22	(11)	11

Total assets acquired	14,299	(7,052)	7,247

Liabilities assumed
Accounts payable	(1,099)	(180)	(1,279)
Accrued compensation and benefits	(110)	(24)	(134)
Accrued other liabilities	(33)	(156)	(189)
Deferred revenue	(396)	21	(375)

Total liabilities assumed	(1,638)	(339)	(1,977)

Net assets acquired	$12,661	$7,391	$5,270

        The following summary presents the unaudited pro forma consolidated financial information for the years ended July 31, 2008 and 2007, as if the iEmployee acquisition had occurred as of August 1, 2006. The pro forma information does not purport to be indicative of the actual results which would have occurred had the acquisition been completed as of August 1, 2006, nor is it necessarily indicative of the results of operations which may occur in the future.

	For the Year Ended July 31, 2008		For the Year Ended July 31, 2007
	As Reported	Pro Forma	As Reported	Pro Forma
Revenues	$10,182	$11,195	$40,407	$45,797
Net (loss) income	(12,708)	(12,563)	12,248	13,002
Net (loss) income per common share:
Basic	$(0.42)	$(0.41)	$0.48	$0.42
Diluted	(0.42)	(0.41)	0.47	0.42
Weighted average shares outstanding:
Basic	30,026	30,947	25,515	30,610
Diluted	30,026	30,947	26,049	31,144

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

4. GOODWILL IMPAIRMENT

        In accordance with SFAS Statement No. 142, "Goodwill and Other Intangible Assets," Forgent reviews its goodwill for possible impairment on an annual basis, or whenever specific events warrant. Due to its continued depressed stock price and the current market conditions during the fourth fiscal quarter of 2008, Forgent determined that the decline in its market capitalization may not be temporary. Due to the decline in its market capitalization, the Company was required to perform an impairment analysis on its goodwill. To evaluate its goodwill for impairment, Forgent used a two-step process. Under the first step, Forgent determined that the estimated fair value of the Company, as represented by its market capitalization, was less than its net book value, thus requiring the completion of the second step of the impairment analysis. As part of the second step, Forgent allocated the estimated fair value of the Company, as represented by its market capitalization, to its assets and liabilities, excluding goodwill, based upon the individual estimated fair values. As a result of its allocation process, the Company determined that goodwill had an implied fair value of $0. An impairment loss is measured as the excess of the book value of the goodwill over the implied fair value of the goodwill. As a result of the impairment analysis, Forgent recorded a non-cash $7,391 goodwill impairment related to its acquisition of iEmployee to its Consolidated Statement of Operations for the year ended July 31, 2008. This impairment had no impact to the Company's tangible net book value or liquidity.

5. INTANGIBLE ASSETS

        Forgent accounts for its acquisitions in accordance with SFAS Statement No. 141, "Business Combinations." The Company records the amount exceeding the fair value of net assets acquired at the date of acquisition as goodwill. The Company records intangible assets apart from goodwill if the assets have contractual or other legal rights or if the assets can be separated and sold, transferred, licensed, rented or exchanged. Forgent's goodwill and intangible assets relate to its acquisition of iSarla Inc. and the iEmployee operations.

        In accordance with SFAS Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," Forgent review and evaluates its long-lived assets, including intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. Based on Forgent's impairment test, no impairment was identified for the Company's intangible assets for the year ended July 31, 2008. The Company's goodwill was fully impaired as of July 31, 2008 (see Note 4).

        As of July 31, 2008, the gross carrying amount and accumulated amortization of the Company's intangible assets are as follows:

Intangible Asset	Amortization Period (in Years)	Gross	Accumulated Amortization	Net
Developed Technology	5	$915	$(150)	$765
Customer Relationships	8	2,470	(253)	2,217
Ceridian Contract	8	1,545	(158)	1,387
Trade Names	5	288	(47)	241
Covenant not-to-compete	4	150	(31)	119

		$5,368	$(639)	$4,729

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

5. INTANGIBLE ASSETS (Continued)

        Forgent did not have any intangible assets as of July 31, 2007. Amortization expense is recorded using the straight-line method over the estimated economic useful lives of the intangible assets, as noted above. Amortization expense for the fiscal year ended July 31, 2008 was $639. The following table summarizes the estimated amortization expense relating to the Company's intangible assets for the next five fiscal years and thereafter:

Fiscal Years
2009	$780
2010	780
2011	780
2012	749
2013	545
Thereafter	1,094

$4,729

6. LITIGATION SETTLEMENTS

        Forgent was in legal proceedings with multiple companies in the United States District Court for the Eastern District of Texas, Tyler Division (the " '746 Litigation"), regarding the infringement of its '746 patent. In April and June 2007, Forgent entered into settlement and license agreements with ten of the defendants, who were dismissed from the '746 Litigation with prejudice. Under these agreements, Forgent granted the defendants a patent license and the defendants paid the Company a total of $28,000. Additionally, all parties agreed to release all claims against each other. The $28,000 was recorded as intellectual property licensing revenue on the Consolidated Statement of Operations for the year ended July 31, 2007.

        In May 2007, a jury found the four asserted claims of the '746 patent to be invalid. This finding was in favor of the two remaining defendants in the '746 Litigation. On August 9, 2007, the Court ordered Forgent to remit $90 to the defendants for reimbursement of certain litigation costs. This payment was made on August 23, 2007. As a result, Forgent considered the '746 Litigation to be concluded. The Company did not actively pursue additional '746 license agreements during fiscal year 2008 and does not anticipate any additional licensing revenues from its '746 patent.

        Forgent was also in legal proceedings with multiple companies in the United States District Court for the Northern District of California regarding the infringement of its '672 patent (the " '672 Litigation). In October 2006, Forgent signed a Patent License and Settlement Agreement with the remaining defendants in the '672 Litigation. Under this agreement, Forgent granted the defendants a patent license and the defendants paid Forgent $8,000. Additionally, all parties agreed to release all claims against each other. The $8,000 was recorded as intellectual property licensing revenue on the Consolidated Statement of Operations for the year ended July 31, 2007. As a result, Forgent considered the '672 Litigation to be concluded. The '672 patent expired in October 2006 in the United States. The Company did not actively pursue additional '672 license agreements during fiscal year 2008 and does not anticipate any additional licensing revenues from its '672 patent.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

7. SALE OF ASSETS

        In November 2006, Forgent sold certain patents and applications associated with videoconferencing and related fields and technology, together with related goodwill, rights and documentation, to Tandberg Telecom AS ("Tandberg") for $3,150. Upon closing, Forgent received $2,900 of the purchase price, all of which was recorded as a gain on sale of assets. The purchase price remaining balance of $250 is held in escrow for two years for indemnity claims.

8. INTELLECTUAL PROPERTY LEGAL CONTRACTS

        In April 2006, Forgent engaged Hagans Burdine Montgomery Rustay & Winchester ("Hagans") and Bracewell & Giuliani, L.L.P. ("Bracewell") to provide legal services related to the '746 Litigation. Hagans and Bracewell replaced Godwin Gruber, LLP ("Godwin") and Hagans served as the lead counsel on the '746 Litigation. In December 2006, Forgent signed an amendment to the Legal Services Fee Agreement with Hagans and Bracewell. This amendment increased the contingency fee payable to Hagans and Bracewell from 30% (15% to each law firm) of all license and litigation proceeds related to the '746 patent and other patents, net of expenses, to 37.5% (20% to Hagans and 17.5% to Bracewell). Additionally, effective September 1, 2006, all related expenses, including consultant fees, travel expenses, document production expenses, etc. were allocated as follows: 25% to Forgent, 50% to Hagans, and 25% to Bracewell, until such total expenses reached $2,500. Prior to the amendment, Forgent was liable for all related expenses. During the third fiscal quarter of 2007, the $2,500 threshold was exceeded and Forgent was liable for all subsequent expenses. In addition to Hagans and Bracewell, Forgent was also liable for contingency fees to The Roth Law Firm, P.C. for 10% of the '746 patent and other patents litigation proceeds, net of expenses, and to Jenkens & Gilchrist, P.C. ("Jenkens") for 10% of all gross license and litigation proceeds related to the '746 patent.

        After Forgent terminated Jenkens, the Company entered into a Resolution Agreement with Jenkens in December 2004. Under the Resolution Agreement, the Company believes Jenkens is entitled to $1,400 for all related fees and expenses related to the settlements from the '746 Litigation. Jenkens interprets the Resolution Agreement on broader terms and believes it is entitled to $3,400. In July 2007, Jenkens filed a complaint against the Company in the District Court of Dallas County, Texas, alleging a breach of contract, and is seeking a declaratory judgment. Forgent disputes Jenkens' claims and is seeking relief through the court system. Management currently cannot predict how long it may take to resolve the Jenkens lawsuit. However, once the Jenkens litigation is finalized, the related contingency fees and expenses may be adjusted in a future period and could have a material impact to the Company's consolidated financial statements.

        Legal expenses for contingency fees and legal counsel's time incurred are recorded as part of cost of sales from Forgent's intellectual property licensing business on the Consolidated Statements of Operations. Cost of sales for the intellectual property licensing business for the year ended July 31, 2007 was $18,270. Forgent did not incur any cost of sales from its intellectual property licensing segment during the year ended July 31, 2008. Other legal expenses incurred related to the Patent Licensing Program are recorded as part of operating expenses on the Consolidated Statements of Operations. Other related legal expenses for the year ended July 31, 2008 and 2007 were $266 and $3,192, respectively.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

9. LOAN IMPAIRMENT

        During fiscal year 2002, Forgent sold the operations and certain assets, including the VTEL name, of its videoconferencing equipment business ("Products business"), which designed, manufactured and sold multi-media visual communication products. The sale was made to VTEL Products Corporation ("VTEL"), a privately held company created by the former Vice-President of Manufacturing of the Products business and two other senior management members of the Products business. As a result of the sale, the Company received a 90-day subordinated promissory note, bearing interest at an annual rate of five percent, for $967, and a 5-year subordinated promissory note, bearing interest at an annual rate of five percent, for $5,000. VTEL did not remit payment on its first subordinated promissory note as stipulated in the sales agreement. As a result of this default and due to the uncertainty in collecting the two outstanding notes from VTEL, the Company fully reserved the outstanding balances of both notes from VTEL as of July 31, 2002. During the years ended July 31, 2008 and 2007, Forgent did not record any interest income related to the VTEL notes.

        On July 24, 2007, Forgent agreed to accept 267 shares of VTEL Common Stock in consideration necessary to retire in full the outstanding obligations and indebtedness from VTEL. Therefore, as of July 31, 2007, the $5,780 remaining balance for the two outstanding notes, and the related reserves, were written off. The new shares, which were received, effective September 19, 2007, are in addition to the 1,045 shares that Forgent originally received during the sale in fiscal year 2002. Forgent's total 1,312 shares of VTEL Common Stock represent 19.9% of VTEL's fully diluted equity. Due to the financial uncertainty of VTEL's future, the Company has valued the VTEL shares at $0.

10. PROPERTY AND EQUIPMENT

        Property and equipment and related depreciable useful lives are composed of the following:

	JULY 31,
	2008	2007
Software: 3 - 5 years	$3,243	$3,168
Furniture and equipment: 2-5 years	2,832	2,433
Internal support equipment: 2- 4 years	696	696
Capital leases: lease term or life of the asset	62	3
Leasehold improvements: lease term or life of the improvement	2,384	2,276

	9,217	8,576
Less accumulated depreciation	(8,310)	(7,809)

	$907	$767

        The amortization of the capital leases is recorded as depreciation expense on the Consolidated Statements of Operations. Depreciation and amortization expenses relating to property and equipment were approximately $508 and $505 for the years ended July 31, 2008 and 2007, respectively.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

11. STOCKHOLDERS' EQUITY

SHARE REPURCHASE PROGRAM

        During fiscal years 2008 and 2007, the Company did not repurchase any shares of its Common Stock.

STOCK AND STOCK OPTION PLANS

        Forgent has three stock option plans, the 1989 Stock Option Plan (the "1989 Plan"), the 1996 Stock Option Plan (the "1996 Plan") and the 1992 Director Stock Option Plan (the "1992 Plan"). The 1989 Plan and the 1996 Plan both provide for the issuance of non-qualified and incentive stock options to employees and consultants of the Company. Stock options are generally granted at the fair market value at the time of grant, and the options generally vest ratably over 48 months and are exercisable for a period of ten years beginning with date of grant. The 1989 Plan expired in June 1999 and the 1996 Plan expired in April 2006, whereby the Company can no longer grant options under these plans. However, options previously granted remain outstanding. The 1992 Plan provides for the issuance of stock options to non-employee directors at the fair market value at the time of grant. Such options vest ratably over 36 months and are exercisable for a period of ten years beginning with the date of the grant. Total compensation expense recognized in the Consolidated Statements of Operations for stock based awards was $107 and $26 for fiscal years ending July 31, 2008 and 2007.

        As of July 31, 2008, Forgent had reserved shares of common stock for future issuance under the 1989, 1992 and 1996 Plans as follows:

Options outstanding	1,156
Options available for future grant	16

Shares reserved	1,172

        The following table summarizes activity under all Plans for the years ended July 31, 2008 and 2007.

		2008		2007
	SHARES	WEIGHTED AVERAGE EXERCISE PRICE	SHARES	WEIGHTED AVERAGE EXERCISE PRICE
Outstanding at the beginning of the year	1,169	$0.81	1,373	$1.64
Granted	0	N/A	0	N/A
Exercised	0	N/A	(200)	0.38
Canceled	(13)	5.71	(4)	0.38

Outstanding at the end of the year	1,156	$0.76	1,169	$0.81

Options exercisable at the end of the year	1,156	$0.76	1,148	$0.82

Weighted average fair value of options granted during the year		$ N/A		$ N/A

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

11. STOCKHOLDERS' EQUITY (Continued)

OPTIONS OUTSTANDING AND EXERCISABLE BY PRICE RANGE

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
RANGE OF EXERCISE PRICES	NUMBER OUTSTANDING AT JULY 31, 2008	WEIGHTED- AVERAGE REMAINING CONTRACTUAL LIFE (YEARS)	WEIGHTED- AVERAGE EXERCISE PRICE	NUMBER EXERCISABLE AT JULY 31, 2008	WEIGHTED- AVERAGE EXERCISE PRICE
$0.38 - $0.38	944	4.21	$0.38	944	$0.38
1.11 - 2.65	127	4.75	1.63	127	1.63
2.67 - 2.67	10	5.51	2.67	10	2.67
3.61 - 3.61	50	1.38	3.61	50	3.61
3.82 - 3.82	25	3.51	3.82	25	3.82

$0.38 - $3.82	1,156	4.14	$0.76	1,156	$0.76

        Generally, options are exercisable immediately upon grant. However, stock issued upon exercise of a stock option is subject to repurchase by the Company at the exercise price until the option vesting period has elapsed. At July 31, 2008, options to purchase 1,143 shares were vested. At July 31, 2008, no unvested options had been exercised. The total number of vested or expected to vest shares at July 31, 2008 was 1,156 with a weighted average exercise price of $0.76, weighted average remaining contractual life of 4 years and aggregate intrinsic value of $0. The total intrinsic value of options exercised during the years ended July 31, 2008 and 2007 were $0 and $148, respectively.

EMPLOYEE STOCK PURCHASE PLAN

        On April 29, 1993, Forgent adopted an Employee Stock Purchase Plan ("Employee Plan"), which enables all employees to acquire Forgent stock under the plan. The Employee Plan authorizes the issuance of up to 1,350 shares of Forgent's Common Stock. The Employee Plan allows participants to purchase shares of the Company's Common Stock at a price equal to the lesser of (a) 85% of the fair market value of the Common Stock on the date of the grant of the option or (b) 85% of the fair market value of the Common Stock at the time of exercise. Common Stock issued under the Employee Plan totaled 38 shares and 27 shares, respectively, for the years ended July 31, 2008 and 2007.

RESTRICTED STOCK PLAN

        On December 17, 1998, the Company adopted a restricted stock plan (the "1998 Plan"). The 1998 Plan authorizes the issuance of up to one million shares of Forgent's Common Stock to be used to reward, incent and retain employees. During fiscal year 2008 and 2007, the Company issued 373 and 0 shares under the 1998 Plan $86 and $39 in related expense, respectively. The weighted-average grant date fair value of the shares issued in fiscal year 2008 was $0.58 and recognized.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

11. STOCKHOLDERS' EQUITY (Continued)

        A summary of the status of nonvested shares as of July 31, 2008 and 2007, and changes during the years ended July 31, 2008 and 2007, are presented below:

	2008		2007
NONVESTED SHARES	SHARES	WEIGHTED- AVERAGE GRANT DATE FAIR VALUE	SHARES	WEIGHTED- AVERAGE GRANT DATE FAIR VALUE
Nonvested at August 1	—	$—	60	$0.71
Granted	373	$0.58	—	$—
Vested	(166)	$0.57	(58)	$0.66
Forfeited	(2)	$0.54	(2)	$1.73

Nonvested at July 31	205	$0.58	—	$—

        The total fair value of shares vested during the years ended July 31, 2008 and 2007 were $95 and $39, respectively.

12. DEFINED CONTRIBUTION PLAN

        The Company sponsors a defined contribution 401(k) plan that is available to substantially all employees. The plan may be amended or terminated at any time by the Board of Directors. The Company, although not required to, has provided matching contributions to the plan of $73 and $21 for the years ended July 31, 2008 and 2007, respectively. These contributions were recorded as expenses in the Consolidated Statements of Operations.

13. REVENUE CONCENTRATION

        The revenue concentration resulting from Forgent's operations for the years ended July 31, 2008 and 2007 are as follows:

	2008	2007
Percentage of Total Revenue	18.5%	69.3%
Number of Customers	1	3

        During the year ended July 31, 2008, Forgent relied on one customer in its software segment, which accounted for 18.5% of its total revenues. As of July 31, 2008, Forgent did not have any outstanding receivable from this customer. Due to the limited number of licensees in the Company's Patent Licensing Program, Forgent relied on three customers in its intellectual property licensing segment, which accounted for 69.3% of its total revenues for the year ended July 31, 2007.

14. EARNINGS (LOSS) PER SHARE

        The following table sets forth the computation of basic and diluted earnings (loss) per common share for the years ended July 31, 2008 and 2007. Approximately 1,169 options and 224 options in fiscal

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

14. EARNINGS (LOSS) PER SHARE (Continued)

years 2008 and 2007, respectively, were not included in the computation of the dilutive stock options because the effect of such options would be antidilutive.

	2008	2007
Weighted average shares outstanding—basic	30,026	25,515
Effect of dilutive stock options	—	534

Weighted average shares outstanding—diluted	30,026	26,049

Basic (loss) earnings per share	$(0.42)	$0.48
Diluted (loss) earnings per share	$(0.42)	$0.47

15. FEDERAL INCOME TAXES

        The components of the provision (benefit) for income taxes attributable to continuing operations are as follows for the years ended July 31, 2008 and 2007:

	2008	2007
Current:
Federal	$(4)	$54
State	(7)	18
Foreign	32	22

Total current	21	94
Deferred:
Federal	—	—
State	—	—
Foreign	—	—

Total deferred	—	—

	$21	$94

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

15. FEDERAL INCOME TAXES (Continued)

purposes. Significant components of the Company's deferred taxes at July 31, 2008 and 2007 are as follows:

	2008	2007
DEFERRED TAX ASSETS:
Current deferred tax assets
Deferred revenue	$134	$87
Accrued expenses	43	—
Other	14	7

	191	94
Valuation allowance	(186)	(94)

Net current deferred tax assets	5	—

Noncurrent deferred tax assets
Net operating losses	54,459	53,565
Research and development credit carryforwards	4,124	5,157
Minimum tax credit carryforwards	384	388
Fixed assets	1,146	1,091
Legal reserve	725	—
Charitable contributions	—	1
Impaired assets	160	268
Stock compensation	64	44
Other	19	1

	61,081	60,515
Valuation allowance	(59,469)	(60,515)

Net noncurrent deferred tax assets	1,612	—

Noncurrent deferred tax liabilities
Acquired intangibles	(1,617)	—

Total noncurrent deferred tax liabilities	(1,617)	—

Net current deferred tax asset	5	—

Net noncurrent deferred tax asset	$(5)	$—

        At July 31, 2008, the Company had federal net operating loss carryforwards of approximately $160,083, research and development credit carryforwards of approximately $4,988 and alternative minimum tax credit carryforwards of approximately $384. The net operating loss and research and development credit carryforwards will expire in varying amounts from 2009 through 2027, if not utilized. Minimum tax credit carryforwards carry forward indefinitely.

        As a result of various acquisitions by the Company in prior years, utilization of the net operating losses and credit carryforwards may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses before utilization.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

15. FEDERAL INCOME TAXES (Continued)

        Due to the uncertainty surrounding the timing of realizing the benefits of its favorable tax attributes in future tax returns, the Company has placed a valuation allowance against its net deferred tax asset. Accordingly, no deferred tax benefits have been recorded for the tax year ended July 31, 2007 and 2008. During the year ended July 31, 2008, the valuation allowance increased by approximately $1,454 due primarily to operations and decreased by approximately $1,376 and $1,032 due to the acquisition of iSarla and the implementation of FIN 48, respectively. Approximately $7,425 of the valuation allowance relates to tax benefits for stock option deductions included in the net operating loss carryforward which, when realized, will be allocated directly to contributed capital to the extent the benefits exceed amounts attributable to book deferred compensation expense.

        Undistributed earnings of the Company's foreign subsidiaries are considered permanently reinvested and accordingly, no provision for U.S. federal or state income taxes has been provided thereon.

        The Company's provision (benefit) for income taxes attributable to operations differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income before income taxes for the years ended July 31, 2008 and 2007 primarily as a result of the following:

	2008	2007
Computed at statutory rate	$(4,307)	$4,197
State taxes, net of federal benefit	(19)	61
AMT	—	54
Impairment of goodwill	2,513	—
Permanent items	113	32
R&D and AMT credits generated	—	(50)
Foreign income taxes at different rates	(79)	—
Change in state rate	4	(196)
Tax carryforwards not benefited	1,796	(4,004)

	$21	$94

        Effective August 1, 2007, the Company adopted FIN 48. The Company did not record any additional tax liability as a result of the adoption of FIN 48 and no adjustment was required to the August 1, 2007 balance of retained earnings. The total amount of unrecognized tax benefits as of August 1, 2007 was approximately $1,038. The reconciliation of Forgent's unrecognized tax benefits at the beginning and end of the year is as follows:

Balance at August 1, 2007	$1,038
Additions based on tax positions related to the current year	—
Additions for tax positions of prior years	—
Reductions for tax positions of prior years	—
Settlements	—

Balance at July 31, 2008	$1,038

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

15. FEDERAL INCOME TAXES (Continued)

        As of the date of adoption, the Company had $1,038 of unrecognized tax benefits. Due to the existence of the valuation allowance, future changes in our unrecognized tax benefits will not materially impact the Company's effective tax rate.

        The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense. During the twelve months ended July 31, 2008, the Company did not recognize any interest and penalties in its income tax expense.

        Forgent files consolidated and separate tax returns in the U.S. federal jurisdiction and in several state and foreign jurisdictions. The Company is no longer subject to U.S. federal income tax examinations for years ending before July 31, 2005 and is no longer subject to state and local or foreign income tax examinations by tax authorities for years ending before July 31, 2004. Forgent is not currently under audit for federal, state or any foreign jurisdictions.

16. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS & OTHER OBLIGATIONS

        Forgent leases office space and equipment under non-cancelable operating leases that expire at various dates through 2013. Certain leases obligate Forgent to pay property taxes, maintenance and insurance and include escalation clauses. The total amount of base rentals over the term of the Company's leases is charged to expense on a straight-line basis, with the amount of the rental expense in excess of the lease payments recorded as a deferred rent liability. During the second fiscal quarter of 2007, Forgent fully repaid its outstanding loans from Silicon Valley Bank. As of July 31, 2008, Forgent did not have any debt outstanding or an open credit line from Silicon Valley Bank or any other lender. Forgent may periodically make other commitments and thus become subject to other contractual obligations.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

16. COMMITMENTS AND CONTINGENCIES (Continued)

        Forgent's future minimum lease payments under all operating and capital leases as of July 31, 2008 are as follows:

FISCAL YEAR ENDING:	OPERATING LEASE OBLIGATIONS	CAPITAL LEASE OBLIGATIONS
2009	$3,672	$35
2010	3,498	17
2011	3,494	—
2012	3,452	—
2013	2,079	—
Thereafter	—	—

TOTAL	$16,195	$52

Less amount representing interest		(4)

Net present value of future minimum payments		48
Less current portion of obligations		(31)

Long-term portion of obligations		$17

        As a result of the iEmployee acquisition in October 2007, the Company's lease obligations increased in fiscal year 2008. Total rent expense under all operating leases for the years ended July 31, 2008 and 2007 was $3,766 and $2,013, respectively. Approximately 97.3% of Forgent's total operating lease obligations relates to its corporate office facility at Wild Basin in Austin, Texas. Forgent subleases its unoccupied office space at Wild Basin to various sub-tenants. During the years ended July 31, 2008 and 2007, the Company received $2,044 and $1,760, respectively, in rental income from these sub-leasing arrangements. The rental income offset against rental expense in the Consolidated Statements of Operations. As of July 31, 2008, sub-tenant deposits totaled $201 and future minimum lease payments receivable under non-cancelable sublease arrangements are as follows:

FISCAL YEAR ENDING:	OPERATING LEASE PAYMENTS RECEIVABLE
2009	$1,764
2010	1,346
2011	1,203
2012	912
2013	388
Thereafter	—

$5,613

        As of July 31, 2008, the Company had a $399 liability remaining on its books related to a Tenant Improvement Allowance that was paid to the Company by the landlord for its Wild Basin property in Austin, Texas. The liability is amortized monthly as a reduction in rental expense over the life of the

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

16. COMMITMENTS AND CONTINGENCIES (Continued)

lease on a straight-line basis. Approximately $312 of this liability is reported as part of long-term liabilities on the Company's Consolidated Balance Sheet.

        As of July 31, 2008, Forgent had a $468 liability related to impairment charges for the economic value of the lost sublease rental income at its Wild Basin property in Austin, Texas. The liability is amortized monthly as a reduction in rental expense based on the difference between the actual subtenant rental income and the expected subtenant rental income. Approximately $182 of this liability is reported as part of long-term liabilities on the Company's Consolidated Balance Sheet. Additionally, Forgent recorded $70 as of July 31, 2008 as the lease escalation liability for its Austin, Texas property.

CONTINGENCIES

        Forgent is the defendant or plaintiff in various actions that arose in the normal course of business. With the exception of the proceedings described below, none of the pending legal proceedings to which the Company is a party are material to the Company.

Litigation with Jenkens & Gilchrist, P.C.

        On July 16, 2007, Jenkens & Gilchrist, P.C. ("Jenkens"), Forgent's former legal counsel, filed a complaint against Forgent and Compressions Labs, Inc., in the District Court of Dallas County, Texas. In its complaint, Jenkens alleges a breach of contract and is seeking a declaratory judgment. Forgent disputes Jenkens' claims and is seeking relief through the court system.

        After Forgent terminated Jenkens, the Company entered into a Resolution Agreement with Jenkens in December 2004. Under the Resolution Agreement, the Company believes Jenkens is entitled to $1,400 for contingency fees and expenses related to the settlements from the litigation regarding the Company's DVR patents. Jenkens interprets the Resolution Agreement on broader terms and believes it is entitled to $3,400, including attorneys' fees and interest.

        On March 3, 2008, Forgent and Jenkens appeared before the Court regarding a hearing on the motion for summary judgment filed by Jenkens. On May 20, 2008, the Court granted Jenkens' motion and ordered Forgent to pay Jenkens $2,800 for recoveries related to the '746 patent and other amounts including attorney's fees and interest. Forgent appealed this Court order and, on September 3, 2008, the Court granted Forgent's Motion to Reconsider Order. The trial date for this litigation is currently scheduled for April 27, 2009.

        Management currently cannot predict how long it ultimately will take to resolve the Jenkens lawsuit. Until the Jenkens litigation is finalized, the related contingency fees and expenses may be adjusted in a future period and could have a material impact to the Company's consolidated financial statements.

Litigation with Wild Basin

        On September 6, 2007, Forgent filed a petition against Wild Basin One & Two, Ltd. ("Wild Basin") in the District Court of Travis County, Texas. The petition claimed Wild Basin was in breach of contract relating to Forgent's lease agreement by unreasonably withholding and delaying its consent to

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

16. COMMITMENTS AND CONTINGENCIES (Continued)

Forgent's lease assignment to a third party. On October 19, 2007, Forgent amended its petition to include claims of fraud and breach of fiduciary duty against Wild Basin.

        On June 2, 2008, Wild Basin filed a counterclaim seeking a declaratory judgment that it had complied with its obligations under the lease and was seeking the recovery of attorney's fees. On June 5, 2008, Forgent amended its petition to request the Court make declaratory judgments on several issues in the case and to include as a breach of contract claim its claim for withholding amounts that should have been distributed by Wild Basin in the past pursuant to the lease. Forgent sought to recover all damages as a result of the delay in closing its pending assignment and amounts not distributed in the past, among other damages.

        The trial for this litigation commenced on September 22, 2008. Prior to the conclusion of the trial, Forgent and Wild Basin reached a settlement agreement, effective September 25, 2008. This settlement agreement requires, among other terms, that Wild Basin consents to Forgent's lease assignment. In return, Forgent will pay Wild Basin $75. Both parties agreed to mutually release claims against each other. As required by the settlement agreement, Forgent expects to finalize the lease assignment by December 31, 2008. However, there is no assurance that Forgent will finalize the lease assignment, or if finalized, that it will occur by the December 31, 2008 deadline.

17. SEGMENT INFORMATION

        Currently, the Company operates in two distinct segments: software and services and intellectual property licensing. Forgent's software and services business provides customers with scheduling software, asset management software, human resource and time and attendance software, complementary hardware devices to enhance its software products, software maintenance and support services, installation and training services, and other professional services. Under Forgent's intellectual property licensing segment, the Company settled with the remaining defendants in the '746 Litigation and the '672 Litigation during fiscal year 2007. Going forward, Forgent does not anticipate generating additional licensing revenues related to these patents.

        In order to evaluate the software and services segment and the intellectual property licensing segment as stand-alone businesses, the Company records all unallocated corporate operating expenses in the Corporate segment. The accounting policies of Forgent's reportable segments are the same as those described in Note 2.

        The Company evaluates the performance as well as the financial results of its segments. Included in the segment operating income (loss) is an allocation of certain corporate operating expenses. Due to the minimal activity in the intellectual property licensing segment during the year ended July 31, 2008, no corporate expenses were allocated to this segment in fiscal year 2008. The Company does not identify assets or capital expenditures by reportable segments, and the Company's Chief Executive Officer and Chief Financial Officer do not evaluate the segments based on these criteria.

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

17. SEGMENT INFORMATION (Continued)

        The table below presents segment information about revenue from unaffiliated customers, gross margins, and operating (loss) income for the years ended July 31, 2008 and 2007:

	Software & Services	Intellectual Property Licensing	Corporate	Total
For the Year Ended July 31, 2008
Revenues from unaffiliated customers	$10,182	$—	$—	$10,182
Gross margin	7,944	—	—	7,944
(Loss) Income from operations	(1,343)	(295)	(4,298)	(5,936)
For the Year Ended July 31, 2007
Revenues from unaffiliated customers	$4,245	$36,162	$—	$40,407
Gross margin	3,283	17,892	—	21,175
(Loss) Income from operations	(1,235)	12,917	(3,130)	8,552

        Segment revenues by major source for the years ended July 31, 2008 and 2007 are as follows:

	FOR THE YEAR ENDED JULY 31,
	2008	2007
Software & Services
Software license	$3,027	$2,355
Hosting services	4,133	132
Maintenance & support services	1,619	1,092
Hardware devices	526	353
Professional services & other	877	313

	10,182	4,245

Intellectual Property Licensing
'672 patent	$—	$8,162
'746 patent	—	28,000

	—	36,162

Total Revenues	$10,182	$40,407

FORGENT NETWORKS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data or otherwise noted)

17. SEGMENT INFORMATION (Continued)

        Revenue and long-lived assets related to operations in the United States and foreign countries for the years ended July 31, 2008 and 2007 are presented below.

	FOR THE YEAR ENDED JULY 31,
	2008	2007
Revenue from unaffiliated customers:
United States	$9,010	$35,378
Foreign	1,172	5,029

	$10,182	$40,407

Long-lived assets at the end of the year:
United States	$12,729	$959
Foreign	298	20

	$13,027	$979

18. SUBSEQUENT EVENTS (UNAUDITED)

        On September 6, 2007, Forgent filed a petition against Wild Basin One & Two, Ltd. ("Wild Basin") in the District Court of Travis County, Texas. The petition claimed Wild Basin was in breach of contract relating to Forgent's lease agreement by unreasonably withholding and delaying its consent to Forgent's lease assignment to a third party. This petition was subsequently amended to include claims of fraud and breach of fiduciary duty. Forgent sought to recover all damages as a result of the delay in closing its pending assignment and amounts not distributed in the past, among other damages.

        The trial for this litigation commenced on September 22, 2008. Prior to the conclusion of the trial, Forgent and Wild Basin reached a settlement agreement, effective September 25, 2008. This settlement agreement requires, among other terms, that Wild Basin consents to Forgent's lease assignment. In return, Forgent will pay Wild Basin $75. Both parties agreed to mutually release claims against each other. As required by the settlement agreement, Forgent expects to finalize the lease assignment by December 31, 2008 and anticipates significant savings in rent expense after the lease is assigned to the third party. However, there is no assurance that Forgent will finalize the lease assignment, or if finalized, that it will occur by the December 31, 2008 deadline.

FORGENT NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	JANUARY 31, 2009	JULY 31, 2008
	(UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents	$9,056	$12,062
Short-term investments	3,074	2,627
Accounts receivable, net of allowance for doubtful accounts of $56 and $41 at January 31, 2009 and July 31, 2008, respectively	1,528	1,718
Inventory	31	74
Prepaid expenses and other current assets	222	191

Total Current Assets	13,911	16,672
Property and equipment, net	775	907
Intangible assets, net	4,338	4,729

	$19,024	$22,308

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,779	$3,778
Accrued compensation and benefits	157	203
Lease impairment and advance	336	373
Other accrued liabilities	455	384
Deferred revenue	1,901	1,844

Total Current Liabilities	6,628	6,582
Long-Term Liabilities:
Deferred revenue	53	25
Lease impairment and advance	375	564
Other long-term obligations	170	217

Total Long-Term Liabilities	598	806
Stockholders' Equity:
Preferred stock, $.01 par value; 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 40,000 shares authorized; 32,901 and 32,892 shares issued; 31,111 and 31,102 shares outstanding at January 31, 2009 and July 31, 2008, respectively	329	329
Treasury stock at cost, 1,790 shares at January 31, 2009 and July 31, 2008	(4,815)	(4,815)
Additional paid-in capital	270,712	270,657
Accumulated deficit	(254,292)	(251,214)
Accumulated other comprehensive income	(136)	(37)

Total Stockholders' Equity	11,798	14,920

	$19,024	$22,308

The accompanying notes are an integral part of these condensed consolidated financial statements.

FORGENT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	FOR THE THREE MONTHS ENDED JANUARY 31,		FOR THE SIX MONTHS ENDED JANUARY 31,
	2009	2008	2009	2008
	(UNAUDITED)		(UNAUDITED)
Revenues	$2,421	$2,734	$5,213	$4,608
Cost of Sales	(469)	(629)	(1,033)	(958)

Gross Margin	1,952	2,105	4,180	3,650
OPERATING EXPENSES:
Selling, general and administrative	3,034	2,962	6,231	5,402
Research and development	525	640	1,086	931
Amortization of intangible assets	149	155	298	191

Total Operating Expenses	3,708	3,757	7,615	6,524
LOSS FROM OPERATIONS	(1,756)	(1,652)	(3,435)	(2,874)
OTHER INCOME AND (EXPENSES):
Interest income	35	195	89	533
Foreign currency translation	(22)	(4)	99	(11)
Gain on sale of assets	250	—	250	—
Interest expense and other	(23)	(16)	(33)	(29)

Total Other Income	240	175	405	493
LOSS FROM OPERATIONS, BEFORE INCOME TAXES	(1,516)	(1,477)	(3,030)	(2,381)
Provision for income taxes	(23)	(7)	(48)	(21)

NET LOSS	$(1,539)	$(1,484)	$(3,078)	$(2,402)

BASIC AND DILUTED LOSS PER SHARE:
Net loss per share—basic and diluted	$(0.05)	$(0.05)	$(0.10)	$(0.08)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	31,110	30,940	31,107	29,017
Diluted	31,110	30,940	31,107	29,017

The accompanying notes are an integral part of these condensed consolidated financial statements.

FORGENT NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	FOR THE SIX MONTHS ENDED JANUARY 31,
	2009	2008
	(UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from operations	$(3,078)	$(2,402)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	655	474
Amortization of leasehold advance and lease impairment	(190)	(192)
Provision for doubtful accounts	22	2
Share-based compensation	53	72
Foreign currency translation (gain) loss	(97)	3
Gain on sale of assets	(5)	—
Changes in operating assets and liabilities:
Accounts receivable	119	144
Inventory	43	—
Prepaid expenses and other current assets	(62)	9
Accounts payable	(33)	(8,142)
Accrued expenses and other long-term obligations	22	(284)
Deferred revenue	134	(277)

Net cash used in operating activities	(2,417)	(10,593)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net purchases of short-term investments	(431)	(1,784)
Net purchases of property and equipment	(152)	(123)
Change in other assets	—	164
Acquisition of iSarla, Inc., net of cash acquired	—	(7,267)

Net cash used in investing activities	(583)	(9,010)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of stock	2	11
Payments on capital leases	(15)	(1)

Net cash (used in) provided by financing activities	(13)	10
Effect of translation exchange rates	7	8

Net decrease in cash and cash equivalents	(3,006)	(19,585)
Cash and cash equivalents at beginning of period	12,062	33,524

Cash and cash equivalents at end of period	$9,056	$13,939

SUPPLEMENTAL CASH FLOW INFORMATION:
Issuance of stock for acquisition of iSarla, Inc.	$—	$4,987

The accompanying notes are an integral part of these condensed consolidated financial statements.

FORGENT NETWORKS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except per share data unless otherwise noted)

NOTE 1—GENERAL AND BASIS OF FINANCIAL STATEMENTS

        The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission and accordingly, do not include all information and footnotes required under U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, these interim financial statements contain all adjustments, consisting of normal, recurring adjustments, necessary for a fair presentation of the financial position of Forgent Networks, Inc. ("Forgent" or the "Company") as of January 31, 2009 and July 31, 2008, the results of operations for the three and six months ended January 31, 2009 and January 31, 2008, and the cash flows for the six months ended January 31, 2009 and January 31, 2008. These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto filed with the Securities and Exchange Commission in the Company's annual report on Form 10-K/A for the fiscal year ended July 31, 2008. The results for the interim periods are not necessarily indicative of results for a full fiscal year.

NOTE 2—ACQUISITION

        On October 5, 2007, Forgent acquired all of the outstanding capital stock of iSarla Inc., a Delaware corporation and application service provider that offers on-demand software solutions that help simplify the human resource process and improve employee productivity by managing and communicating human resources, employee benefits and payroll information. iSarla Inc. conducted its business under the trade name "iEmployee" and provided hosted application services, including Time & Attendance, Timesheets, Human Resource Benefits, Expenses and other solutions. iEmployee was a profitable business with a high percentage of recurring revenues and delivered its software as a service under the "SaaS" model. The acquisition expanded Forgent's current target markets, significantly augmented the Company's product and service offerings to customers, and increased revenues from its operations considerably. Due to these factors, the Company purchased the iEmployee business at a premium (i.e. goodwill) over the fair value of the net assets acquired.

        In consideration for the acquisition, Forgent paid approximately $12,661, including $6,602 in cash, 5,095 shares of its Common Stock, valued at approximately $4,987 and transaction cost of approximately $1,072. The shares of Common Stock issued were valued based upon the price of $0.98 when the number of shares to be issued became fixed. Upon closing, $990 in cash and 764 shares totaling $748 of the purchase price were held in escrow for 12 and 18 months for representations and warranties. The purchase agreement did not include provisions for any other contingent payments, options or commitments. As a result of the acquisition, iEmployee's results of operations since October 5, 2007 have been included in the Company's Consolidated Statement of Operations.

        The business combination was accounted for under Financial Accounting Standard Board ("FASB") Statement No. 141, "Business Combinations." The application of purchase accounting under Statement No. 141 requires the total purchase price to be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding fair

FORGENT NETWORKS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data unless otherwise noted)

NOTE 2—ACQUISITION (Continued)

value being recorded as goodwill. The following table summarizes the final adjusted fair values of the iEmployee assets acquired and liabilities assumed:

Final Allocation
Assets Acquired
Cash	$460
Short-term investments	526
Accounts receivable, net	452
Prepaid assets	90
Fixed assets	340
Goodwill	7,391
Intangible assets	5,368
Other assets	11

Total assets acquired	14,638

Liabilities assumed
Accounts payable	(1,279)
Accrued compensation and benefits	(134)
Accrued other liabilities	(189)
Deferred revenue	(375)

Total liabilities assumed	(1,977)

Net assets acquired	$12,661

        Due to its continued depressed stock price and the current market conditions during the fourth fiscal quarter of 2008, Forgent determined that the decline in its market capitalization may not be temporary. Due to the decline in its market capitalization, the Company was required to perform an impairment analysis on its goodwill. As a result of the impairment analysis, Forgent recorded a non-cash $7,391 goodwill impairment related to its acquisition of iEmployee to its Consolidated Statement of Operations during the fourth quarter of fiscal 2008. This impairment had no impact to the Company's tangible net book value or liquidity.

        The following summary presents unaudited pro forma consolidated financial information for the six months ended January 31, 2008, as if the iEmployee acquisition had occurred as of August 1, 2007. The pro forma consolidated financial information for the second fiscal quarter of 2008 is not presented since the iEmployee acquisition occurred prior to the start of this fiscal quarter and the combined financial results are reported on the Company's Condensed Consolidated Statement of Operations for the three months ended January 31, 2008. The pro forma information does not purport to be indicative

FORGENT NETWORKS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data unless otherwise noted)

NOTE 2—ACQUISITION (Continued)

of the actual results which would have occurred had the acquisition been completed as of August 1, 2007, nor is it necessarily indicative of the results of operations which may occur in the future.

	For the Six Months Ended January 31, 2008
	As Reported	Pro Forma
Revenues	$4,608	$5,622
Net loss	(2,402)	(2,255)
Net loss per common share:
Basic	$(0.08)	$(0.07)
Diluted	(0.08)	(0.07)
Weighted average shares outstanding:
Basic	29,017	30,817
Diluted	29,017	30,817

NOTE 3—INTANGIBLE ASSETS

        Forgent accounts for its acquisition in accordance with FASB Statement No. 141, "Business Combination." The Company records intangible assets apart from goodwill if the assets have contractual or other legal rights or if the assets can be separated and sold, transferred, licensed, rented or exchanged. Forgent's intangible assets relate to its acquisition of iSarla Inc. and the iEmployee operations.

        In accordance with FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," Forgent reviews and evaluates its long-lived assets, including intangible assets with finite lives, for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. The gross carrying amount and accumulated amortization of the Company's intangible assets as of January 31, 2009 and July 31, 2008 are as follows:

		January 31, 2009
Intangible Asset	Amortization Period (in Years)	Gross	Accumulated Amortization	Net
Developed Technology	5	$915	$(242)	$673
Customer Relationships	8	2,470	(408)	2,062
Ceridian Contract	8	1,545	(255)	1,290
Trade Names	5	288	(76)	212
Covenant not-to-compete	4	150	(49)	101

		$5,368	$(1,030)	$4,338

FORGENT NETWORKS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data unless otherwise noted)

NOTE 3—INTANGIBLE ASSETS (Continued)

		July 31, 2008
Intangible Asset	Amortization Period (in Years)	Gross	Accumulated Amortization	Net
Developed Technology	5	$915	$(150)	$765
Customer Relationships	8	2,470	(253)	2,217
Ceridian Contract	8	1,545	(158)	1,387
Trade Names	5	288	(47)	241
Covenant not-to-compete	4	150	(31)	119

		$5,368	$(639)	$4,729

        Amortization expense is recorded using the straight-line method over the estimated economic useful lives of the intangible assets, as noted above. Amortization expense for the three months ended January 31, 2009 and 2008 were $195 and $202, respectively. Amortization expense for the six months ended January 31, 2009 and 2008 were $390 and $250, respectively. The following table summarizes the estimated amortization expense relating to the Company's intangible assets for the next five fiscal years and thereafter as of January 31, 2009:

Fiscal Years
Remaining 2009	$390
2010	780
2011	780
2012	749
2013	545
Thereafter	1,094

$4,338

NOTE 4—FAIR VALUE MEASUREMENTS

        Effective August 1, 2008, Forgent adopted FASB Statement No. 157, "Fair Value Measurements." Statement No. 157 defines fair value, establishes a framework for measuring fair value in U.S. generally accepted accounting principles and expands disclosures about fair value measurements. The adoption of Statement No. 157 did not have a material impact to the Company's consolidated financial statements.

        Statement No. 157 establishes a three-tier fair value hierarchy, which is based on the reliability of the inputs used in measuring fair values. These tiers include:

  Level 1: Quoted prices in active markets for identical assets or liabilities;

  Level 2: Quoted prices in active markets for similar assets or liabilities; quoted prices in markets that are not active for identical or similar assets or liabilities; and model-driven valuations whose significant inputs are observable; and

  Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

FORGENT NETWORKS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data unless otherwise noted)

NOTE 4—FAIR VALUE MEASUREMENTS (Continued)

        The following table presents the fair value hierarchy for the Company's financial assets (cash equivalents and short-term investments) measured at fair value on a recurring basis as of January 31, 2009:

		Fair Value Measure at January 31 , 2009
Description	Total Carrying Value at January 31, 2009	Quoted Prices in Active Market (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Money Market Funds	$9,056	$9,056	$—	$—
Short-term investments available for sale	3,074	3,074	—	—

Total	$12,130	$12,130	$—	$—

        In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." Statement No. 159 provides companies with an option to report selected financial assets and liabilities at fair value. The standard's objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. The standard requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company's choice to use fair value on its earnings. It also requires companies to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. This statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in Statement No. 157, "Fair Value Measurements," and Statement No. 107, "Disclosures about Fair Value of Financial Instruments." Forgent adopted Statement No. 159, effective August 1, 2008, and elected not to measure any additional financial instruments at fair value. Therefore, the adoption of Statement No. 159 did not have a material impact to the Company's consolidated financial statements.

NOTE 5—COMPREHENSIVE INCOME (LOSS)

        In accordance with the disclosure requirements of FASB Statement No. 130, "Reporting Comprehensive Income," the Company's comprehensive income (loss) is comprised of net income (loss), foreign currency translation adjustments and unrealized gains and losses on short-term investments held as available-for-sale securities. The following table presents the Company's comprehensive loss and its components for the three and six months ended January 31, 2009 and 2008:

	For the Three Months Ended January 31,		For the Six Months Ended January 31,
	2009	2008	2009	2008
Net Loss	$(1,539)	$(1,484)	$(3,078)	$(2,402)
Foreign currency gain (loss)	47	(10)	(115)	12
Unrealized gain on short-term investments	12	10	16	13

Comprehensive Loss	$(1,480)	$(1,484)	$(3,177)	$(2,377)

FORGENT NETWORKS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data unless otherwise noted)

NOTE 6—RECENT ACCOUNTING PRONOUNCEMENTS

        In December 2007, the FASB issued Statement No. 141(R), "Business Combinations." Statement No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquiree and the goodwill acquired in the business combination. The statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. Statement No. 141(R) is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. As such, the Company will adopt these provisions for any business combination after August 1, 2009. The adoption of Statement No. 141(R) may have an impact on Forgent's accounting for future business combinations once adopted.

NOTE 7—SHARE BASED COMPENSATION

        Share based compensation for the Company's stock option, restricted stock and stock purchase plans for the three and six months ended January 31, 2009 was $17 and $53, respectively. Share based compensation for the Company's stock option, restricted stock and stock purchase plans for the three and six months ended January 31, 2008 was $67 and $72, respectively. The Company issued 2 and 9 shares of common stock related to its Stock Option, Restricted Stock, and Stock Purchase Plans for the three and six months ended January 31, 2009, respectively. The Company issued 252 and 256 shares of common stock related to its Stock Option, Restricted Stock, and Stock Purchase Plans for the three and six months ended January 31, 2008, respectively.

NOTE 8—PENDING CHANGE IN COMPANY'S PUBLIC STATUS

        On January 29, 2009, Forgent announced its plan to take the Company private and filed a preliminary proxy statement and Schedule 13E-3 with the Securities and Exchange Commission on January 30, 2009. This plan furthers the Company's goals of maximizing shareholder value and realizing substantial cost savings while accelerating the attainment of profitability and positive cash flow. Following review by the Securities and Exchange Commission and subject to approval by the Company's shareholders, Forgent's common stock will be voluntarily withdrawn from listing on the Nasdaq Capital Market. Subsequently, the Company anticipates that its stock may be traded via Pink Sheets® on the Over the Counter Market. However, trading opportunities in the Pink Sheets® will be dependent upon whether any broker-dealers commit to make a market for the Company's common stock, and the Company cannot guarantee or anticipate whether its common stock will be quoted in the Pink Sheets®.

NOTE 9—CONTINGENCIES

        Forgent is the defendant or plaintiff in various actions that arose in the normal course of business. With the exception of the proceedings described below, none of the pending legal proceedings to which the Company is a party are material to the Company.

Litigation with Jenkens & Gilchrist, P.C.

        On July 16, 2007, Jenkens & Gilchrist, P.C. ("Jenkens"), Forgent's former legal counsel, filed a complaint against Forgent and Compressions Labs, Inc., in the District Court of Dallas County, Texas.

FORGENT NETWORKS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data unless otherwise noted)

NOTE 9—CONTINGENCIES (Continued)

In its complaint, Jenkens alleges a breach of contract and is seeking a declaratory judgment. Forgent disputes Jenkens' claims and is seeking relief through the court system.

        After Forgent terminated Jenkens, the Company entered into a Resolution Agreement with Jenkens in December 2004. Under the Resolution Agreement, the Company believes Jenkens is entitled to no more than $1,400 pursuant to the Resolution Agreement as a result of the amounts received by Forgent in the past litigation. Jenkens interprets the Resolution Agreement on broader terms and believes it is entitled to $3,400, including attorneys' fees and interest.

        On March 3, 2008, Forgent and Jenkens appeared before the Court regarding a hearing on a motion for summary judgment filed by Jenkens. On May 20, 2008, the Court granted Jenkens' motion and ordered Forgent to pay Jenkens $2,800 for past recoveries and other amounts including attorney's fees and interest. Forgent asked the Court to reconsider its order and, on September 3, 2008, the Court granted Forgent's Motion to Reconsider Order.

        Although the trial date for this litigation was scheduled to commence on April 27, 2009, the judge assigned to the case will be retiring prior to the trial date. Forgent and Jenkens have jointly agreed to file a motion to request the Court to extend the trial setting to a date no sooner than July 6, 2009. Management currently cannot predict how long it ultimately will take to resolve the Jenkens lawsuit. Until the Jenkens litigation is finalized, the related amounts charged by Jenkens pursuant to the Resolution Agreement may be adjusted in a future period and could have a material impact to the Company's consolidated financial statements.

Litigation with Wild Basin

        On September 6, 2007, Forgent filed a petition against Wild Basin One & Two, Ltd. ("Wild Basin") in the District Court of Travis County, Texas. The petition claimed Wild Basin was in breach of contract relating to Forgent's lease agreement by unreasonably withholding and delaying its consent to Forgent's lease assignment to a third party. Forgent sought to recover all damages as a result of the delay in closing its pending assignment and amounts not distributed in the past, among other damages.

        The trial for this litigation commenced on September 22, 2008. Prior to the conclusion of the trial, Forgent and Wild Basin reached a settlement agreement, effective September 25, 2008. This settlement agreement requires, among other terms, that Wild Basin consent to Forgent's lease assignment. In return, Forgent paid Wild Basin $75 in November 2008. Both parties agreed to mutually release claims against each other.

        After Forgent and Wild Basin participated in mediation on November 11, 2008 to finalize the terms of the settlement agreement, Wild Basin consented to Forgent's lease assignment and the documents were submitted to Wild Basin's lender for final approval. Although the lender granted its final approval on February 11, 2009, the third party lessee is currently having difficulties obtaining the required financing due to the tightened capital markets, so there is no assurance that Forgent will finalize a lease agreement with the third party. Therefore, Forgent is now also offering a lease assignment to other interested parties.

FORGENT NETWORKS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Amounts in thousands, except per share data unless otherwise noted)

NOTE 10—SUBSEQUENT EVENT

        In February 2009, Forgent sold certain assets associated with its Visual Asset Manager ("VAM") software product to E-Innovative Services Group, LLC ("EISG"), the Company's key partner in providing a complete asset management solution to its customers. EISG has agreed to pay Forgent quarterly royalty payments equal to 20% of all net revenue generated by EISG's sales of the VAM products, or any products derived from any of the acquired assets, up to a total sum of $1,000. EISG has also agreed to assume all contractual obligations related to the Company's VAM maintenance and support agreements. Management does not expect the sale to have a material impact to its consolidated financial statements in the third fiscal quarter of 2009 or thereafter. By divesting its VAM software product and services, Forgent will now be able to focus its investment on NetSimplicity's scheduling software, Meeting Room Manager, which the Company believes has the greater potential for the Company's future growth and profitability. Forgent's iEmployee operations were not affected by this sale.